   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                     INTERNATIONAL TECHNOLOGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                         4955                    33-0001212
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD              (I.R.S. EMPLOYER
   OF INCORPORATION         INDUSTRIAL CLASSIFICATION        IDENTIFICATION NO.)
   OR ORGANIZATION)                 CODE NUMBER)
                                ----------------

      2790 MOSSIDE BOULEVARD                      ANTHONY J. DELUCA
 MONROEVILLE, PENNSYLVANIA 15146-2792    CHIEF EXECUTIVE OFFICER AND PRESIDENT
            (412) 372-7701                       2790 MOSSIDE BOULEVARD
(ADDRESS, INCLUDING ZIP CODE, AND       MONROEVILLE, PENNSYLVANIA 15146-2792
    TELEPHONE NUMBER, INCLUDING                     (412) 372-7701
AREA CODE, OF REGISTRANT'S PRINCIPAL    (NAME, ADDRESS, INCLUDING ZIP CODE,
         EXECUTIVE OFFICES)                   AND TELEPHONE NUMBER,
                                         INCLUDING AREA CODE, OF AGENT FOR
                                                 SERVICE OF PROCESS)
                               ----------------
                                  COPIES TO:

 PETER F. ZIEGLER, ESQ.       JOSEPH B. FRUMKIN, ESQ.    THOMAS C. DANIELS, ESQ.
 KAREN E. BERTERO, ESQ.        SULLIVAN & CROMWELL     JONES DAY REAVIS & POGUE
 GIBSON, DUNN & CRUTCHER LLP     125 BROAD STREET              NORTH POINT
 333 SOUTH GRAND AVENUE      NEW YORK, NEW YORK 10004      901 LAKESIDE AVENUE
 LOS ANGELES, CALIFORNIA        (212) 558-4000            CLEVELAND, OHIO 44114
          90071                                              (216) 586-3939
     (213) 229-7000

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation ("Merger Sub") and a wholly owned subsidiary of International Technology Corporation, a Delaware corporation ("ITC"), with and into OHM Corporation, an Ohio corporation ("OHM"), pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), among OHM, ITC and Merger Sub attached as Annex A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                           PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
  TITLE OF EACH CLASS OF     AMOUNT TO BE   OFFERING PRICE      AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)    FEE(3)
------------------------------------------------------------------------------------------
Common Stock, $0.01 par
 value..................      15,449,376       $9 7/32       $142,423,935.00   $42,015.06
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) The amount of common stock, $0.01 par value, of ITC (the "ITC Common Stock") to be registered hereunder has been determined on the basis of the exchange ratio for such shares in the Merger (i.e., 1.394 shares of ITC Common Stock for each outstanding share of common stock, $0.10 par value, of OHM (the "OHM Common Stock")), and the maximum number of shares of ITC Common Stock (i.e., 15,449,376) to be received in the Merger by holders of shares of OHM Common Stock (assuming for purposes of calculating the fee payable in respect of this Registration Statement only that all outstanding and currently exercisable options to purchase shares of OHM Common Stock will be exercised in full prior to the effective time of the Merger).
(2) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of ITC Common Stock to be received by shareholders of OHM in the Merger ($9 7/32 per share, i.e., the average of the high and low sales prices per share of the ITC Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions reporting system on February 5,
    1998).
(3) The registration fee for the ITC Common Stock registered hereby, $42,015.06, has been calculated pursuant to Section 6(b) of, and
    Rule 457(c) under, the Securities Act, as follows: the product of: (x) .000295, (y) $9 7/32, the average of the high and low sale prices per share of ITC Common Stock as reported on the NYSE Composite Transactions reporting system on February 5, 1998, and (z) 15,449,376, the maximum number of shares of ITC Common Stock to be received by OHM shareholders pursuant to the Merger.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  The Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), among OHM Corporation ("OHM"), International Technology Corporation ("ITC") and IT-Ohio, Inc. ("Merger Sub") provides for the acquisition of OHM through either (i) a two-step transaction consisting of a cash tender offer for 13,933,000 shares of OHM common stock (the "Offer") followed by a merger of Merger Sub into OHM (the "Two-Step Transaction") or
(ii) if the Offer is not consummated, a single-step merger transaction in which Merger Sub is merged into OHM (the "One-Step Transaction"). The text contained in this Registration Statement, which incorporates the Joint Proxy Statement/Prospectus of ITC and OHM, contains alternative language for the Two-Step Transaction or the One-Step Transaction.

        [LOGO OF INTERNATIONAL                     [LOGO OF OHM CORPORATION]
         TECHNOLOGY CORPORATION]

        2790 MOSSIDE BOULEVARD                    16406 U.S. ROUTE 224 EAST
 MONROEVILLE, PENNSYLVANIA 15146-2792                FINDLAY, OHIO 45840

                                           , 1998

To the Stockholders of International Technology Corporation:

  Stockholders of International Technology Corporation, a Delaware corporation ("ITC"), are cordially invited to attend a Special Meeting of Stockholders of ITC at [the DoubleTree Hotel, located at 1000 Penn Avenue, Pittsburgh,
Pennsylvania 15222 on     , 1998, at 9:00 a.m., Eastern time] (including any
adjournments or postponements thereof, the "ITC Special Meeting").

  At the ITC Special Meeting, stockholders will be asked, in order to fulfill the rules of the New York Stock Exchange, Inc., to consider and vote upon the issuance of common stock of ITC pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), providing for the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of ITC ("Merger Sub"), with and into OHM Corporation, an Ohio corporation ("OHM"), pursuant to which OHM will become a wholly owned subsidiary of ITC. Under the terms of the Merger Agreement, each outstanding share of common stock of OHM will be converted into [1.394 shares of common stock of ITC]/(1)/ OR [0.424 of a share of common stock of ITC and $8.50 in cash]/(2)/. The Merger Agreement and the Merger are discussed in more detail in the accompanying Joint Proxy Statement/Prospectus and the annexes thereto (the "Proxy Statement/Prospectus"). Please review the Proxy Statement/Prospectus carefully.

  [The Merger is the second and final step in the acquisition of OHM by ITC pursuant to the terms of the Merger Agreement. The first step provided for in the Merger Agreement was a tender offer (the "Offer") by Merger Sub for 13,933,000 shares of OHM common stock, which was consummated on February , 1998.] [The Merger Agreement provides for the acquisition of OHM by ITC through the merger of Merger Sub into OHM.] Further, pursuant to the Merger Agreement and the Amended and Restated Share Repurchase Agreement, dated as of
February   , 1998, among ITC, OHM, Waste Management, Inc., a Delaware corporation ("WMX"), Rust Remedial Services Holding Company, Inc., a Delaware corporation ("Rust Services"), and Rust International, Inc., a Delaware corporation, OHM [repurchased] [will repurchase] (the "Repurchase") from Rust Services 5,235,381 shares of OHM common stock for $11.50 in cash per share concurrently with the payment by Merger Sub for shares of OHM common stock pursuant to the Offer] [the effectiveness of the Merger]. In connection with [the consummation of the Offer, OHM made] [the effectiveness of the Merger, OHM will make] a pro rata distribution to its shareholders of all shares of common stock of NSC Corporation held by OHM. [As a result of the Offer and the
Repurchase, ITC indirectly owns through Merger Sub    shares of OHM common
stock, representing  % of the outstanding shares.]

  The affirmative vote of the holders of shares of capital stock representing a majority of the voting power of ITC entitled to vote thereon and present or represented by proxy at the ITC Special Meeting with respect to the issuance of ITC common stock pursuant to the Merger Agreement is a condition to the consummation of the Merger.

  ITC has retained the investment banking firm of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as ITC's financial advisor in connection with the transactions contemplated by the Merger Agreement. DLJ delivered its written opinion, dated January 14, 1998, to the Board of Directors of ITC (the "ITC Board") to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be paid by ITC pursuant to the Merger Agreement is fair to ITC from a financial point of view. A copy of the opinion of DLJ, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is included in the enclosed Proxy Statement/Prospectus as Annex B thereto, and you are urged to, and should, read such opinion in its entirety.

  THE ITC BOARD BELIEVES THAT THE ISSUANCE OF COMMON STOCK OF ITC PURSUANT TO THE MERGER AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, ITC AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF SUCH ISSUANCE.

  We urge you to complete, sign and date the enclosed proxy card and return it in the enclosed return envelope, whether or not you plan to attend the ITC Special Meeting. Your vote is important.

Sincerely,                                  Sincerely,

/s/ Anthony J. DeLuca                       /s/ James L. Kirk

Anthony J. DeLuca                           James L. Kirk
Chief Executive Officer and                 Chairman, President and
President                                   Chief Executive Officer

Monroeville, Pennsylvania                   Findlay, Ohio



--------
/(1)/ Assumes consummation of cash tender offer followed by Merger in Two-Step
      Transaction.

/(2)/ Assumes consummation of Merger in One-Step Transaction.

                 [LOGO OF INTERNATIONAL TECHNOLOGY CORPORATION]

                            2790 MOSSIDE BOULEVARD
                     MONROEVILLE, PENNSYLVANIA 15146-2792

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  A Special Meeting of Stockholders (including any adjournments or postponements thereof, the "ITC Special Meeting") of International Technology Corporation (the "Company") will be held at [the DoubleTree Hotel, located at
1000 Penn Avenue, Pittsburgh, Pennsylvania 15222 on      , 1998, at 9:00 a.m.,
Eastern time], for the following purposes:

  1. To consider and vote upon the issuance of common stock, $0.01 par value (the "Common Stock"), of the Company pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), relating to the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into OHM Corporation, an Ohio corporation ("OHM"), pursuant to which each outstanding share of common stock, $0.10 par value, of OHM
     would be converted into [1.394 shares of Common Stock OR      shares of
     Common Stock and $     in cash], all as more fully set forth in the
     accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Annex A thereto; and

  2. To transact such other business as may properly come before the ITC Special Meeting.

  The approval of the issuance of shares of Common Stock pursuant to the Merger Agreement will require approval by the affirmative vote of the holders of shares of capital stock representing a majority of the voting power of the Company entitled to vote thereon and present or represented by proxy at the ITC Special Meeting. Such approval is a condition to the consummation of the Merger. Holders of shares of Common Stock are entitled to one vote per share, and holders of shares of the Company's Cumulative Convertible Participating Preferred Stock (the "Convertible Preferred Stock") are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible on the date of such vote. Only holders of any such shares of Common Stock or Convertible Preferred Stock at
the close of business on     , 1998 (the "ITC Record Date") will be entitled
to notice of and to vote at the ITC Special Meeting. As of the ITC Record Date, directors and executive officers of the Company and their affiliates
were beneficial owners of approximately   % of the outstanding voting power of
the Company. All of such persons have advised the Company that they intend to vote all shares of capital stock beneficially owned by them, including 45,000
shares of Convertible Preferred Stock representing approximately   % of the
voting power, in favor of the issuance of shares of Common Stock pursuant to the Merger Agreement. The holders of the Convertible Preferred Stock have entered into an agreement with OHM and the Company pursuant to which they have agreed, among other things, to vote in favor of the issuance of shares of Common Stock pursuant to the Merger Agreement.

                                       By Order of the Board of Directors,

                                       /s/ James G. Kirk

                                       James G. Kirk
                                       Secretary
     , 1998
Monroeville, Pennsylvania

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ITC SPECIAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY. YOU MAY REVOKE OR CHANGE YOUR PROXY AT ANY TIME PRIOR TO THE VOTING. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PLEASE RESPOND AS SOON AS POSSIBLE.

      [LOGO OF INTERNATIONAL                      [LOGO OF OMH CORPORATION]
       TECHNOLOGY CORPORATION]

                                                  16406 U.S. ROUTE 224 EAST
        2790 MOSSIDE BOULEVARD                       FINDLAY, OHIO 45840
 MONROEVILLE, PENNSYLVANIA 15146-2792

                                        , 1998

To the Shareholders of OHM Corporation:

  Shareholders of OHM Corporation, an Ohio corporation ("OHM"), are cordially
invited to attend a Special Meeting of Shareholders of OHM at [     on     ,
1998, at 9:00 a.m., local time] (including any adjournments or postponements thereof, the "OHM Special Meeting").

  At the OHM Special Meeting, shareholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), providing for the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation ("Merger Sub") and a wholly owned subsidiary of International Technology Corporation, a Delaware corporation ("ITC"), with and into OHM, pursuant to which OHM will become a wholly owned subsidiary of ITC. Under the terms of the Merger Agreement, each outstanding share of common stock of OHM will be converted into [1.394 shares of common stock of ITC](/1/) OR [0.424 of a share of common stock of ITC and $8.50 in cash](/2/). The Merger Agreement and the Merger are discussed in more detail in the accompanying Joint Proxy Statement/Prospectus and the annexes thereto (the "Proxy Statement/Prospectus"). Please review the Proxy Statement/Prospectus carefully.

  [The Merger is the second and final step in the acquisition of OHM by ITC pursuant to the terms of the Merger Agreement. The first step provided for in the Merger Agreement was a tender offer (the "Offer") by Merger Sub for 13,933,000 shares of OHM common stock, which was consummated on February , 1998.] [The Merger Agreement provides for the acquisition of OHM by ITC through the merger of Merger Sub into OHM.] Further, pursuant to the Merger Agreement and the Amended and Restated Share Repurchase Agreement, dated as of
February   , 1998, among ITC, OHM, Waste Management, Inc., a Delaware corporation ("WMX"), Rust Remedial Services Holding Company, Inc., a Delaware corporation ("Rust Services"), and Rust International, Inc., a Delaware corporation and a 60% owned subsidiary of WMX, OHM [repurchased] [will repurchase] (the "Repurchase") from Rust Services 5,235,381 shares of OHM common stock for $11.50 in cash per share concurrently with [the payment by Merger Sub for shares of OHM common stock pursuant to the Offer] [the effectiveness of the Merger]. In connection with the [consummation of the Offer, OHM made] [effectiveness of the Merger, OHM will make] a pro rata distribution to its shareholders of shares of common stock of NSC Corporation held by OHM (the "NSC Distribution"). [As a result of the Offer and the
Repurchase, ITC indirectly owns through Merger Sub    shares of OHM common
stock, representing  % of the outstanding shares.]

  The affirmative vote of the holders of a majority of the outstanding shares of OHM common stock on the proposal to adopt the Merger Agreement is a condition to the consummation of the Merger.

  OHM has retained the investment banking firm of BT Alex. Brown Incorporated ("BT Alex. Brown") to act as OHM's financial advisor in connection with the Offer and the Merger. BT Alex. Brown delivered to the Board of Directors of OHM (the "OHM Board") a written opinion dated January 14, 1998 to the effect that, as of such date and based upon and subject to certain matters in such opinion, the aggregate consideration to be received by the holders of OHM common stock in the Offer, the Merger and the NSC Distribution was fair, from a financial point of view, to such holders. A copy of the opinion of BT Alex. Brown, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is included in the enclosed Proxy Statement/Prospectus as Annex C thereto, and you are urged to, and should, read such opinion carefully in its entirety.

  THE OHM BOARD HAS DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, OHM AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  The affirmative vote of a majority of the outstanding shares of OHM common stock is required to adopt the Merger Agreement, so failure to vote by an OHM shareholder will have the same effect as a vote against the adoption of the Merger Agreement. Accordingly, we urge you to complete, sign and date the enclosed proxy card and return it in the enclosed return envelope, whether or not you plan to attend the OHM Special Meeting. Your vote is important.

Sincerely,                                  Sincerely,

/s/ Anthony J. DeLuca                       /s/ James L. Kirk

Anthony J. DeLuca                           James L. Kirk
Chief Executive Officer and                 Chairman, President and
President                                   Chief Executive Officer

Monroeville, Pennsylvania                   Findlay, Ohio


--------
(1) Assumes consummation of cash tender offer followed by Merger in Two-Step Transaction.

(2) Assumes consummation of Merger in One-Step Transaction.

                                OHM CORPORATION
                           16406 U.S. ROUTE 224 EAST
                              FINDLAY, OHIO 45840

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD      , 1998

                               ----------------

To the Shareholders of
 OHM Corporation:

  A Special Meeting of Shareholders (including any adjournments or postponements thereof, the "OHM Special Meeting") of OHM Corporation, an Ohio
corporation (the "Company"), will be held at [     on     , 1998, at 9:00
a.m., local time] for the following purposes:

  1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), relating to the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation ("Merger Sub") and a wholly owned subsidiary of International Technology Corporation ("ITC"), with and into OHM, pursuant to which each outstanding share of common stock, $0.10 par value per share, of OHM will be converted into [1.394 shares of common stock, $0.01 par value,
     of ITC OR      shares of common stock, $0.01 par value, of ITC and $
     in cash], all as more fully set forth in the accompanying Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Annex A thereto; and

  2. To transact such other business as may properly come before the OHM Special Meeting.

  Only shareholders of record at the close of business on     , 1998 will be
entitled to vote at the OHM Special Meeting. [MERGER SUB BENEFICIALLY OWNS AND
HAS THE RIGHT TO VOTE AT THE OHM SPECIAL MEETING            SHARES OF OHM
COMMON STOCK, WHICH IS SUFFICIENT TO CAUSE THE MERGER AGREEMENT TO BE ADOPTED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. In addition,] certain shareholders that collectively hold approximately 55% of the outstanding shares of OHM common stock have agreed, among other things, to vote all shares held by them in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

  If the Merger is effected, holders of shares of OHM's common stock will have the right to dissent to the Merger and to obtain payment for their shares by complying with the provisions of Sections 1701.84 et seq. of the Ohio General Corporation Law, a copy of which is attached as Annex D to the accompanying Proxy Statement/Prospectus. In order to preserve their rights, shareholders who wish to exercise their statutory appraisal rights must submit a written demand for appraisal not later than ten days after the OHM Special Meeting and comply with the other procedural requirements of Sections 1701.84 et seq.

                                          By Order of the Board of Directors

                                          /s/ Steven E. Harbour

                                          Vice President, Legal and Secretary

Findlay, Ohio
     , 1998

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR WILL THERE BE ANY SALE OF THESE       +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1998
                      INTERNATIONAL TECHNOLOGY CORPORATION
                                      AND
                                OHM CORPORATION

                                  ----------
                             JOINT PROXY STATEMENT
                                  ----------
                      INTERNATIONAL TECHNOLOGY CORPORATION
                                  ----------
                                   PROSPECTUS
                                  ----------
  This Joint Proxy Statement/Prospectus, and the annexes hereto (together, the "Proxy Statement/Prospectus"), is being furnished to the holders of common stock, par value $0.01 per share (the "ITC Common Stock"), of International Technology Corporation, a Delaware corporation ("ITC"), in connection with the solicitation of proxies by the Board of Directors of ITC (the "ITC Board of Directors") for use at a Special Meeting of Stockholders of ITC to be held at [the DoubleTree Hotel, located at 1000 Penn Avenue, Pittsburgh, Pennsylvania
15222, on       , 1998, at 9:00 a.m., Eastern time] (including any and all adjournments or postponements thereof, the "ITC Special Meeting").

  This Proxy Statement/Prospectus also is being furnished to the holders of common stock, par value $0.10 per share (the "OHM Common Stock"), of OHM Corporation, an Ohio corporation ("OHM"), in connection with the solicitation of proxies by the Board of Directors of OHM (the "OHM Board of Directors") for
use at a Special Meeting of Shareholders of OHM to be held at [     , on
, 1998, at 9:00 a.m., local time] (including any and all adjournments or postponements thereof, the "OHM Special Meeting").

  This Proxy Statement/Prospectus relates, among other things, to the merger (the "Merger") of IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of ITC ("Merger Sub"), into OHM, pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Merger Agreement"), among OHM, ITC and Merger Sub, a copy of which is attached as Annex A to this Proxy Statement/Prospectus. Upon consummation of the Merger, OHM will be a wholly owned subsidiary of ITC (the "Surviving Corporation"). In the Merger, each outstanding share of OHM Common Stock (other than shares owned by OHM, including 5,235,381 shares acquired by OHM in the Repurchase (as defined herein), or by its subsidiaries, shares owned by ITC, Merger Sub or any of their subsidiaries or Dissenting Shares (as defined herein), collectively, the "Excluded Shares"), all of which will be canceled) will be converted into the right to receive [1.394 fully paid and nonassessable shares of ITC Common Stock](/1/) OR [0.424 of a fully paid and nonassessable share of ITC Common Stock and $8.50 in cash.](/2/) The foregoing will be referred to collectively as the "Merger Consideration." Cash will be paid in lieu of issuance of any fractional shares of ITC Common Stock.

  Consummation of the Merger is subject to various conditions, including (a) the approval of the issuance of shares of ITC Common Stock pursuant to the Merger by holders of shares of capital stock representing a majority of the voting power entitled to vote thereon present or represented by proxy at the ITC Special Meeting and (b) the adoption of the Merger Agreement by a majority of the outstanding shares of OHM Common Stock at the OHM Special Meeting. [The Merger is the second and final step in the acquisition of OHM by ITC pursuant to the terms of the Merger Agreement. The first step provided for in the Merger Agreement was a tender offer (the "Offer") by Merger Sub for 13,933,000 shares of OHM Common Stock and the concurrent repurchase (the "Repurchase") of 5,235,381 shares from Rust Remedial Services Holding Company, Inc., a Delaware corporation ("Rust Services"), pursuant to the Amended and Restated Share
Repurchase Agreement, dated as of February   , 1998 (the "Repurchase
Agreement"), among ITC, OHM, Waste Management, Inc., a Delaware corporation ("WMX"), Rust Services and Rust International, Inc., a Delaware corporation ("Rust"), which was consummated on February , 1998. If the Merger is not consummated, it is expected that OHM will continue to conduct its business and operations substantially as they have been conducted subsequent to the consummation of the Offer, with OHM being a majority owned subsidiary of ITC.] [In the Merger, OHM will become a subsidiary of ITC. Concurrent with the effectiveness of the Merger, OHM will repurchase (the "Repurchase") 5,235,381 shares of OHM Common Stock from Rust Remedial Services Holding Company, Inc., a Delaware corporation ("Rust Services"), pursuant to the Amended and Restated
Share Repurchase Agreement, dated as of February   , 1998 (the "Repurchase
Agreement"), among ITC, OHM. Waste Management, Inc., a Delaware corporation ("WMX"), Rust Services and Rust International, Inc., a Delaware corporation ("Rust"), for $11.50 per share in cash.] In connection with [the consummation of the Offer, OHM made] [the effectiveness of the Merger, OHM will make] a pro rata distribution to its shareholders of all shares of common stock of NSC Corporation ("NSC") held by OHM (the "NSC Distribution").

  If the Merger is consummated, shareholders of OHM will have certain rights under the Ohio General Corporation Law (the "OGCL") to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their shares of OHM Common Stock ("Dissenting Shares"). Shareholders who wish to perfect such rights must comply with the procedures set forth in Section 1701.85 of the OGCL. Unless the shareholder and OHM agree on the fair cash value per Dissenting Share, either may request the Ohio trial court to determine whether the shareholder is entitled to be paid the fair cash value of any Dissenting Shares. See "The Merger--Appraisal Rights."

  This Proxy Statement/Prospectus, along with the documents and portions of documents incorporated herein by reference, also constitutes the prospectus of ITC filed as part of the Registration Statement relating to the shares of ITC Common Stock to be issued to OHM shareholders in the Merger. ITC Common Stock is traded on the New York Stock Exchange (the "NYSE") and the Pacific Exchange
(the "PE") under the symbol "ITX." On     , 1998, the closing sales price for
ITC Common Stock as reported on the NYSE Composite Transactions reporting
system was $   per share.

  All information contained in this Proxy Statement/Prospectus with respect to ITC and Merger Sub has been provided by ITC. All information contained in this Proxy Statement/Prospectus with respect to OHM has been provided by OHM. This Proxy Statement/Prospectus and the accompanying forms of proxy are first being
mailed to securityholders of ITC and OHM on or about       , 1998. A
securityholder who has given a proxy may revoke it at any time prior to its exercise. See "The ITC Special Meeting--Record Date; Voting Rights; Proxies" and "The OHM Special Meeting--Record Date; Voting Rights; Proxies."
                                  ----------
  THE ACQUISITION OF SHARES OF ITC COMMON STOCK IN THE MERGER IS SUBJECT TO CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 17.
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION
      PASSED   UPON   THE   ACCURACY    OR   ADEQUACY   OF   THIS   PROXY
       STATEMENT/PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A
         CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is        , 1998.
-----
(1) Assumes consummation of cash tender offer followed by Merger in Two-Step Transaction.
(2) Assumes consummation of Merger in One-Step Transaction.

  ITC has filed a Registration Statement on Form S-4 (such Registration Statement and all exhibits relating thereto and any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the issuance of shares of ITC Common Stock pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement of which this Proxy Statement/Prospectus is a part. Reference is made to such Registration Statement for further information with respect to ITC and the shares of ITC Common Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER WILL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  ITC and OHM are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed with the Commission by ITC or OHM can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's web site (http://www.sec.gov). In addition, material filed by ITC can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York, 10005, and the PE, 301 Pine Street, San Francisco, California, 94104, on which the shares of ITC Common Stock are listed. Material filed by OHM can be inspected at the offices of the NYSE at the address set forth in the preceding sentence.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by ITC with the Commission (File No. 1-9037) are by this reference incorporated in and made a part of this Proxy Statement/Prospectus: (i) ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, as amended; (ii) ITC's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 27, 1997, September 26, 1997 and December 26, 1997; (iii) ITC's Current Reports on Form 8-K filed on June 19, 1997 and January 16, 1998; and (iv) the description of ITC Common Stock contained in ITC's Registration Statement on Form 8-A filed September 1, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.

  The following documents filed by OHM with the Commission (File No. 1-9654) are by this reference incorporated in and made a part of this Proxy Statement/Prospectus: (i) OHM's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) OHM's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and (iii) OHM's Current Reports on Form 8-K, dated June 17, 1997 and January 21, 1998.

  All reports and other documents filed by ITC or OHM pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the ITC Special Meeting and OHM Special Meeting will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  COPIES OF ALL DOCUMENTS THAT ARE INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS OR INTO THIS PROXY STATEMENT/PROSPECTUS) WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON A WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO ITC, INTERNATIONAL TECHNOLOGY CORPORATION, ATTENTION: HARRY J. SOOSE, 2790 MOSSIDE BOULEVARD, MONROEVILLE, PENNSYLVANIA 15146-2792, TELEPHONE NUMBER (412) 372-7701, OR, IN THE CASE OF DOCUMENTS RELATING TO OHM, OHM CORPORATION, ATTENTION: TREASURER, 16406 U.S. ROUTE 224 EAST, FINDLAY, OHIO 45840, TELEPHONE NUMBER (419) 423-3529. IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY       , 1998.

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Proxy Statement/Prospectus, including the documents incorporated herein by reference, that are not statements of historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to ITC and OHM, which statements and information are based on the beliefs of the managements of ITC or OHM, as applicable, as well as assumptions made by and information currently available to the managements of ITC or OHM, as applicable. When used in this Proxy Statement/Prospectus, the words "anticipate," "believe," "estimate," "expect," "project," "imply," "intend" and similar expressions, as they relate to ITC, OHM, Merger Sub or the managements of any of them, identify forward-looking statements. Such forward-looking statements reflect the current views of ITC or OHM, as applicable, with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations of ITC or OHM following the Merger, including as a result of competitive factors and pricing pressures, shifts in market demand and general economic conditions, assumed cost savings and other synergistic benefits of the Merger and other factors. See "Risk Factors." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, projected, implied or intended.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   2
FORWARD-LOOKING STATEMENTS..................................................   3
SUMMARY.....................................................................   6
  The Companies.............................................................   6
  Risk Factors..............................................................   6
  The ITC Special Meeting...................................................   6
  Recommendation of the Board of Directors of ITC...........................   7
  Opinion of ITC's Financial Advisor........................................   7
  The OHM Special Meeting...................................................   8
  Recommendation of the Board of Directors of OHM...........................   8
  Opinion of OHM's Financial Advisor........................................   9
  The Merger................................................................   9
  Interests of Certain Persons in the Merger................................  11
  Certain Federal Income Tax Consequences...................................  11
  Confidentiality Agreement.................................................  12
  Comparative Per Share Prices..............................................  12
  Comparison of Stockholder and Shareholder Rights..........................  12
  Selected Historical Financial Data........................................  12
  Selected Unaudited Pro Forma Consolidated Financial Data..................  15
GENERAL INFORMATION.........................................................  16
THE COMPANIES...............................................................  16
  ITC and Merger Sub........................................................  16
  OHM.......................................................................  16
RISK FACTORS................................................................  17
  Risk of Fixed Exchange Ratio..............................................  17
  Leverage..................................................................  17
  Risks of Achievement of Synergies and Integration of Operations...........  17
  Closure of Inactive Disposal Sites and Potential CERCLA Liabilities.......  18
  History of Losses.........................................................  19
  Recoverability of Investment in Quanterra.................................  19
  Potential Adverse Impact of Pending Litigation............................  20
  Control of Board of Directors.............................................  20
  Dependence on Environmental Regulations and Regulatory Uncertainties......  20
  Increased Competitive Environment and Certain Market Conditions...........  21
  Dependence on Government Market and Risks of Government Contracting.......  21

  Expanding Environmental Contractor Liabilities and Regulatory Risks;
   Potential Inadequacy of ITC's Insurance and Risk Management Programs....  22
  Thermal Treatment Market Uncertainties...................................  22
  Fluctuations in Operating Results and Stock Price........................  23
  Payment of Dividends.....................................................  23
THE ITC SPECIAL MEETING....................................................  24
  Time, Date and Place.....................................................  24
  Purposes of the ITC Special Meeting......................................  24
  Record Date; Voting Rights; Proxies......................................  24
  Solicitation of Proxies..................................................  24
  Quorum...................................................................  25
  Required Vote............................................................  25
  Reasons for the Merger; Recommendation of the Board of Directors of ITC..  25
  Opinion of ITC's Financial Advisor.......................................  26
THE OHM SPECIAL MEETING....................................................  31
  Time, Date and Place.....................................................  31
  Purposes of the OHM Special Meeting......................................  31
  Record Date; Voting Rights; Proxies......................................  31
  Solicitation of Proxies..................................................  31
  Quorum...................................................................  32
  Required Vote............................................................  32
  Appraisal Rights.........................................................  32
  Reasons for the Merger; Recommendation of the Board of Directors of OHM..  32
  Opinion of OHM's Financial Advisor.......................................  34
THE MERGER.................................................................  39
  General..................................................................  39
  Effective Time...........................................................  39
  Merger Consideration.....................................................  39
  Conversion of Shares; Procedures for Exchange of Certificates............  39
  Appraisal Rights.........................................................  40
  Background of the Merger.................................................  41
  Management of OHM after the Merger.......................................  43
  Plans for OHM............................................................  43
  Effect on Employee Benefits Plans........................................  43
  Financing Arrangements Related to the Merger.............................  43
  Certain Federal Income Tax Consequences..................................  45
  Accounting Treatment.....................................................  46
  Certain Legal Matters....................................................  46
  Federal Securities Law Consequences......................................  46
  Stock Exchange Listing...................................................  47
  Delisting and Deregistration of OHM Common Stock.........................  47

THE MERGER AGREEMENT........................................................  48
  General...................................................................  48
  The Offer.................................................................  48
  The Merger................................................................  48
  Terms of the Merger.......................................................  48
  Fractional Shares.........................................................  49
  Interests of Certain Persons in the Merger................................  50
  Surrender and Payment.....................................................  52
  H. Wayne Huizenga Options.................................................  52
  WMX Warrants..............................................................  52
  Conditions to Consummation of the Merger..................................  53
  Representations and Warranties............................................  54
  Conduct of Business.......................................................  55
  No Solicitation of Transactions...........................................  56
  Indemnification...........................................................  57
  Board Representation......................................................  57
  Employee Benefit Plans....................................................  58
  Termination; Fees and Expenses............................................  58
  Amendment; Waiver.........................................................  60
PRICE RANGE OF COMMON STOCK.................................................  61
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......................  62
DESCRIPTION OF ITC CAPITAL STOCK............................................  71
  Common Stock..............................................................  71
  Preferred Stock...........................................................  72
  Cumulative Voting.........................................................  73
  Transfer Agent and Registrar..............................................  73
COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS............................  74
  General...................................................................  74
  Size and Classification of the Board of Directors.........................  74
  Removal of Directors; Filling Vacancies on the Board of Directors.........  75
  Duties of Directors.......................................................  75
  Limitation on Directors' Liability........................................  76
  Indemnification of Officers and Directors.................................  76
  Cumulative Voting.........................................................  76
  Stockholder Action by Written Consent.....................................  77
  Special Meetings of Stockholders..........................................  77
  Required Vote for Authorization of Certain Actions........................  77
  Amendment of Corporate Charter, Bylaws and Regulations....................  78
  Appraisal and Dissenters' Rights..........................................  78

  Conflict-of-Interest Transactions.......................................  79
  Dividends and Other Distributions.......................................  79
  State Anti-Takeover Statutes............................................  79
  OHM.....................................................................  80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  82
  Certain Shareholders of OHM.............................................  85
CERTAIN TRANSACTIONS......................................................  85
MANAGEMENT OF THE SURVIVING CORPORATION AND EXECUTIVE COMPENSATION........  85
OTHER MATTERS.............................................................  85
LEGAL MATTERS.............................................................  85
EXPERTS...................................................................  86
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..........................  86
STOCKHOLDER OR SHAREHOLDER PROPOSALS......................................  86
Annex A--Merger Agreement................................................. A-1
Annex B--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation... B-1
Annex C--Opinion of BT Alex. Brown Incorporated........................... C-1
Annex D--Excerpt from Ohio General Corporation Law relating to Appraisal
        Rights............................................................ D-1

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus should be read carefully in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

THE COMPANIES

  ITC and Merger Sub. As used herein, the term "ITC" refers to International Technology Corporation and its consolidated subsidiaries, including Merger Sub
but excluding OHM (as defined herein), which became a   % owned subsidiary of
ITC on February   , 1998, unless the context otherwise requires. ITC provides a wide range of environmental management services and technologies, including the assessment, engineering and remediation of situations involving hazardous materials and pollution prevention and minimization. ITC was incorporated in Delaware in 1983; the earliest antecedent of ITC commenced operations in California in 1926. The principal executive offices of ITC are located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, and its telephone number at such offices is (412) 372-7701. Merger Sub was incorporated in Ohio on January 13, 1998 for the purpose of consummating the Offer and the Merger and has not conducted any unrelated activities since its organization. Merger Sub's principal executive offices are located at 11499 Chester Road, Cincinnati, Ohio 45246, and its telephone number at such offices is (513) 782-4700.

  OHM. As used herein, the term "OHM" refers to OHM Corporation and its consolidated subsidiaries, unless the context otherwise requires. OHM is one of the largest providers of technology-based, on-site hazardous waste remediation services in the United States. OHM has been in the environmental services business since 1969. OHM has successfully completed approximately 31,000 projects involving contaminated groundwater, soil and facilities. The principal executive offices of OHM are located at 16406 U.S. Route 224 East, Findlay, Ohio 45840, and its telephone number at such offices is (419) 423-3529.

RISK FACTORS

  See "Risk Factors" for a description of certain risks to be considered in deciding how to vote upon the matters to be presented at the ITC Special Meeting and the OHM Special Meeting.

THE ITC SPECIAL MEETING

 Time, Place and Date

  The ITC Special Meeting will be held at [the DoubleTree Hotel, located at
1000 Penn Avenue, Pittsburgh, Pennsylvania 15222 on     , 1998, at 9:00 a.m.,
Eastern time].

 Purposes of the ITC Special Meeting

  At the ITC Special Meeting, in order to fulfill the rules of the NYSE, holders of shares of capital stock of ITC entitled to vote thereon will consider and vote upon the issuance of ITC Common Stock pursuant to the Merger Agreement. Stockholders will also consider and vote upon any other matter that may properly come before the ITC Special Meeting. The approval of the stockholders of ITC of the issuance of ITC Common Stock pursuant to the Merger Agreement is a condition to the consummation of the Merger.

 Vote Required; Record Date

  The issuance of shares of ITC Common Stock pursuant to the Merger Agreement will require approval by the affirmative vote of the holders of shares of capital stock of ITC representing a majority of the voting power of ITC entitled to vote thereon and present or represented by proxy at the ITC Special Meeting. Holders of shares of ITC Common Stock are entitled to one vote per share, and holders of shares of ITC's Cumulative Convertible Participating Preferred Stock, par value $100 per share (the "Convertible Preferred Stock"), voting together with the ITC Common Stock as a single class, are entitled to a number of votes equal to the number of votes which could be cast by the holders of the number of shares of ITC Common Stock into which such shares are
convertible on the date of such vote, which equals      . Only holders of such
shares at the close of business on    , 1998 (the "ITC Record Date") are
entitled to notice of and to vote at the ITC Special Meeting. See "The ITC Special Meeting." As of the ITC Record Date, directors and executive officers of ITC and their affiliates were beneficial owners of approximately % of the outstanding voting power of ITC, including approximately 38% attributable to affiliates of the holders of shares of Convertible Preferred Stock. All of such persons, have advised ITC that they intend to vote all shares beneficially owned by them in favor of the issuance of shares of ITC Common Stock pursuant to the Merger Agreement.

  Additionally, pursuant to the Parent Voting Agreement, dated as of January 15, 1998 (the "Parent Voting Agreement"), among ITC, OHM and the holders of the Convertible Preferred Stock (the "Parent Stockholders") which are entitled to cast approximately 38% of the votes entitled to be cast at the ITC Special Meeting, the Parent Stockholders have agreed, among other things, to vote all shares of Convertible Preferred Stock held by them in favor of the issuance of shares of ITC Common Stock pursuant to the Merger Agreement and have delivered to OHM an irrevocable proxy to vote all shares of Convertible Preferred Stock and any other shares of capital stock of ITC acquired by them prior to the Effective Time in a manner consistent with the provisions of the Parent Voting Agreement.

 Quorum

  The presence in person or by properly executed proxy of a majority of all of the shares of capital stock of ITC entitled to vote thereat is necessary to constitute a quorum at the ITC Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ITC

  THE ITC BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ITC AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE ITC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ITC APPROVE THE ISSUANCE OF SHARES OF ITC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT. See "The ITC Special Meeting--Recommendation of the Board of Directors of ITC; Reasons for the Merger," "The Merger--Background of the Merger."

OPINION OF ITC'S FINANCIAL ADVISOR

  Donaldson, Lufkin & Jenrette Securities Corporation, financial advisor to ITC ("DLJ"), has delivered its written opinion, dated January 14, 1998, to the ITC Board of Directors to the effect that as of such date and based on, and subject to, the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by ITC pursuant to the Merger Agreement is fair to ITC from a financial point of view. DLJ's opinion does not constitute a recommendation as to how any stockholder of ITC should vote at the ITC Special Meeting. STOCKHOLDERS OF ITC ARE URGED TO, AND SHOULD, READ IN ITS ENTIRETY THE FULL TEXT OF THE WRITTEN OPINION OF DLJ ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF REVIEW BY DLJ. See "The ITC Special Meeting-- Opinion of ITC's Financial Advisor."

THE OHM SPECIAL MEETING

 Time, Place and Date

  The OHM Special Meeting will be held at [      , on       , 1998, at 9:00
a.m., local time].

 Purposes of the OHM Special Meeting

  At the OHM Special Meeting, holders of shares of OHM Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. As a result of the Merger, OHM will become a wholly owned subsidiary of ITC and shares of OHM Common Stock will be converted into the Merger Consideration. Shareholders will also consider and vote upon any other matter as may properly come before the OHM Special Meeting.

 Vote Required; Record Date

  The adoption of the Merger Agreement will require approval by the affirmative vote of the holders of a majority of the outstanding shares of OHM Common Stock entitled to vote thereon. Holders of shares of OHM Common Stock are entitled to one vote per share. Only holders of shares of OHM Common Stock at the close of
business on        , 1998 (the "OHM Record Date") will be entitled to notice of and to vote at the OHM Special Meeting. [As of the OHM Record Date, Merger Sub beneficially owns and has the right to vote at the OHM Special Meeting shares of OHM Common Stock, which is sufficient to cause the Merger Agreement to be adopted without the affirmative vote of any other shareholder. In addition,] As described below, holders of 55% of the shares of OHM Common Stock have agreed to vote in favor of adoption of the Merger Agreement. See "The OHM Special Meeting."

  Pursuant to the Repurchase Agreement, Rust Services and WMX have agreed, among other things, to vote all shares of OHM Common Stock held by them in favor of adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and have delivered to ITC an irrevocable proxy to vote all shares of OHM Common Stock held by them and any other shares of capital stock of OHM acquired by them prior to the Effective Time in a manner consistent with the provisions of the Repurchase Agreement.

  Pursuant to the Amended and Restated Company Voting Agreement, dated as of
February   ,1998 (the "Company Voting Agreement"), among OHM, ITC, James L.
Kirk (OHM's Chairman, President and Chief Executive Officer), Joseph R. Kirk (a director and Executive Vice President of OHM) and H. Wayne Huizenga (an individual not affiliated with OHM and referred to collectively with Messrs. James and Joseph Kirk as the "Company Shareholders"), the Company Shareholders
(who collectively hold approximately   % of the outstanding shares of OHM
Common Stock) have agreed, among other things, to vote all shares held by them in favor of adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and have delivered to ITC irrevocable proxies to vote all shares held by the Company Shareholders and any other shares of capital stock of OHM acquired by them prior to the Effective Time in a manner consistent with the provisions of the Company Voting Agreement.

 Quorum

  The presence in person or by properly executed proxy of holders of a majority of all of the outstanding shares of OHM Common Stock entitled to vote thereat is necessary to constitute a quorum at the OHM Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF OHM

  THE OHM BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, OHM AND ITS SHAREHOLDERS. ACCORDINGLY, THE OHM BOARD OF

DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ADOPT THE MERGER AGREEMENT. See "The OHM Special Meeting--Recommendation of the Board of Directors of OHM; Reasons for the Merger," "The Merger--Background of the Merger" and "The Merger Agreement--Interests of Certain Persons in the Merger."

OPINION OF OHM'S FINANCIAL ADVISOR

  BT Alex. Brown Incorporated ("BT Alex. Brown"), financial advisor to OHM, has delivered its written opinion to the OHM Board of Directors, dated January 14, 1998, to the effect that, as of such date and based upon and subject to certain matters in such opinion, the aggregate consideration to be received by the holders of shares of OHM Common Stock in the Offer, the Merger and the NSC Distribution was fair, from a financial point of view, to such holders. The full text of BT Alex. Brown's written opinion, which sets forth among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex C. Each OHM shareholder should read such opinion carefully in its entirety. The opinion of BT Alex. Brown is directed only to the matters set forth therein and does not constitute a recommendation to any OHM shareholder as to how such shareholder should vote at the OHM Special Meeting. See "The Merger--Opinion of OHM's Financial Advisor." SHAREHOLDERS OF OHM ARE URGED TO, AND SHOULD, READ IN ITS ENTIRETY THE FULL TEXT OF THE WRITTEN OPINION OF BT ALEX. BROWN ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

THE MERGER

 Effective Time of the Merger

  The Merger will become effective upon the date on which a Certificate of Merger (the "Merger Certificate") has been duly filed with the Secretary of State of the State of Ohio (the "Effective Time"). The Effective Time is currently expected to occur as soon as practicable following the closing of the Merger (the "Closing") which will take place on the first business day after the fulfillment or waiver of the conditions to closing set forth in the Merger Agreement or such other date agreed to by ITC and OHM. See "The Merger-- Effective Time" and "The Merger Agreement--Conditions to Consummation of the Merger."

 Merger Consideration

  At the Effective Time, each issued and outstanding share of OHM Common Stock (other than Excluded Shares), will be canceled and converted automatically into [1.394 fully paid and nonassessable shares of ITC Common Stock](/1/) OR [0.424 of a fully paid and nonassessable share of ITC Common Stock and $8.50 in cash].(/2/)

 Exchange of Stock Certificates

  As soon as reasonably practicable after the Effective Time, the Surviving Corporation will cause Boston EquiServe, L.P., or another agent designated by ITC, in its capacity as exchange agent for the Merger (the "Exchange Agent"), to mail a transmittal letter to each OHM shareholder of record at the Effective Time (other than holders of Excluded Shares). The transmittal letter will contain instructions with respect to the surrender of certificates formerly representing OHM Common Stock to be exchanged for the Merger Consideration, any unpaid dividends or other distributions and cash in lieu of fractional shares of ITC Common Stock. Holders of certificates which prior to the Effective Time represented OHM Common Stock will not be entitled to receive any payment of dividends or other distributions with respect to ITC Common Stock until such certificates have been surrendered for certificates representing ITC Common Stock. No interest will be paid or accrued on any amount payable upon surrender of certificates representing OHM Common Stock. See "The Merger--Conversion of Shares; Procedures for Exchange of Certificates."
--------
(1) Assumes consummation of cash tender offer followed by Merger in Two-Step Transaction.

(2) Assumes consummation of Merger in One-Step Transaction.

  SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR OHM COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

 Appraisal Rights

  Under the OGCL, holders of shares of OHM Common Stock are entitled to appraisal rights with respect to the Merger. In the event the Merger is effected, any Dissenting Shares will not be converted into the right to receive the Merger Consideration unless the holder of such shares fails to perfect or otherwise loses such holder's right to such appraisal. If such holder fails to perfect or loses such right to appraisal, each Dissenting Share of such holder will be treated as a share of OHM Common Stock that has been converted, as of the Effective Time, into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Under the General Corporation Law of the State of Delaware (the "DGCL"), the holders of shares of ITC Common Stock are not entitled to appraisal rights with respect to the Merger. See "The Merger--Appraisal Rights" and "Comparison of Stockholder and Shareholder Rights--Appraisal and Dissenters' Rights."

 Governmental Approvals Required

  The Offer was subject to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). On January 15, ITC and OHM each filed a pre-merger notification form with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") under the HSR Act with respect to the Offer. Early termination of the waiting period with respect to such filings was granted on January 26, 1998. In addition, the acquisition by Rust Services of shares of ITC Common Stock in the Merger is subject to the pre-merger notification requirements of the HSR Act. On January 23, Rust Services and ITC each filed pre-merger notification forms with the FTC and the Antitrust Division under the HSR Act with respect to such transaction. Early termination of the waiting period with respect to such filings was granted on January 30, 1998. See "The Merger--Certain Legal Matters."

 Accounting Treatment

  The acquisition of OHM by ITC, which includes the Merger, will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles ("GAAP").

 Stock Exchange Listing

  Pursuant to applications filed by ITC, the shares of ITC Common Stock to be issued in the Merger have been authorized for listing on the NYSE and the PE, subject to official notice of issuance.

 Conditions to the Merger; Termination

  The obligations of ITC and OHM to consummate the Merger are subject to various conditions, including, without limitation: (a) the absence of any injunction, whether temporary, preliminary or permanent, or other order by any federal or state court which prevents the consummation of the Offer or the Merger; (b) the effectiveness of the Registration Statement under the Securities Act; (c) the approval by the stockholders of ITC of the issuance of shares of ITC Common Stock pursuant to the Merger Agreement; (d) the adoption of the Merger Agreement by the shareholders of OHM; (e) the approval for listing on the NYSE, subject to official notice of issuance, of the ITC Common Stock to be issued in connection with the Merger and, if the Offer has not been consummated; (f) the expiration or termination of the applicable waiting periods under the HSR Act; (g) the representations and warranties contained in the Merger Agreement shall be true and correct, and (h) ITC, Merger Sub and OHM shall have performed in all material respects the obligations to be performed by them under the Merger Agreement prior to the Effective Time. See "The Merger Agreement--Conditions to Consummation of the Merger."

  The Merger Agreement may be terminated and the Merger may be abandoned under certain circumstances specified in the Merger Agreement, including, without limitation: (a) by the mutual consent of ITC and OHM, at any time prior to the expiration or termination of the Offer, before or after approval by the holders of OHM Common Stock; (b) by either ITC or OHM, if Merger Sub terminates the Offer without purchasing any shares of OHM Common Stock or if no shares of OHM Common Stock have been purchased by Merger Sub pursuant to the Offer prior to June 15, 1998 (provided the terminating party is not in violation of the terms of the Offer or the Merger Agreement); (c) by ITC, at any time prior to the acceptance for payment for the shares of OHM Common Stock pursuant to the Offer, if (i) OHM shall have failed to comply with the terms of the Merger Agreement in any material respect, (ii) OHM Board of Directors shall have withdrawn or modified in any manner adverse to ITC or Merger Sub its approval or recommendation of the Offer, the Merger Agreement or the Merger or, upon request of ITC, shall fail to reaffirm such approval or recommendation or (iii) ITC or Merger Sub shall have terminated the Offer in accordance with Annex A to the Merger Agreement; or (d) by OHM, at any time prior to the acceptance for payment for shares of OHM Common Stock pursuant to the Offer, if (i) ITC or Merger Sub shall have failed to comply in any material respect with any of their covenants or agreements contained in the Merger Agreement or shall have failed to commence the Offer within the time required in the Merger Agreement or (ii) OHM Board of Directors receives a Superior Proposal (as defined herein). See "The Merger Agreement--Termination; Fees and Expenses."

 Termination Fee; Expenses

  Pursuant to the Merger Agreement, if (a) under certain circumstances, OHM enters into an agreement with respect to an Acquisition Proposal (as defined herein) or any entity other than ITC becomes the beneficial owner of a majority of the outstanding shares of OHM Common Stock and OHM consummates an alternate transaction within one year of such termination, (b) ITC terminates the Merger Agreement due to the withdrawal or modification in a manner adverse to ITC or Merger Sub of the approval or recommendation by the OHM Board of Directors of the Offer, the Merger Agreement or the Merger or the failure by the OHM Board of Directors to reaffirm such approval or recommendation upon request by ITC or
(c) OHM terminates the Merger Agreement as a result of a Superior Proposal, OHM will pay ITC a fee of $15.0 million (the "Termination Fee").

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the OHM Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, shareholders of OHM should be aware that certain members of OHM management and the OHM Board of Directors have interests in the Merger that are in addition to the interests of the shareholders of OHM generally. These interests arise from, among other things, certain severance arrangements, employee benefit and bonus plans, indemnification arrangements and other matters which ITC will assume or has agreed to provide after the Merger. See "The Merger Agreement--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The receipt of the Merger Consideration [(whether consisting solely of shares of ITC Common Stock or of both shares of ITC Common Stock and cash)] will be a taxable event for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. A shareholder who receives ITC Common Stock pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the ITC Common Stock at the Effective Time (plus the amount of any cash received) and such shareholder's adjusted tax basis in the shares of OHM Common Stock exchanged in the Merger. See "The Merger--Certain Federal Income Tax Consequences."

  THE TAX CONSEQUENCES DISCUSSED ABOVE MAY NOT APPLY TO CERTAIN CATEGORIES OF HOLDERS OF SHARES OF OHM COMMON STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN HOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED AS COMPENSATION. HOLDERS OF OHM COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER UNDER FEDERAL, STATE, LOCAL OR OTHER TAX LAWS (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS).

COMPARATIVE PER SHARE PRICES

  On January 14, 1998, the last day of trading prior to the public announcement of the Merger Agreement, the closing prices of ITC Common Stock and OHM Common Stock as reported on the NYSE Composite Transactions reporting system were $7
15/16 per share and $9 1/8 per share, respectively. On      , 1998, the date
immediately prior to the printing of this Proxy Statement/Prospectus, the closing prices of ITC Common Stock and OHM Common Stock as reported on the NYSE
Composite Transactions reporting system were $   per share and $   per share,
respectively. Based on the closing prices of ITC Common Stock on January 14,
1998 and       , 1998, the value of shares of ITC Common Stock to be received in the Merger would have been $11.06 and $ , respectively. See "Price Range of Common Stock and Dividend Information." The Merger Agreement does not contain any provision for adjustment to the Merger Consideration based on fluctuations in the market prices of ITC Common Stock or OHM Common Stock. See "Risk Factors--Risk of Fixed Exchange Ratio."

COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

  The rights of shareholders of OHM currently are governed by Ohio law, the Amended and Restated Articles of Incorporation of OHM (the "OHM Charter"), and the Regulations of OHM (the "OHM Regulations"). Upon consummation of the Merger, shareholders of OHM will become stockholders of ITC, which is a Delaware corporation, and their rights as stockholders of ITC will be governed by Delaware law, the Restated Certificate of Incorporation of ITC, as amended (the "ITC Charter"), and the Bylaws of ITC, as amended (the "ITC Bylaws"). For a discussion of various differences between the rights of shareholders of OHM and the rights of stockholders of ITC, see "Comparison of Stockholder and Shareholder Rights."

SELECTED HISTORICAL FINANCIAL DATA

  The following tables present selected historical financial data of ITC and OHM. Historical financial data of ITC and OHM for each of the annual periods presented has been extracted from the audited historical financial statements of ITC and OHM, respectively, previously filed with the Commission. Historical financial data of ITC and OHM for the interim periods presented has been extracted from unaudited historical financial statements of ITC and OHM, respectively, previously filed with the Commission.

  The following information should be read in conjunction with the historical financial statements of ITC and OHM incorporated by reference in this Proxy Statement/Prospectus.

                      INTERNATIONAL TECHNOLOGY CORPORATION

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

  The following selected consolidated financial data is derived from ITC's consolidated financial statements. Historical results should not be taken as necessarily indicative of the results that may be expected for any future period. This consolidated data should be read in conjunction with the consolidated financial statements and notes thereto contained in ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, incorporated by reference herein. Share and per share data have been restated to reflect ITC's one-for-four reverse stock split effective November 21, 1996.

                            FISCAL QUARTER ENDED                  FISCAL YEAR ENDED
                          ------------------------- --------------------------------------------------
                                                                                  MARCH 31,
                          DECEMBER 26, DECEMBER 27, MARCH 28,  MARCH 29,  ----------------------------
                              1997         1996       1997       1996       1995      1994      1993
                          ------------ ------------ ---------  ---------  --------  --------  --------
INCOME STATEMENT
 INFORMATION
Revenues................    $306,178     $266,419   $362,131   $400,042   $423,972  $392,803  $410,539
Loss from continuing
 operations (net of
 preferred stock
 dividends).............      (7,441)     (13,455)   (13,693)    (3,654)    (7,880)   (3,241)   (2,082)
Basic net loss per share
 from continuing
 operations.............       (0.76)       (1.48)     (1.48)     (0.41)     (0.89)    (0.37)    (0.25)
Weighted average
 shares.................       9,791        9,091      9,227      8,982      8,889     8,691     8,383
OTHER FINANCIAL
 INFORMATION
Working capital.........    $ 99,890     $109,642   $110,705   $ 89,174   $ 73,838  $ 63,522  $ 60,281
Total assets............     324,497      344,598    342,531    315,314    362,152   359,203   369,178
Long-term debt..........      69,784       70,869     65,874     65,611     80,189    68,625   115,811
Long-term accrued
 liabilities............       9,670       18,511     16,004     30,223     45,207    38,993    52,470
Stockholders' equity....     163,463      168,846    168,853    140,865    145,921   160,548   106,178

  No cash dividends were paid on common shares for any period.
--------
(1) Special and non-recurring charges include: (i) for the three quarters ended December 26, 1997, a $3,943,000 charge for the settlement of the Helen Kramer Superfund project; (ii) for the three quarters ended December 26, 1997 and the year ended March 28, 1997, a restructuring charge of $2,611,000 and $8,043,000, respectively; (iii) for the three quarters ended December 26, 1997, a non-cash charge of $1,800,000 to sell its California-based projects remediation services business; (iv) for the year ended
    March 31, 1995, a $1,090,000 pre-tax gain on settlement of Motco litigation; (v) for the year ended March 31, 1995, ITC recorded a charge of $3,800,000 to provide for potential settlement and defense costs related to certain class action stockholder litigation; and (vi) for the year ended March 31, 1994, ITC recorded a $2,500,000 non-cash charge for the write-off investment in a treatment facility.

(2) ITC reported equity in net loss of Quanterra of $26,416,000 and $9,827,000 for the years ended March 29, 1996 and March 31, 1995, respectively.

(3) The results of operations for the year ended March 31, 1995 reflect the accounting for discontinued operations of certain businesses.

                                OHM CORPORATION

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following selected consolidated financial data is derived from OHM's consolidated financial statements. Historical results should not be taken as necessarily indicative of the results that may be expected for any future period. This consolidated data should be read in conjunction with the consolidated financial statements and notes thereto contained in OHM's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated by reference herein.

                      THREE FISCAL QUARTERS ENDED                              FISCAL YEAR ENDED
                    -------------------------------- ---------------------------------------------------------------------
                    SEPT. 30, 1997(1) SEPT. 30, 1996 DEC. 31, 1996 DEC. 31, 1995 DEC. 31, 1994 DEC. 31, 1993 DEC. 31, 1992
                    ----------------- -------------- ------------- ------------- ------------- ------------- -------------
INCOME STATEMENT
 INFORMATION
Revenues..........      $381,467         $406,412      $550,984      $457,925      $323,381      $242,401      $221,370
Income (loss) from
 continuing
 operations.......       (25,257)           7,705        11,515         6,807        (7,616)        4,407        (3,114)
Net income (loss)
 per share from
 continuing
 operations:
 Basic............         (0.93)            0.29          0.43          0.31         (0.49)         0.36         (0.26)
 Diluted..........         (0.93)            0.29          0.43          0.30         (0.49)         0.35         (0.26)
Weighted average
 number of common
 shares
 outstanding......        27,151           26,787        26,820        22,283        15,582        12,261        12,051
OTHER FINANCIAL
 INFORMATION
Working capital...      $ 90,642         $107,923      $ 94,342      $129,156      $116,464      $ 69,985      $ 56,148
Total assets......       309,019          350,804       336,537       376,506       272,546       215,357       185,415
Long-term debt....        49,248           78,215        52,972       104,111       127,279        71,113       101,085
Stockholders'
 equity...........       151,829          170,061       174,572       160,492        76,920        82,743        43,833

-------
(1) Loss from continuing operations includes: (i) a $22,726,000 (net of income tax benefit of $15,151,000) charge for the settlement and write-down of certain claims and litigation and the establishment of reserves for the consolidation of certain laboratory and operational functions; and (ii) a $12,089,000 (net of income tax benefit of $2,860,000) charge for the write-down of OHM's investment in NSC to reduce the carrying value of such investment given OHM's intention to divest its 40% share of NSC.

(2) The results of operations for the year ended December 31, 1992 reflect the accounting for discontinued operations of certain business units.

(3) The cumulative effect of accounting change of $857,000 or $0.07 per share for the year ended December 31, 1992 is for adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(4) Special and nonrecurring charges include: (i) for the year ended December 31, 1995, OHM recorded a $2,312,000 charge (net of income tax benefit of $1,542,000) for integration costs related to the acquisition of the hazardous and nuclear waste remediation service business (the "Division") of Rust; (ii) for the year ended December 31, 1994, OHM recorded a special charge of $15,000,000 (net of income tax benefit of $10,000,000) to establish a reserve for accounts receivable, primarily where such accounts are in litigation; and (iii) for the year ended December 31, 1992, special charges of $2,550,000 (net of income tax benefit of $1,600,000) recorded by OHM, and $2,162,000 recorded by NSC, both of which relate to the restructuring of OHM and NSC's asbestos abatement operations in anticipation of NSC's acquisition of the asbestos abatement division of The Brand Companies, Inc. (completed May 4, 1993), and which include provisions for legal and insurance reserves, and for certain other matters.

(5) On May 30, 1995, OHM completed the acquisition of substantially all of the assets and certain liabilities of the Division in exchange for 9,668,000 shares of OHM Common Stock, or approximately 37% of the outstanding shares of OHM Common Stock. The acquisition of the Division has been accounted for using the purchase method and, accordingly, the acquired assets and assumed liabilities, including goodwill, have been recorded at their estimated fair values as of May 30, 1995. OHM's consolidated financial statements for the year ended December 31, 1995 include the results of operations for the Division since May 30, 1995. See the section entitled "Note 2 to the Consolidated Financial Statements" in OHM's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated herein by reference.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma consolidated financial data at December 26, 1997 and for the nine month period and the year ended December 26, 1997 and March 28, 1997, respectively for ITC and OHM, respectively, gives effect to the Offer, the Repurchase, the NSC Distribution and the Merger at the exchange ratio of 1.394 shares of ITC Common Stock for each share of OHM Common Stock(/1/). The acquisition is accounted for using the purchase method of accounting for business combinations. The unaudited pro forma consolidated financial data are not necessarily indicative of future operations or the actual results that would have occurred had the Offer, the Repurchase, the NSC Distribution and the Merger been consummated at the beginning of the periods presented.

  The following unaudited pro forma consolidated statement of income data for the nine months ended December 26, 1997 and the fiscal year ended March 28, 1997 assumes that the Merger occurred at the beginning of the periods presented. The following unaudited pro forma consolidated balance sheet data as of December 26, 1997 assumes the Merger occurred as of that date. See "Unaudited Pro Forma Consolidated Financial Statements."

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                           NINE MONTHS ENDED FISCAL YEAR ENDED
                                             DEC. 26, 1997     MAR. 28, 1997
                                           ----------------- -----------------
INCOME STATEMENT INFORMATION
Revenues..................................     $687,645          $913,115
Net loss applicable to common stock.......      (28,882)          (15,242)
Basic net loss per share from continuing
 operations...............................        (1.37)            (0.74)
Weighted average number of common and
 common equivalent shares outstanding.....       21,077            20,565
OTHER FINANCIAL INFORMATION
Working capital...........................     $124,799               --
Total assets..............................      801,432               --
Long-term debt............................      343,413               --
Stockholders' equity......................      239,743               --

--------
(1) For presentation purposes only, assumes consummation of the cash tender offer followed by Merger in Two-Step Transaction.

                              GENERAL INFORMATION

  This Proxy Statement/Prospectus is being furnished to stockholders of ITC in connection with the solicitation of proxies by and on behalf of the Board of Directors of ITC for use at the ITC Special Meeting. The ITC Special Meeting will be held at [the DoubleTree Hotel, located at 1000 Penn Avenue,
Pittsburgh, Pennsylvania 15222 on       , 1998, at 9:00 a.m., Eastern time].

  This Proxy Statement/ Prospectus is also being furnished to shareholders of OHM in connection with the solicitation of proxies by and on behalf of the Board of Directors of OHM for use at the OHM Special Meeting. The OHM Special
Meeting will be held at [     , on      , 1998, at 9:00 a.m., local time].

  This Proxy Statement/Prospectus and the related forms of proxy for each of ITC and OHM are first being mailed to their stockholders and shareholders,
respectively, on or about      , 1998.

                                 THE COMPANIES

ITC AND MERGER SUB

  ITC provides a wide range of environmental management services and technologies, including the assessment, engineering and remediation of situations involving hazardous materials and pollution prevention and minimization. ITC's services are provided to a broad array of governmental and commercial entities predominantly in the U.S. market. Additionally, ITC pursues selected international business opportunities. ITC's business strategy is to provide its environmental services on a full-service basis, particularly by focusing on its capabilities to manage complex environmental issues from the initial assessment of the level and extent of contamination through the design, engineering and execution of a solution which minimizes the client's total cost. Demand for ITC's services is heavily influenced by the level of enforcement of environmental laws and regulations, funding levels for government projects and spending patterns of commercial clients. In recent years, ITC has worked on several hundred Superfund sites for various governmental and commercial clients.

  ITC is incorporated under the laws of the State of Delaware. Its principal executive offices are located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, telephone number (412) 372-7701.

  Merger Sub is a wholly owned subsidiary of ITC, and was incorporated under the laws of the State of Ohio on January 13, 1998 for the purpose of consummating the Offer and the Merger. Merger Sub conducted no business prior to entering into the Merger Agreement. Merger Sub's principal executive offices are located at 11499 Chester Road, Cincinnati, Ohio 45246, telephone number (513) 782-4700.

OHM

  OHM, and its predecessors, is one of the largest providers of technology-based, on-site hazardous waste remediation services in the United States. OHM has been in the environmental services business since 1969. OHM has successfully completed approximately 31,000 projects involving contaminated groundwater, soil and facilities. OHM provides a wide range of environmental services, primarily to government agencies and to large chemical, petroleum, transportation and industrial companies. OHM has worked for the United States Environmental Protection Agency, the Department of Defense (including the U.S. Army Corps of Engineers and the U.S. Departments of the Air Force, Army and
Navy), the Department of Energy, a number of state and local governments and a majority of the Fortune 100 industrial and service companies. In addition to its technology-based, on-site remediation services, OHM also offers a broad range of other services, including site assessment, engineering, remedial design and analytical testing. Service is provided through 30 regional offices, one fixed laboratory at its headquarters facility in Findlay, Ohio, eight mobile laboratories and approximately 2,800 pieces of mobile treatment and related field equipment.

  OHM is incorporated under the laws of the State of Ohio. The principal executive offices of OHM are located at 16406 U.S. Route 224 East, Findlay, Ohio 45840, telephone number (419) 423-3529.

                                 RISK FACTORS

  The ITC Common Stock offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information included elsewhere in this Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the ITC Common Stock as a result of the Merger.

RISK OF FIXED EXCHANGE RATIO

  The number of shares of ITC Common Stock into which the OHM Common Stock will be converted in the Merger is a fixed number and is not subject to adjustment in the event of any increase or decrease in the price of either the ITC Common Stock or the OHM Common Stock. The price of either the ITC Common Stock or the OHM Common Stock at the Effective Time may vary significantly from the respective prices as of January 15, 1998, the date the Merger Agreement was signed, and at the date of this Proxy Statement/Prospectus and at the dates of the ITC Special Meeting and the OHM Special Meeting. Such variations may be the result of changes in the business, operations or prospects of ITC or OHM, market assessments of the likelihood that the Merger will be consummated and the time thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the dates of the ITC Special Meeting and the OHM Special Meeting, there can be no assurance that the price of either the ITC Common Stock or the OHM Common Stock on the date of such meetings will be indicative of such prices at the Effective Time. Accordingly, the market value of the shares of ITC Common Stock that shareholders of OHM will receive in the Merger may vary significantly from the market values of shares of ITC Common Stock and OHM Common Stock as of the date of this Proxy Statement/Prospectus, [and may be greater or less than the $11.50 per share paid for shares of OHM Common Stock in the Offer.] Based on the closing price of ITC Common Stock on
the NYSE on       , 1998, the value of the Merger Consideration to be received
in the Merger for each share of OHM Common Stock would have been $      .
Shareholders of OHM are urged to obtain current market quotations for the ITC Common Stock.

LEVERAGE

  ITC has in the past and may in the future have a significant amount of indebtedness. In order to finance its acquisition of OHM, ITC has entered into the Credit Facilities (as defined herein). See "The Merger--Financing Arrangements Related to the Merger." On a pro forma basis giving effect to the Merger and the Credit Facilities as of December 26, 1997, ITC's total long-term debt, including the current portion thereof, would have been $344.0 million, its total stockholders' equity would have been $240.0 million. See "Unaudited Pro Forma Combined Condensed Financial Statements." The ability of ITC to meet its debt service obligations is dependent upon its future operating performance and its ability to effect additional debt and/or equity financings, including additional borrowings under the Credit Facilities, which in turn is subject to economic, financial, competitive, business and other factors including factors beyond ITC's control.

   ITC's leverage could also limit its ability to obtain necessary project and other financing and any necessary bonding and to withstand competitive pressure and adverse economic conditions (including a downturn in business or increased inflation or interest rates) or to take advantage of significant business opportunities that may arise, including strategic acquisitions or joint ventures.

RISKS OF ACHIEVEMENT OF SYNERGIES AND INTEGRATION OF OPERATIONS

  ITC's management believes that it will be able to achieve certain after-tax cost savings and other synergistic benefits as a result of combining ITC and OHM in the Merger. However, there can be no assurance that such benefits will be realized. Regardless of the level of savings actually realized, the level of savings in 1998 will be affected by transaction costs, presently expected
to aggregate approximately $   for ITC and OHM.

Additionally, the future success of ITC will depend in part upon its ability to integrate and operate OHM successfully with its business. The integration process will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of ITC. The future success of ITC will also depend in part on its ability to retain and assimilate qualified employees of OHM. There can be no assurance that ITC will be able to efficiently integrate and operate OHM with its business or retain or assimilate qualified employees of OHM. A failure to do so could have a material adverse effect on ITC's results of operations or financial condition. Furthermore, ITC's business strategy calls for continued growth through acquisitions. Identifying and pursuing future acquisition opportunities will require a significant amount of management time and skill. There can be no assurance that ITC will be able to identify suitable acquisition candidates, consummate any acquisition on acceptable terms or successfully integrate acquired business operations (including by realization of anticipated cost savings and synergies). Future acquisitions may entail the payment of consideration in excess of book value, may result in the issuance of additional shares of ITC Common Stock or the incurrence of additional indebtedness and could have a dilutive effect on ITC's net income per share.

CLOSURE OF INACTIVE DISPOSAL SITES AND POTENTIAL CERCLA LIABILITIES

  In December 1987, the ITC Board of Directors adopted a strategic restructuring program that included a formal plan to divest its transportation, treatment and disposal operations. Pursuant to this program, two of ITC's four inactive treatment, storage and disposal sites in Northern California have been formally closed and the other two are in the process of formal closure.

 Impact of Uncertainty in Closure Cost Estimates

  Closure and post-closure costs associated with ITC's inactive disposal sites are incurred over a significant number of years and are subject to a number of variables including, among others, completion of negotiations regarding specific site closure and post-closure plans with applicable regulatory agencies. ITC has estimated the impact of closure and post-closure costs in the provision for loss on disposition; however, closure and post-closure costs could be higher than estimated if regulatory agencies were to require closure and/or post-closure procedures significantly different than those in the plans developed by ITC or if there are additional delays in the closure plan approval process. As of December 26, 1997, ITC's consolidated balance sheet included accrued liabilities of $13,517,000 to complete the closure and post-closure of its inactive disposal sites and the potentially responsible party ("PRP") matters discussed below. The referenced accrued liabilities represent ITC's estimate as of December 26, 1997 of remaining closure and post-closure costs and expenditures with respect to possible PRP liabilities under applicable environmental liability statutes and are included in ITC's provision for loss on the disposition of discontinued operations. (From December 1987 through March 31, 1995, ITC cumulatively recorded a provision for loss on disposition of transportation, treatment and disposal discontinued operations (including the initial provision and two subsequent adjustments) in the amount of $160,192,000, net of income tax benefit of $32,879,000. Furthermore, ITC expects closure plans for its Panoche facility to be approved in the fourth quarter of fiscal 1998. If certain alternatives to ITC's proposed plan are approved, if any plan is not timely approved, or if implementation of any approved plan is delayed by litigation or appeals, ITC's cost to close the site would increase, which could have a material adverse impact on the consolidated financial condition, liquidity or results of operations of ITC.

 Uncertainties in Carrying Value of Long Term Assets

  The carrying value of the long-term assets of transportation, treatment and disposal discontinued operations of $40,048,000 at December 26, 1997 is principally comprised of residual land at the inactive disposal sites and assumes that sales will occur at market prices estimated by ITC based on certain assumptions (entitlements, development agreements, etc.), taking into account market value information provided by independent real estate appraisers. ITC previously formulated development plans and entered into an agreement with a developer for some of this property as a part of a larger development in the local area. The entitlement process has been delayed for several years pending approval of ITC's closure plan for its adjacent disposal facility and local community review of growth strategy. This review is proceeding and has initially recommended, on a non-binding basis, strategies for limiting growth in the area. These growth-limiting recommendations have been incorporated in a draft general plan and environmental impact report which have been released for public comment for a period ending in March 1998. Ultimately, if ITC's development plans are materially restricted or acceptable entitlements are not obtained, the carrying value of this property could be significantly impaired. In regard to any of the residual land, there is no assurance as to the timing of sales or ITC's ability to ultimately liquidate the land for the sale prices assumed. Consequently, if the assumptions used to determine such prices are not realized, the value of the land could be materially different from the current carrying value which could, in turn, require an increase in the provision for loss on disposition of discontinued operations.

 Impact of Possible PRP Liabilities

  There are several disposal sites, including the GBF Pittsburgh Superfund site, at which ITC has been named a PRP under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") or has otherwise been identified as responsible for site cleanup and at which the U.S. Environmental Protection Agency (the "USEPA") or the Department of Toxic Substances Control of the Environmental Protection Agency of the State of California ("DTSC") are investigating certain transportation and disposal activities conducted by ITC and other companies. ITC has been, and from time to time may be, named as a PRP at other sites as a result of its transportation, treatment and disposal discontinued operations.

 Summary

  The accrued liability for discontinued operations is based on various assumptions and estimates and is reevaluated periodically in light of current developments. ITC believes that the provision (including the accrued liabilities of $13,500,000) as of December 26, 1997 (as noted above) is reasonable; however, the ultimate effect of the divestiture on the consolidated financial condition of ITC is dependent upon future events, the outcome of which cannot be determined at this time. Outcomes significantly different from those used to estimate the provision for loss could result in a material adverse effect on the consolidated financial condition of ITC.

  For further information, see the "Notes to Consolidated Financial Statements, Discontinued Operations" section of ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997 and ITC's Quarterly Reports for the quarters ended June 27, 1997, September 26, 1997 and December 26, 1997, which are incorporated herein by reference.

HISTORY OF LOSSES

  ITC incurred losses applicable to common stockholders from continuing operations in each of the five fiscal years 1993 through 1997 and for the three quarters ended December 26, 1997 in the amounts of $2.1 million, $3.2 million, $7.9 million, $3.7 million, $13.7 million and $7.4 million, respectively. Operating income for the last three fiscal years was offset by the equity in the net loss reported by Quanterra (as defined herein) and by certain special charges. See "Selected Financial Data," "--Quanterra" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Loss from Continuing Operations" set forth in ITC's Annual Report on Form 10-K for the fiscal year ended March 27, 1997, which is incorporated herein by reference. No assurance can be given that ITC will not continue to incur losses from continuing operations.

RECOVERABILITY OF INVESTMENT IN QUANTERRA

  In June 1994, ITC and an affiliate of Corning Incorporated ("Corning") combined the two companies' environmental analytical services businesses into a newly formed 50%/50% jointly-owned company ("Quanterra"). In connection with the formation of Quanterra, an integration plan was implemented to eliminate redundant laboratory facilities and duplicative overhead and systems. ITC's portion of the charge for integration was $9,264,000, including $2,869,000 incurred directly by ITC. In January 1996, ITC and Corning completed an agreement to recapitalize Quanterra which resulted in a change in Quanterra's ownership to 19% by ITC and 81% by Corning. In the quarter ended December 29, 1995, ITC reported a pre-tax charge of $24,595,000 related to the recapitalization transaction. At December 26, 1997, ITC's investment in Quanterra was $16,300,000. While Quanterra has recently neared break-even operations, it has experienced net losses over the past three years and ITC will monitor the value of its investment in Quanterra on an ongoing basis and will recognize any impairment in value should it occur.

POTENTIAL ADVERSE IMPACT OF PENDING LITIGATION

  ITC, from time to time, is required to defend a number of litigation and investigatory matters. These matters include contractual and tort claims arising from services performed by ITC and government audits and investigations related to government contracts performed by ITC. Litigation is unpredictable by nature and if one or more of such matters were adversely decided against ITC, it could have a material adverse effect on the consolidated financial condition and results of operations of ITC. For further information, see "Notes to Consolidated Financial Statements, --Discontinued Operations, --Commitments and Contingencies" included in ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, which is incorporated herein by reference.

CONTROL OF BOARD OF DIRECTORS

  In November 1996, certain entities affiliated with TC Group, L.L.C. ("Carlyle") or with respect to which Carlyle affiliates act as investment manager (also referred to herein as the "Parent Stockholders") acquired 45,000 shares of Convertible Preferred Stock and warrants (the "Carlyle Warrants") to purchase 1,250,000 shares of ITC Common Stock. The Parent Stockholders have 38% of the voting power of ITC prior to the consummation of the Merger (43% assuming exercise of the Carlyle Warrants) and approximately 22% (approximately 28% assuming exercise of the Carlyle Warrants) of the voting power thereafter. The terms of the Convertible Preferred Stock provide that, until November 20, 2001, the holders of the Convertible Preferred Stock have the right to elect a majority of the ITC Board of Directors, provided, that such holders continue to hold at least 20% of the voting power of ITC. As a result, the Parent Stockholders are in a position to control the strategic direction of ITC, to elect and dismiss ITC's officers and to approve and disapprove significant transactions. See "Notes to Consolidated Financial Statements, Preferred Stock, Carlyle Investment," set forth in ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, incorporated herein by reference.

DEPENDENCE ON ENVIRONMENTAL REGULATIONS AND REGULATORY UNCERTAINTIES

  Substantially all of ITC's revenue is generated either directly or indirectly as a result of federal and state laws, regulations and programs related to the environment. Accordingly, changes in these laws or regulations, or in governmental policies regarding the funding, implementation or enforcement of the programs, could have a material adverse effect on ITC's business.

  There is at present considerable uncertainty in the regulatory framework in which ITC operates including the legislative status of principal environmental laws and the direction of implementing regulations. For example, the reauthorization of CERCLA has been delayed for several years. While CERCLA's Superfund taxing authority originally expired in December 1995, and CERCLA's authority to expend funds originally expired in September 1994, Congress appropriated to the USEPA funds sufficient to conduct the Superfund program on an interim basis through September 30, 1998. Moreover, the Congressional Budget Office projects that the USEPA has enough appropriated but unobligated funds to allow USEPA to operate at current levels for approximately two fiscal years after September 30, 1998, should CERCLA's taxing authority not be reauthorized by then.

  ITC believes that failure of Congress to reauthorize CERCLA, and proposed substantial changes in and continuing uncertainty concerning the details of the legislation, cleanup standards, and remedy selection, have resulted in project delays and/or the failure of clients to initiate or proceed with projects. A number of changes to CERCLA have been previously proposed as a part of the reauthorizing legislation. Amendments to repeal

CERCLA's retroactive liability provisions have been introduced. It has also been proposed that CERCLA's preference for permanent treatment remedies such as incineration be changed to favor confinement and containment remedies. (See "Incineration Market Uncertainties" below.) Standards for acceptable cleanups have also been the subject of proposals for change. Although several bills to reauthorize CERCLA have been introduced in this session of Congress, including some which propose to maintain or increase previous funding levels, controversy over the details of the legislation indicate that there is no clarity when CERCLA may be reauthorized, what changes would be included in any reauthorization, or what funding levels might be.

  In response to Congressional and private sector pressure and, in part, to avoid more sweeping legislative changes, the USEPA has attempted to relax regulatory requirements and enforcement. For example, the USEPA has attempted, through various regulatory initiatives, to make it easier to redevelop "brownfields," i.e., lightly to moderately contaminated urban sites. Brownfields sites nationally have been estimated to number in the hundreds of thousands. Similar legislation has also been introduced, and a number of states have initiated similar programs. While ITC believes such programs offer additional opportunities, the ultimate impact of such programs cannot yet be predicted.

  Although the impact of these proposed changes upon ITC's business cannot yet be fully predicted, the proposed changes in regulations and reduced enforcement of current environmental laws appear to have decreased the demand for certain of ITC's services, as customers anticipate and adjust to the potential changes. ITC believes that it generally has benefited from increased environmental regulations affecting business, and from more active enforcement of those regulations. However, proposed changes could also result in increased demand for certain of ITC's services if regulatory changes decrease the cost of remediation projects or result in more funds being spent for actual remediation. The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the U.S. economy and customers' views on the cost-effectiveness of remedies available under the changed regulations.

INCREASED COMPETITIVE ENVIRONMENT AND CERTAIN MARKET CONDITIONS

  The environmental management industry is very competitive and increased competition, combined with changes in client procurement procedures, has resulted in market trends over the past several years toward lower contract margins, a client preference for fixed-price or unit-price contracts and unfavorable changes in contract terms and conditions in areas such as indemnification of the client by ITC of liabilities for damage or injury to third parties and property and for environmental fines and penalties. Additionally, certain of ITC's competitors benefit from certain economics of scale and have better access to bonding and insurance markets at a lower cost. The entry of large systems contractors and international construction and engineering firms into the environmental management industry has materially increased the level of competition for major federal governmental contracts and programs, which have been the primary source of ITC's revenue in the past several years. Over the past several years, there has been consolidation in the industry as certain of the larger corporations have acquired smaller firms which, although reducing the number of industry competitors to some degree, has increased the number of stronger competitors. ITC's ability to maintain or improve upon gross margins is heavily dependent on increasing utilization of professional staff, properly executing projects and successfully bidding new contracts at adequate margin levels. There can be no assurance that ITC's revenues and results of operations will not be adversely affected by these and other competitive factors.

DEPENDENCE ON GOVERNMENT MARKET AND RISKS OF GOVERNMENT CONTRACTING

  For the fiscal year ended March 28, 1997, approximately 59% of ITC's revenues was derived from federal government contracts, and, on a combined basis, approximately 66% of the combined revenues of ITC and OHM for the twelve months ended March 28, 1997 was derived from federal government contracts. After the Merger, it is expected that approximately 67% of the combined revenues of ITC and OHM will be derived from federal government contracts and approximately 7% will be derived from state and local government contracts for the period ending December 25, 1998. Over at least the next two fiscal years, ITC expects that the percentage of revenues attributable to such clients will continue to be substantial. In addition to its dependence on governmental contracts, ITC also faces the risks associated with such contracting, which include substantial civil and criminal fines and penalties for, among other matters, failure to follow procurement integrity and bidding rules, employing improper billing practices or otherwise failing to follow cost accounting standards, receiving or paying kickbacks or filing false claims. Government contracting requirements are complex, highly technical and subject to varying interpretation. As a result of its government contracting business, ITC has been, is, and expects in the future to be, the subject of audits and investigations by government agencies. In addition to potential damage to ITC's business reputation, the failure to comply with the terms of one or more of its government contracts could also result in ITC's suspension or debarment from future governmental contract projects for a significant period of time. The fines and penalties which could result from noncompliance with appropriate standards and regulations, or ITC's suspension or debarment, could have a material adverse effect on ITC's business.

EXPANDING ENVIRONMENTAL CONTRACTOR LIABILITIES AND REGULATORY RISKS; POTENTIAL INADEQUACY OF ITC'S INSURANCE AND RISK MANAGEMENT PROGRAMS

  All facets of ITC's business are conducted in the context of a rapidly developing and changing statutory and regulatory framework which creates significant risks for ITC, including potentially large civil and criminal liabilities from violations of environmental laws and regulations and liabilities to customers and to third parties for damages arising from performing services for clients. There have also been efforts to expand the reach of various environmental statutes to make contractor firms responsible for cleanup costs by claiming that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation or disposal of hazardous substances. Many clients contracting for environmental management services seek to shift to contractors a number of the risks of such projects, including the risk of completing the project in the event the contamination is either more extensive or difficult to resolve than originally anticipated, and possible liabilities for damages or injuries to third parties and property stemming from the release of hazardous materials or otherwise and for environmental fines and penalties. ITC has from time to time been involved in claims and litigation involving such disputes. Furthermore, the USEPA and other federal agencies have constricted significantly the circumstances under which it will indemnify its contractors against liabilities incurred in connection with certain projects. ITC has adopted a range of insurance and risk management programs designed to reduce potential liabilities, including insurance policies, programs to seek indemnity where possible in its contracts, other contract administration procedures, and employee health, safety, training and environmental monitoring programs. In addition, as a result of the substantial increase over the past several years in the percentage of ITC's revenue derived from work for governmental agencies, ITC has developed a company-wide government contracts compliance program. There can be no assurance that such programs will be adequate to protect ITC from such risks and in the case of insurance, that ITC's insurance program will continue to be available or that the dollar amount of any liability that ITC may incur will not exceed the policy limits of its coverage.

THERMAL TREATMENT MARKET UNCERTAINTIES

  A portion of ITC's revenues (approximately 4% in the first three quarters of fiscal year 1998) were derived from a large thermal remediation contract utilizing ITC's Hybrid Thermal Treatment System(R) ("HTTS") incineration technology. Incineration as a remedy under the CERCLA continues to come under legislative and regulatory pressures as well as commercial pressures due to its relatively high cost. If ITC is unable to permit and use thermal treatment on future remediation projects in the United States due to either regulatory or market factors, ITC would have to find alternative uses for its HTTS equipment, such as foreign installations. ITC has been aggressively pursuing opportunities outside the United States to deploy the HTTS equipment and related technology. ITC has entered into two project specific joint ventures with international partners and has dedicated personnel pursuing and evaluating several other potential projects. If the contracts are not won, there could be a negative effect to ITC. At December 26, 1997, ITC's HTTS equipment had a net book value of approximately $10,100,000 and this equipment is currently idle.

FLUCTUATIONS IN OPERATING RESULTS AND STOCK PRICE

  ITC's future operating results and stock price could be subject to fluctuations and volatility. Fluctuations may be due to factors specific to ITC, to changes in analysts' estimates, or to factors affecting the environmental services industry or the securities markets in general. Any decrease in revenues or quarterly results, or failure to meet market expectations, could have an effect on the price of ITC Common Stock in any given period. In addition, realization of ITC's deferred tax asset ($27,121,000 net of a valuation allowance of $11,297,000 as of December 26, 1997) is subject to ITC having a sufficient level of taxable income and taxable capital gains.

PAYMENT OF DIVIDENDS

  ITC has not and does not intend to pay dividends on the ITC Common Stock, and ITC currently intends to retain any earnings or other cash resources to finance future growth. Additionally, the Credit Facilities prohibit the payment of cash dividends on the ITC Common Stock. The Convertible Preferred Stock and ITC's 7% Cumulative Convertible Exchangeable Preferred Stock (the "7% Preferred Stock") rank prior to the ITC Common Stock as to payment of dividends. See "Description of ITC Capital Stock--Preferred Stock."

                            THE ITC SPECIAL MEETING

TIME, DATE AND PLACE

  The ITC Special Meeting will be held at [the DoubleTree Hotel, located at
1000 Penn Avenue, Pittsburgh, Pennsylvania 15222 on       , 1998, at 9:00
a.m., Eastern time].

PURPOSES OF THE ITC SPECIAL MEETING

  At the ITC Special Meeting, in order to fulfill the rules of the NYSE, holders of shares of capital stock of ITC entitled to vote thereon will consider and vote upon the issuance of shares of ITC Common Stock pursuant to the Merger Agreement and such other matters as may properly come before the ITC Special Meeting.

  THE ITC BOARD OF DIRECTORS BELIEVES THAT THE ISSUANCE OF SHARES OF ITC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, ITC AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF SUCH ISSUANCE.

RECORD DATE; VOTING RIGHTS; PROXIES

  The ITC Board of Directors has fixed the close of business on       , 1998
as the ITC Record Date for determining holders entitled to notice of and to vote at the ITC Special Meeting.

  As of the ITC Record Date, there were     shares of ITC Common Stock issued
and outstanding, each of which entitles the holder thereof to one vote and [45,000] shares of Convertible Preferred Stock issued and outstanding, each of which entitles the holder thereof to the number of votes equal to the number of shares of ITC Common Stock into which such shares are convertible on the
date of such vote, which equals    . All shares of ITC Common Stock and
Convertible Preferred Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF ITC COMMON STOCK AND CONVERTIBLE PREFERRED STOCK WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SHARES OF ITC COMMON STOCK PURSUANT TO MERGER AGREEMENT. ITC does not know of any matters other than as described in the Notice of Special Meeting that are to come before the ITC Special Meeting. If any other matter or matters are properly presented for action at the ITC Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of ITC by signing and returning a later dated proxy, by filing a duly executed revocation or by voting in person at the ITC Special Meeting; however, mere attendance at the ITC Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the ITC Special Meeting will be tabulated by the election inspectors appointed for the ITC Special Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present for purposes of determining the presence of a quorum and as votes against the proposal to approve the issuance of shares of ITC Common Stock. Similarly, the election inspectors will treat broker non-votes as shares that are present for purposes of determining the presence of a quorum and as votes against the proposal to approve the issuance of shares of ITC Common Stock. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as approval of the issuance of shares of ITC Common Stock, without instructions from the beneficial owner of the shares.

SOLICITATION OF PROXIES

  This solicitation is made by the ITC Board of Directors and the cost of solicitation will be borne by ITC. Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of ITC who will not be additionally compensated therefor. ITC will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. In addition, ITC has engaged the services of MacKenzie Partners, Inc. with respect to proxy soliciting matters at an expected cost of
$    to ITC.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of all of the shares of capital stock of ITC entitled to vote thereat is necessary to constitute a quorum at the ITC Special Meeting.

REQUIRED VOTE

  As a condition to the Merger and a prerequisite to the listing on the NYSE of the shares of ITC Common Stock to be issued pursuant to the Merger Agreement, the issuance of shares of ITC Common Stock pursuant to the Merger Agreement must be approved by a majority of the votes cast on such proposal. The affirmative vote of the holders of shares of capital stock of ITC representing a majority of the voting power of ITC entitled to vote thereon at the ITC Special Meeting is a condition to the consummation of the Merger. [If the Merger is not consummated, it is expected that OHM will continue to conduct its business and operations substantially as they have been conducted subsequent to the consummation of the Offer, with OHM being a majority owned subsidiary of ITC.]

  As of the ITC Record Date, directors and executive officers of ITC and their
affiliates were beneficial owners of approximately   % of the outstanding
voting power of ITC, including approximately 38% attributable to affiliates of the Parent Stockholders. All of such persons other than the Parent Stockholders have advised ITC that they intend to vote all shares beneficially owned by them in favor of the issuance of shares of ITC Common Stock pursuant to the Merger Agreement.

  Pursuant to the Parent Voting Agreement, the Parent Stockholders, which are entitled to cast approximately 38% of the votes entitled to be cast at the ITC Special Meeting, have agreed, among other things, to vote all shares of Convertible Preferred Stock held by them in favor of the issuance of shares of ITC Common Stock pursuant to the Merger Agreement and have delivered to OHM an irrevocable proxy to vote all shares of Convertible Preferred Stock held by them and any other shares of capital stock of ITC acquired by them prior to the Effective Time in a manner consistent with the provisions of the Parent Voting Agreement.

  THE MATTERS TO BE CONSIDERED AT THE ITC SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF ITC. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF ITC

  THE ITC BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ITC AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE ITC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE ISSUANCE OF SHARES OF ITC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

  In reaching its conclusion to approve the Offer and the Merger and to unanimously recommend that ITC stockholders vote FOR approval of the issuance of ITC Common Stock pursuant to the Merger Agreement, the ITC Board of Directors considered a number of factors including the following:

    1. The business, financial position, results of operations and prospects of ITC and OHM and potential synergies resulting from the combination of the companies (with net cost reductions estimated at $25.0 million).

    2. The strategic fit between the businesses of OHM and ITC.

    3. The current economic and market conditions and the nature of the environmental industry, including the likelihood that the environmental industry will experience continued consolidation, and the possibility that continued growth and profitability may become increasingly more difficult for ITC if it does not grow through acquisitions.

    4. The expectation that the combination of the companies would be accretive to ITC's net earnings in 1998 (excluding one-time transaction-related costs or charges) and thereafter.

    5. The historical market prices for the OHM Common Stock and the ITC Common Stock.

    6. The presentations by DLJ to the ITC Board of Directors relating to the proposed transaction.

    7. Recent trading prices for the OHM Common Stock and the ITC Common
  Stock.

    8. The terms of the Merger Agreement, the Repurchase Agreement and the Company Voting Agreement.

  The ITC Board of Directors did not assign relative weight to the factors noted above or determine that any factor was of particular importance. Rather, the ITC Board of Directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

OPINION OF ITC'S FINANCIAL ADVISOR

  ITC selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in the environmental services industry and is familiar with ITC, OHM and their respective businesses. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  THE FULL TEXT OF THE WRITTEN OPINION OF DLJ, DATED JANUARY 14, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. ITC STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN RENDERING SUCH OPINION. THE SUMMARY OF THE OPINION OF DLJ SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In its role as financial advisor to ITC, DLJ was asked by ITC to render an opinion (the "DLJ Opinion") to the ITC Board of Directors as to the fairness to ITC, from a financial point of view, of the consideration to be paid by ITC for OHM pursuant to the Merger Agreement. On January 14, 1998, DLJ delivered a written opinion to the ITC Board of Directors that as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by ITC pursuant to the Merger Agreement was fair to ITC from a financial point of view.

  The DLJ Opinion was prepared for the ITC Board of Directors and is directed only to the fairness of the consideration paid by ITC, in the Offer and the Merger, from a financial point of view; it does not constitute a recommendation to any stockholder on how to vote at the ITC Special Meeting with respect to the issuance of ITC Common Stock pursuant to the Merger Agreement nor does it constitute an opinion as to the price at which the ITC Common Stock will actually trade at any time. DLJ did not, and was not requested by the ITC Board of Directors to, make any recommendation as to the form or amount of consideration to be paid to holders of OHM Common Stock in the Merger, which issues were resolved in arm's-length negotiations between ITC and OHM. No restrictions or limitations were imposed by ITC upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

  In arriving at its opinion, DLJ reviewed drafts of the Merger Agreement, the Repurchase Agreement and the Schedule 14D-1 filed by ITC and Merger Sub with respect to the Offer. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by ITC and OHM, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of OHM for the period beginning January 1, 1997 and ending December 31, 2000 prepared by the management of OHM and certain financial projections of ITC and OHM, each for the period beginning January 1, 1997 and ending December 31, 2002 prepared by the management of ITC (which, in the case of OHM, were based on the OHM management projections referred to above). In addition, DLJ compared certain financial and securities data of ITC and OHM with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of ITC Common Stock and OHM Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

  In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to DLJ from public sources, that was provided to DLJ by ITC and OHM or their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of ITC of the operating synergies achievable as a result of the Merger and upon its discussion of such synergies with the management of OHM. With respect to the financial projections supplied to DLJ, DLJ assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of ITC and OHM. DLJ did not assume any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by it.

  The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

  The following is a summary of the analyses included in the presentation of DLJ to the ITC Board of Directors dated January 9, 1998 in connection with preparation of the DLJ Opinion.

  Pro Forma Merger Analysis. DLJ analyzed certain pro forma effects resulting from the Merger. DLJ reviewed the operating synergies contemplated to result from the Merger in 1998 and 1999 from the combination of the operations of OHM and ITC. DLJ analyzed the pro forma effect of such operating synergies on net income and earnings per share for ITC. The analysis indicated that the pro forma fully diluted earnings per share ("EPS") of ITC, assuming realization of the annual operating synergies contemplated by ITC management to result from the Merger, would be higher in the fiscal years ending 1998 and 1999 than comparable projections for ITC as a stand-alone company during the same periods.

  Analysis of Certain Other Public Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical earnings and operating and financial ratios for OHM to corresponding data and ratios of certain environmental services companies whose securities are publicly traded. In conducting its analysis, DLJ compared the ratios implied by the consideration to be paid by ITC in the Merger to the ratios implied from the market valuation of publicly traded companies selected by DLJ (the "Environmental Services Companies") based upon qualitative factors which DLJ deemed relevant based upon its experience in the environmental services industry. The Environmental Services Companies included: Dames & Moore Inc., Emcon, Fluor Daniel GTI, Harding Lawson Associates Inc., ICF Kaiser International, ITC, Sevenson, Tetra Tech Inc., TRC Companies, Inc., URS Corp., Roy F. Weston and ATC Group Services. Although DLJ used these companies for comparison purposes, none of such companies is directly comparable to OHM or ITC. Accordingly, a complete analysis of the results cannot be limited to a quantitative review and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Environmental Services Companies and other factors which could affect the public trading value of the Environmental Services Companies as well as that of OHM. Data and ratios considered by DLJ included: the ratio of Enterprise Value (as defined herein) to (i) latest twelve months ("LTM") revenue, (ii) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), and (iii) LTM earnings before interest and taxes ("EBIT"); and (iv) the ratio of market price to earnings per share ("EPS"). "Enterprise Value" is defined as the sum of the principal amount of a company's debt less excess cash ("Net Debt") plus the market value of its equity securities. EBITDA was selected for analysis by DLJ because it is a widely used estimate of cash flows generated by operations. EBIT was selected by DLJ because it is a measure of operating performance. The ratio of Enterprise Value to LTM revenue ranged from 0.2x to 1.6x with an average of 0.6x for the Environmental Services Companies. This compares to a ratio of Enterprise Value to revenue for OHM of 0.7x. The ratio of Enterprise Value to LTM EBITDA ranged from 3.0x to 12.7x with an average of 7.1x for the Environmental Services Companies. This compares to a ratio of Enterprise Value to EBITDA for OHM of 8.5x, not including the synergies referred to above. The ratio of Enterprise Value to LTM EBIT ranged from 4.5x to 13.0x with an average of 9.7x for the Environmental Services Companies. This compares to a ratio of Enterprise Value to EBIT for OHM of 13.6x, not including the synergies referred to above. The ratio of market price to 1997 EPS ranged from 9.3x to 40.6x with an average of 19.1x for the Environmental Services Companies. This compares to a ratio of market price to 1997 EPS for OHM of 24.0x, not including the anticipated synergies referred to above. The ratio of market price to 1998 estimated EPS ranged from 8.0x to 35.3x with an average of 18.0x for the Environmental Services Companies. This compares to a ratio of market price to 1998 estimated EPS for OHM of 19.6x not including the anticipated synergies referred to above.

  Transaction Analysis. DLJ compared the consideration to be paid in the Offer and the Merger to publicly available information for selected transactions involving the combination of selected environmental consulting/engineering and remediation companies. The transactions reviewed (the "Comparative Transactions") were: (i) Philip Services, Inc./Safety Kleen; (ii) Tetra Tech Inc./Halliburton, NUS, Brown & Root; (iii) WPG Corp. Develop. Assoc./ATC Group Services, Inc.; (iv) URS Corp./Woodward-Clyde; (v) OHM Corp./Beneco Enterprises, Inc.; (vi) GTS Duratek Corp./Scientific Ecology; (vii) Carlyle/ITC; (viii) Fluor Corporation/Groundwater Technology; (ix) EMCON/Organic Waste Technology., Inc.; (x) Tyco International/Earth Technology Corp.; (xi) Tetra Tech/PRC Environmental; (xii) OHM/Rust International;
(xiii) Dames & Moore Inc./Walk, Haydel; (xiv) Dames & Moore Inc./O-Brien-Krietzberg; (xv) Earth Technology Corp./Hazwaste Industries; (xvi) Canonie Environ. Ser./Riedel Environ. Services; (xvii) Foster Wheeler/Enserch. The transactions selected are not intended to represent the complete list of environmental consulting/engineering and remediation industry transactions which have occurred during the last three years; rather they include only transactions involving combinations of companies with operating characteristics, size or financial performance characteristics which DLJ believed to be comparable to those of OHM and ITC. DLJ reviewed the consideration paid in such transactions in terms of the transaction offer price per share multiplied by total common shares outstanding plus Net Debt ("Transaction Consideration") as a multiple of LTM revenues, LTM EBITDA and LTM EBIT, not including the impact of any potential synergies. The ratio of Transaction Consideration to revenues, computed for the Comparative Transactions, had a range of 0.2x to 1.9x with an average of 0.6x, compared to 0.7x for the Offer and the Merger. The ratio of Transaction Consideration to EBITDA, computed for the Comparative Transactions, had a range of 4.0x to 10.6x with an average of 7.8x, compared to 8.5x for the Offer and the Merger. The ratio of Transaction Consideration to EBIT, computed for the Comparative Transactions, had a range of 4.1x to 18.7x with an average of 12.6x, compared to 13.6x for the Offer and the Merger.

  Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both ITC Common Stock and OHM Common Stock for the latest fifty-two week period ended January 7, 1998. This information was presented solely to provide DLJ with background information regarding the stock prices of OHM and ITC over the periods indicated. DLJ noted that the high and low prices for ITC Common Stock over the fifty-two week period ended January 7, 1998 were $9.56 and $6.38, respectively, and the high and low prices for OHM Common Stock over the fifty-two week period ended January 7, 1998 were $9.50 and $6.81, respectively.

  Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis to evaluate the consideration. Using the information set forth in the OHM and ITC projections, DLJ performed a stand-alone discounted cash flow analysis for OHM. DLJ calculated the estimated "Free Cash Flow" for OHM stand-alone based on projected unleveraged operating income adjusted for: (i) taxes;
(ii) certain projected non-cash items (i.e., depreciation and amortization);
(iii) projected changes in non-cash working capital; and (iv) projected capital expenditures. DLJ analyzed the OHM projections and discounted the stream of Free Cash Flows from calendar 1998 to calendar 2002 provided in such projections back to December 31, 1997 using discount rates ranging from 10% to 13%. To estimate the residual value of OHM at the end of the projection period, DLJ applied terminal multiples of 6.5x to 7.5x to the projected fiscal 2002 EBITDA and discounted such value estimates back to December 31, 1997 using discount rates ranging from 10% to 13%. DLJ then aggregated the present values of the Free Cash Flows and the present value of the residual value to derive a range of implied Enterprise Values for OHM. The range of implied Enterprise Value of OHM stand-alone was then adjusted for its Net Debt to yield an implied equity value of OHM. The range of equity values were then divided by the fully diluted stand-alone shares to determine a range of equity values per share for OHM stand-alone. The range of implied equity values per share for OHM, based on the range of discount rates of 10% to 13% and the range of terminal multiples of 6.5x to 7.5x, was $9.00 to $11.95 per share.

  Other Considerations. DLJ also reviewed the value of ITC Common Stock to be issued as part of the consideration in the Offer and the Merger. To provide contextual data and comparative market information, DLJ compared ITC's trading multiples to the same universe of publicly traded companies referred to above. The ratio of Enterprise Value to LTM revenues for ITC was 0.5x. The ratio of Enterprise Value to LTM EBITDA for ITC was 7.1x. The ratio of Enterprise Value to LTM EBIT for ITC was 13.0x. In addition, the multiple of current stock price to estimated calendar year 1998 EPS for ITC was 27.1x.

  DLJ also performed a discounted cash flow analysis to evaluate ITC. Using the information set forth in the ITC projections, DLJ performed a stand-alone discounted cash flow analysis for ITC. DLJ calculated the estimated Free Cash Flow for ITC stand-alone on the same basis as described above. DLJ analyzed the ITC stand-alone projections and discounted the stream of Free Cash Flows from calendar 1998 to calendar 2002 provided in such projections back to December 31, 1997 using discount rates ranging from 10% to 13%. To estimate the residual value of ITC stand-alone at the end of the forecast period, DLJ applied terminal multiples of 6.5x to 7.5x to the projected fiscal 2002 EBITDA and discounted such value estimates back to December 31, 1997 using discount rates ranging from 10% to 13%. DLJ then aggregated the present values of the Free Cash Flows and the present value of the residual value to derive a range of implied Enterprise Values for ITC stand-alone. The range of implied Enterprise Value of ITC was then adjusted for its Net Debt to yield an implied equity value of ITC stand-alone. The range of equity values were then divided by the fully diluted shares to determine a range of equity values per share of ITC Common Stock for ITC. The range of implied equity values per share for ITC, based on the range of discount rates of 10% to 13% and the range of terminal multiples of 6.5x to 7.5x, was $9.94 to $13.99 per share.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentation of DLJ to the ITC Board of Directors in connection with preparation of the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness, from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement letter dated December 22, 1997, ITC has agreed to pay DLJ (i) a retainer fee of $100,000, (ii) a fee of $500,000 upon delivery of the DLJ Opinion, (iii) an additional fee of $100,000 for each update of a prior DLJ Opinion and (iv) additional cash compensation, payable at the consummation of the Merger, in an amount equal to $2,750,000 less any amounts referred to above that were previously paid. ITC has also agreed to reimburse DLJ promptly for all reasonable out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and ITC believe are customary in transactions of this nature, were negotiated at arm's length between ITC and DLJ, and the ITC Board of Directors was aware of such arrangement.

  DLJ has performed investment banking and other services for ITC in the past and has been compensated for such services. These services have included a strategic review of ITC which resulted in a $45.0 million investment in ITC by Carlyle. In the ordinary course of business, DLJ may actively trade the securities of both OHM and ITC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                            THE OHM SPECIAL MEETING

TIME, DATE AND PLACE

  The OHM Special Meeting will be held at [   , on    , 1998, at 9:00 a.m.,
Eastern time].

PURPOSES OF THE OHM SPECIAL MEETING

  At the OHM Special Meeting, holders of shares of OHM Common Stock will consider and vote upon a proposal to adopt the Merger Agreement and such other matters as may properly come before the OHM Special Meeting.

  THE OHM BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF OHM AND ITS SHAREHOLDERS. ACCORDINGLY, THE OHM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

  The OHM Board of Directors has fixed the close of business on       , 1998
as the OHM Record Date for determining holders entitled to notice of and to vote at the OHM Special Meeting.

  As of the OHM Record Date, there were     shares of OHM Common Stock issued
and outstanding, each of which entitles the holder thereof to one vote. All shares of OHM Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF OHM COMMON STOCK WILL BE VOTED IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. OHM does not know of any matters other than as described in the Notice of Special Meeting that are to come before the OHM Special Meeting. If any other matter or matters are properly presented for action at the OHM Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of OHM by signing and returning a later dated proxy, by filing a duly executed revocation or by voting in person at the OHM Special Meeting; however, mere attendance at the OHM Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the OHM Special Meeting will be tabulated by the election inspectors appointed for the OHM Special Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present for purposes of determining the presence of a quorum and as votes against the proposal to adopt the Merger Agreement. Similarly, the election inspectors will treat broker non-votes as shares that are present for purposes of determining the presence of a quorum and as votes against the proposal to adopt the Merger Agreement. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as the adoption of the Merger Agreement, without instructions from the beneficial owner of the shares.

SOLICITATION OF PROXIES

  This solicitation is made by the OHM Board of Directors and the cost of solicitation will be borne by OHM. Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of OHM who will not be additionally compensated therefor. OHM will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of all of the outstanding shares of OHM Common Stock entitled to vote thereat is necessary to constitute a quorum at the OHM Special Meeting.

REQUIRED VOTE

  THE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OHM COMMON STOCK ENTITLED TO VOTE THEREON. SUCH APPROVAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER. [AS OF THE OHM RECORD DATE, MERGER SUB BENEFICIALLY OWNS AND HAS THE
RIGHT TO VOTE AT THE OHM SPECIAL MEETING       SHARES OF OHM COMMON STOCK,
WHICH IS SUFFICIENT TO CAUSE THE MERGER AGREEMENT TO BE ADOPTED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.] [HOLDERS OF APPROXIMATELY 55% OF THE OUTSTANDING SHARES OF OHM COMMON STOCK HAVE AGREED TO VOTE SUCH SHARES IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.]

  [Additionally,] giving effect to the Offer and the Repurchase, Rust Services
holds     shares of OHM Common Stock (or approximately 35% of the outstanding shares). Pursuant to the Repurchase Agreement, Rust Services has agreed, among other things, to vote all shares of OHM Common Stock held by it in favor of adoption of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and has delivered to ITC an irrevocable proxy to vote all shares of OHM Common Stock held by it in a manner consistent with the provisions of the Repurchase Agreement.

  Furthermore, pursuant to the Company Voting Agreement, the Company
Shareholders, who collectively hold approximately    % of the outstanding
shares of OHM Common Stock, have agreed, among other things, to vote all shares held by them in favor of adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and have delivered to ITC an irrevocable proxy to vote all shares held by the Company Shareholders in a manner consistent with the provisions of the Company Voting Agreement.

APPRAISAL RIGHTS

  If the Merger is effected, holders of shares of OHM Common Stock entitled to vote at the OHM Special Meeting will have the right to dissent to the Merger and to obtain payment for their shares of OHM Common Stock by complying with the provisions of Section 1701.84 et seq. of the OGCL, a copy of which is attached as Annex D to this Proxy Statement/Prospectus. Shareholders who wish to exercise their statutory appraisal rights must submit a written demand for appraisal not later than ten days after the OHM Special Meeting and comply with the other procedural requirements of such Sections. Dissenting Shares will not be converted into the right to receive the Merger Consideration unless the holder thereof fails to perfect or otherwise loses such holder's right to such appraisal. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each Dissenting Share of such holder will be treated as a share of OHM Common Stock that has been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

  THE MATTERS TO BE CONSIDERED AT THE OHM SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF OHM. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF OHM

  THE OHM BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, OHM AND ITS SHAREHOLDERS. ACCORDINGLY, THE OHM BOARD OF DIRECTORS RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  In determining to make its recommendation, the OHM Board of Directors considered a number of factors, including, without limitation, the following:

    1. The financial and other terms and conditions of the Offer, the Merger and the Merger Agreement including, without limitation, the fact that the terms of the Merger Agreement (i) permit OHM shareholders to receive cash consideration approximately equal to the recent market price for the Shares, while obtaining significant equity interest in ITC in order to continue to have an equity interest in an environmental and hazardous waste remediation business, and (ii) should not unduly discourage other parties from making bona fide proposals subsequent to signing the Merger Agreement and, if a Superior Proposal (as defined herein) were made, OHM, in the exercise of its fiduciary duties in accordance with the Merger Agreement, could determine to provide information to, engage in negotiations and, subject to payment of the termination fee, enter into a transaction with another party.

    2. The familiarity of the OHM Board of Directors with the financial condition, results of operations, competitive position, business and prospects of OHM (as reflected in OHM's historical and projected financial information), current economic and market conditions and the nature of the industry in which it operates. In this regard, the OHM Board of Directors considered OHM management's views with respect to the benefits associated with increased size in the environmental and hazardous waste business, the fact that OHM and ITC together would be better able to compete with their larger competitors and the fact that operating synergies expected to be achieved as a result of the Merger would permit ITC and OHM to provide service under government contracts at lower overhead costs.

    3. The presentation of BT Alex. Brown at the January 14, 1998 meeting of the OHM Board of Directors and the written opinion of BT Alex. Brown, dated January 14, 1998, to the effect that, as of such date and based upon and subject to certain matters in such opinion, the aggregate consideration to be received by the holders of shares of OHM Common Stock in the Offer, the Merger and the NSC Distribution was fair, from a financial point of view, to such holders. THE FULL TEXT OF BT ALEX. BROWN'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BT ALEX. BROWN IN CONNECTION WITH SUCH OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. The opinion of BT Alex. Brown was presented for the information of the OHM Board of Directors in connection with their consideration of the Merger Agreement and is directed only to the fairness of the aggregate consideration to be received by the holders of shares of OHM Common Stock in the Offer, the Merger and the NSC Distribution. The opinion does not constitute a recommendation to any shareholder as to how to vote with respect to the Merger.

    4. The historical market prices of, and recent trading activity in, the OHM Common Stock, particularly the fact that the [Offer and the] Merger (assuming the Merger Consideration will have a value of $11.50 per share) will enable the shareholders of OHM to realize a premium of approximately 29.2% over the closing price of the OHM Common Stock on the last trading day prior to the public announcement on January 15, 1998 of the Merger Agreement, and at a premium of approximately 26.6% over the highest price at which OHM Common Stock has traded in the year prior to such announcement.

    5. The possible alternatives to the Offer and the Merger, including the prospects of OHM going forward as an independent entity, the range of possible benefits to OHM shareholders of such alternatives and the timing and the likelihood of actually accomplishing any of such alternatives.

    6. The likelihood that the transactions contemplated by the Merger Agreement will be consummated, including the fact that the obligations of ITC and Merger Sub to consummate the Merger are not subject to the prior consummation of the Offer and the fact that the obligations of ITC and Merger Sub to consummate such transactions are not conditioned upon financing and that commitments for all necessary financing had been obtained.

  In view of the wide variety of factors considered in connection with its evaluation of the transactions contemplated by the Merger Agreement, the OHM Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

OPINION OF OHM'S FINANCIAL ADVISOR

  OHM retained BT Alex. Brown on December 3, 1997 to act as OHM's financial advisor in connection with the Offer and the Merger, including rendering its opinion to the Board of Directors of OHM as to the fairness, from a financial point of view, to the holders of shares of OHM Common Stock, of the aggregate consideration to be received by such holders in the Offer, the Merger and the NSC Distribution.

  At the January 14, 1998 meeting of the OHM Board of Directors, representatives of BT Alex. Brown made a presentation with respect to the Offer, the Merger and the NSC Distribution and rendered to the OHM Board of Directors its oral opinion, subsequently confirmed in writing as of the same date, that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the aggregate consideration to be received by the holders of shares of OHM Common Stock in the Offer, the Merger and the NSC Distribution was fair, from a financial point of view, to such holders. No limitations were imposed by the OHM Board of Directors upon BT Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

  THE FULL TEXT OF BT ALEX. BROWN'S WRITTEN OPINION DATED JANUARY 14, 1998 (THE "BT ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. OHM SHAREHOLDERS ARE URGED TO READ THE BT ALEX. BROWN OPINION IN ITS ENTIRETY. THE BT ALEX. BROWN OPINION IS DIRECTED TO THE OHM BOARD OF DIRECTORS, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF SHARES OF OHM COMMON STOCK OF THE AGGREGATE CONSIDERATION TO BE RECEIVED BY SUCH HOLDERS IN THE OFFER, THE MERGER AND THE NSC DISTRIBUTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OHM SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE OHM SPECIAL MEETING. THE BT ALEX. BROWN OPINION WAS RENDERED TO THE OHM BOARD OF DIRECTORS FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE DISCUSSION OF THE BT ALEX. BROWN OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT ALEX. BROWN OPINION.

  In connection with the BT Alex. Brown Opinion, BT Alex. Brown reviewed certain publicly available financial information and other information concerning OHM and ITC and certain internal analyses and other information furnished to it by OHM and ITC. BT Alex. Brown also held discussions with the members of the senior managements of OHM and ITC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of OHM, ITC and NSC, (ii) compared certain financial and stock market information for OHM, ITC and NSC with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) performed a discounted cash flow analysis, (v) reviewed the terms of the Merger Agreement, and (vi) performed such other studies and analyses and considered such other factors as it deemed appropriate. In conducting its review and arriving at its opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the information relating to the prospects of OHM and ITC provided to BT Alex. Brown by each company, BT Alex. Brown assumed that such information was reasonably prepared and reflected the best currently available judgments and estimates of the respective managements of OHM and ITC as to the likely future financial performances of their respective companies. BT Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets of OHM and ITC, nor has BT Alex.
Brown been furnished with any such evaluations or appraisals. Further, BT Alex. Brown did not make an independent evaluation or appraisal of the liabilities (including environmental liabilities) of OHM or ITC. The BT Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

  The following is a summary of the analyses performed and factors considered by BT Alex. Brown in connection with rendering the BT Alex. Brown Opinion to the OHM Board of Directors.

  Historical Financial Position. In rendering its opinion, BT Alex. Brown reviewed and analyzed the historical and current financial condition of OHM and ITC, which included (i) an assessment of OHM's and ITC's recent financial statements; (ii) an analysis of OHM's and ITC's revenue, growth and operating performance trends; and (iii) an assessment of OHM's and ITC's margin changes and leverage.

  Historical Stock Price Performance. BT Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volumes for OHM Common Stock and ITC Common Stock from January 1, 1993 to January 12, 1998 and the relative stock price movement over this period. BT Alex. Brown also compared the movement of the daily closing per share market prices of OHM Common Stock and ITC Common Stock with the movement of the S&P 500 composite average over the period from January 1, 1996 to January 12, 1998. BT Alex. Brown noted that, on a relative basis, both OHM Common Stock and ITC Common Stock underperformed the S&P 500 composite average over that period. BT Alex. Brown also compared the movement of daily closing per share market prices of OHM Common Stock and ITC Common Stock with the movement of an environmental services industry composite average (consisting of OHM or ITC, as applicable, Dames & Moore Group, Harding Lawson Associates Group Inc., ICF Kaiser International, Sevenson Environmental Services Inc. and URS Corp) (the "Selected Companies") over the period from January 1, 1996 to January 12, 1998. BT Alex. Brown noted that, on a relative basis, both OHM Common Stock and ITC Common Stock underperformed such environmental services composite average over that period. This information was presented to give the OHM Board of Directors background information regarding the respective stock prices of OHM and ITC over the period indicated.

  Analysis of Certain Publicly Traded Companies. BT Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to OHM and OHM's proposed transaction valuation to certain corresponding information for the Selected Companies. Such financial information included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of equity market value as adjusted for debt and cash ("Adjusted Value") to revenues, earnings before interest expense, income taxes and depreciation ("EBITDA") and earnings before interest expense and income taxes ("EBIT"), each for the latest reported twelve-month period as derived from publicly available information, and (iv) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS") and projected EPS. The financial information used in connection with the multiples provided below with respect to OHM and the Selected Companies was based on the latest reported twelve-month period as derived from publicly available information and on estimated EPS for calendar years 1997 and 1998 as reported by the Institutional Brokers Estimating System ("IBES"). BT Alex. Brown noted that, on a trailing twelve-month basis, the multiple of Adjusted Value to revenues was 0.7x for OHM's proposed transaction valuation, compared to a range of 0.2x to 0.8x, with a mean of 0.4x, for the Selected Companies; the multiple of Adjusted Value to EBIT was 15.6x for OHM's proposed transaction valuation, compared to a range of 3.4x to 13.1x, with a mean of 8.1x for the Selected Companies; and the multiple of Adjusted Value to EBITDA was 8.5x for OHM's proposed transaction valuation compared to a range of 2.4x to 7.2x, with a mean of 5.4x, for the Selected Companies. BT Alex. Brown further noted that the multiple of Equity Value to trailing twelve-month EPS was 24.0x for OHM's proposed transaction valuation, compared to a range of 11.7x to 29.9x, with a mean of 17.6x, for the Selected Companies; the multiple of Equity Value to projected calendar year 1997 EPS was 23.2x for OHM's proposed transaction valuation, compared to a range of 11.9x to 15.8x, with a mean of 13.5x, for the Selected Companies; and the multiple of Equity Value to projected calendar year 1998 EPS was 19.1x for OHM's proposed transaction valuation, compared to a range of 10.7x to 30.0x, with a mean of 16.3x, for the Selected Companies. As a result of the foregoing procedures, BT Alex. Brown noted that the multiples for OHM's proposed transaction valuation were generally higher than the range of the multiples for the Selected Companies. The IBES EPS estimate for OHM as of November 23, 1997 for calendar years 1997 and 1998 were $0.51 and $0.62, respectively.

  In addition, BT Alex. Brown also compared certain financial information (based on the commonly used valuation measurements described below) relating ITC's current market value to certain corresponding information for the Selected Companies. Such financial information included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of Adjusted Value to EBITDA and EBIT, each for the latest reported twelve-month period as derived from publicly available information; and (iv) ratios of Equity Value to EPS and projected EPS. The financial information used in connection with the multiples provided below with respect to ITC and the Selected Companies was based on the latest reported twelve-month period as derived from publicly available information and on estimated EPS for calendar years 1997 and 1998 as reported by IBES. BT Alex. Brown noted that, on a trailing twelve-month basis, the multiple of Adjusted Value to revenues was 0.5x for ITC, compared to a range of 0.2x to 0.8x, with a mean of 0.4x, for the Selected Companies; the multiple of Adjusted Value to EBIT was 13.1x for ITC compared to a range of 3.4x to 10.7x, with a mean of 7.7x, for the Selected Companies; and the multiple of Adjusted Value to EBITDA was 7.2x for ITC compared to a range of 2.4x to 7.0x, with a mean of 5.1x, for the Selected Companies. BT Alex. Brown further noted that the multiple of Equity Value to trailing twelve-month EPS was not meaningful for ITC (because ITC's EPS was negative), compared to a range of 11.7x to 29.9x, with a mean of 17.3x, for the Selected Companies; the multiple of Equity Value to projected calendar year 1997 EPS was deemed to be not meaningful for ITC, compared to a range of 11.9x to 15.8x, with a mean of 14.0x, for the Selected Companies; and the multiple of Equity Value to projected calendar year 1998 EPS was 30.0x for ITC, compared to a range of 10.7x to 12.6x, with a mean of 11.9x, for the Selected Companies. As a result of the foregoing procedures, BT Alex. Brown noted that the multiples for ITC were generally higher than the range of the multiples for the Selected Companies. The IBES EPS estimate for ITC as of December 24, 1997 for calendar years 1997 and 1998 were $0.09 and $0.28, respectively.

  Analysis of Selected Mergers and Acquisitions. BT Alex. Brown reviewed the financial terms, to the extent publicly available, of 19 proposed, pending or completed mergers and acquisitions in the environmental services industry (the "Selected Transactions"). BT Alex. Brown calculated various financial multiples and the premiums over market value based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples and the premiums over market value for the proposed transaction based on the aggregate consideration to be received by the holders of OHM Common Stock in the Offer, the Merger and the NSC Distribution. BT Alex. Brown noted that the multiple of aggregate purchase price (the value of consideration paid for common equity adjusted for debt, preferred stock and cash) to trailing twelve month revenues was 0.7x for the proposed transaction versus a range of 0.3x to 1.3x, with a mean of 0.7x, for the Selected Transactions; the multiple of aggregate purchase price to trailing EBIT was 15.6x for the proposed transaction versus a range of 3.4x to 22.1x, with a mean of 12.8x, for the Selected Transactions; and the multiple of aggregate purchase price to trailing EBITDA was 8.5x for the proposed transaction versus a range of 5.2x to 12.7x, with a mean of 8.0x, for the Selected Transactions. BT Alex. Brown further noted that the multiple of equity purchase price to the last twelve months' net income was 24.0x for the proposed transaction versus a range of 5.6x to 42.6x, with a mean of 20.7x, for the Selected Transactions. BT Alex. Brown also noted that the Selected Transactions were effected at ranges of the premium to the target's per share market prices four weeks prior to announcement and one day prior to announcement of (6.4)% to 95.2%, with a mean of 38.4%, and (6.4)% to 48.2%, with a mean of 24.8%, respectively, versus premiums of 50.4% and 50.4%, respectively, for the proposed transaction as compared to the per share market prices four weeks prior to and one day prior to 1/12/98. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions during the period during which the Selected Transactions occurred.

  Discounted Cash Flow Analysis. BT Alex. Brown performed discounted cash flow analyses for OHM using financial projections (for the period from January 1, 1998 to December 31, 2002) provided by the management of OHM. Management prepared three sets of financial projections, each of which was based on different assumptions regarding OHM's revenue growth rates in its DOE/nuclear and outsourcing segments. In the first projection scenario, DOE/nuclear revenues and outsourcing revenues were assumed to remain at current run rates over the projection period ("Scenario 1"). In the second projection scenario, DOE/nuclear revenues were assumed to remain at current run rates while outsourcing revenues grow by 15% per year over the projection period ("Scenario 2"). In the third projection scenario, DOE/nuclear revenues were assumed to grow at a 72% compounded annual growth rate while outsourcing revenues were assumed to grow by 15% per year over the projection period ("Scenario 3"). For each projection scenario, BT Alex. Brown aggregated the present value of the cash flows from 1998 through 2002 with the present value of a range of terminal values. The terminal values were computed based on projected EBITDA in calendar year 2002 and a range of terminal multiples of 5.5x to 7.5x. All cash flows were discounted at rates ranging from 11% to 15%. BT Alex. Brown arrived at such discount rates based on its judgment of the weighted average cost of capital of the Selected Companies, and arrived at such terminal values based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of values for OHM Common Stock of $6.38 to $9.66 per share for Scenario 1, $7.24 to $11.04 per share for Scenario 2, and $8.64 to $13.34 per share for Scenario 3. were assumed to

  Pro Forma Combined Earnings Analysis. BT Alex. Brown analyzed certain pro forma effects of the proposed transaction. Based on such analysis, BT Alex. Brown computed the resulting accretion/dilution to the combined company's EPS estimate for the fiscal years ending 1998 and 1999, pursuant to the proposed transaction but before taking into account potential cost savings and other synergies that OHM and ITC could achieve if the proposed transaction were consummated and before nonrecurring costs relating to the proposed transaction. The combined company's pro forma 1998 and 1999 EPS estimates were based on IBES EPS and growth rate estimates for OHM and ITC. BT Alex. Brown noted that before taking into account any potential cost savings and other synergies and before certain nonrecurring costs relating to the proposed transaction, the proposed transaction would be approximately 126% dilutive and 83% dilutive to the combined company's EPS for the fiscal years ending 1998 and 1999, respectively. BT Alex. Brown calculated the pre-tax synergies that would be required for no EPS dilution in 1998 and 1999 (assuming no conversion of the Convertible Preferred Stock) to be approximately $12.3 million and $9.6 million, respectively. BT Alex. Brown also noted that, on a pro forma basis, each $5.0 million of pre-tax synergies would result in a $0.14 per share increase in the combined company's EPS in 1998 and 1999. There can be no assurance that the combined company will be able to realize cost savings and synergies following the proposed transaction.

  Analyses of NSC. BT Alex. Brown performed analyses with respect to NSC utilizing methodologies equivalent to those utilized in performing the historical financial position, historical stock price performance and certain publicly traded companies analyses performed with respect to OHM and ITC.

  Relevant Market and Economic Factors. In rendering its opinion, BT Alex. Brown considered, among other factors, the condition of the U.S. stock markets, and the current level of economic activity, particularly in the environmental services industry.

  No company used in the analysis of certain publicly traded companies or the analysis of selected mergers and acquisitions summarized above is identical to OHM, ITC or NSC, as applicable, or the proposed transaction. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the companies in the analysis of certain publicly traded companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the companies in the analysis of certain publicly traded companies and the companies in the Selected Transactions.

  While the foregoing summary describes all analyses and factors that BT Alex. Brown deemed material in its presentation to the OHM Board of Directors, it is not a comprehensive description of all analyses and factors considered by BT Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. BT Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the BT Alex. Brown Opinion. In performing its analyses, BT Alex. Brown considered general economic, market and financial conditions, many of which are beyond the control of OHM and ITC. The analyses performed by BT Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.

Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of ITC Common Stock or shares of NSC common stock may trade at any future time.

  Pursuant to a letter agreement dated December 3, 1997 between OHM and BT Alex. Brown, the fees to date payable to BT Alex. Brown for rendering the BT Alex. Brown Opinion have been $750,000, which amount will be credited against the final fee of $1,750,000, payable by OHM in connection with the proposed transaction. In addition, OHM has agreed to reimburse BT Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. OHM has agreed to indemnify BT Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

  OHM retained BT Alex. Brown to act as its advisor based upon BT Alex. Brown's role as a co-managing underwriter for OHM's public offering in December 1993 and subsequent advisory services and based upon BT Alex. Brown's qualifications, reputation, experience and expertise. BT Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. BT Alex. Brown may actively trade the equity securities of OHM, ITC and NSC for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. BT Alex. Brown regularly publishes research reports regarding the environmental services industry and the business and securities of OHM and other publicly traded companies in the environmental services industry.

                                  THE MERGER

  This section of the Proxy Statement/Prospectus and the next section, entitled "The Merger Agreement," describe certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by this reference. Stockholders of ITC and shareholders of OHM are urged to read the Merger Agreement in its entirety.

GENERAL

  The Merger Agreement provides that the Merger will be consummated if the stockholders of ITC approve the issuance of shares of ITC Common Stock pursuant to the Merger Agreement, the shareholders of OHM approve the adoption of the Merger Agreement and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into OHM and OHM, as the Surviving Corporation, will become a wholly owned subsidiary of ITC. [If the Merger is not consummated, it is expected that OHM will continue to conduct its business and operations substantially as they have been conducted subsequent to the consummation of the Offer, with OHM being a majority owned subsidiary of ITC.]

  Based upon the capitalization of ITC and OHM as of      , 1998, the
shareholders of OHM will own approximately   % of the outstanding shares of
ITC Common Stock and   % of the voting power of ITC following consummation of
the Merger, assuming, for this purpose only, that all shares of ITC Common Stock and OHM Common Stock issuable upon exercise of outstanding ITC and OHM stock options, respectively, are issued.

EFFECTIVE TIME

  The Effective Time of the Merger will occur upon the date on which the Merger Certificate is duly filed with the Secretary of State of the State of Ohio. ITC and OHM will cause the execution and filing of the Merger Certificate as soon as practicable after the Closing. The Merger Agreement provides that the Closing will take place on the first business day after all conditions contemplated by the Merger Agreement have been fulfilled or waived (or such other date upon which ITC and OHM may agree). The Merger Agreement may be terminated by ITC and Merger Sub or OHM under certain conditions. See "The Merger Agreement--Conditions to the Consummation of the Merger" and "-- Termination; Fees and Expenses."

MERGER CONSIDERATION

  At the Effective Time, each issued and outstanding share of OHM Common Stock (other than Excluded Shares) will be canceled and converted into and became exchangeable for the right to receive [1.394 fully paid and nonassessable shares of ITC Common Stock](/1/) OR [0.424 of a fully paid and nonassessable share of ITC Common Stock and $8.50 in cash](/2/). Cash will be paid in lieu of issuance of any fractional shares of ITC Common Stock.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

  The conversion of shares of OHM Common Stock into the right to receive shares of ITC Common Stock will occur automatically at the Effective Time.

  As soon as reasonably practicable after the Effective Time, a transmittal letter will be mailed by the Exchange Agent to each holder of record of shares of OHM Common Stock other than holders of Excluded Shares, informing such shareholder of the procedures to follow in forwarding his or her OHM stock certificates to the Exchange Agent. Upon receipt of such OHM stock certificates and transmittal letter, the Exchange Agent
--------
(1) Assumes consummation of cash tender offer followed by Merger in Two-Step Transaction.

(2) Assumes consummation of Merger in One-Step Transaction.

will deliver a certificate representing the number of whole shares of ITC Common Stock that such shareholder is entitled to receive, and a check in the amount of any cash comprising the Merger Consideration, cash in lieu of issuance of any fractional share of ITC Common Stock and any dividends or other distributions to which such shareholder is entitled pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter.

  If any Merger Consideration is to be delivered to a person other than the OHM shareholder in whose name the certificate formerly representing shares of OHM Common Stock is registered at the Effective Time in exchange for shares of OHM Common Stock, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the OHM shareholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of ITC and the Exchange Agent that such tax has been paid or is not applicable.

  After the Effective Time, there will be no further transfers of shares of OHM Common Stock on the stock transfer books of OHM. If a certificate representing a share or shares of OHM Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole shares of ITC Common Stock and cash in lieu of fractional shares of ITC Common Stock and any dividends and distributions will be issued in exchange therefor.

  After the Effective Time and until surrendered, shares of OHM Common Stock will be deemed to represent only the right to receive upon such surrender a certificate representing the number of whole shares of ITC Common Stock into which such shares of OHM Common Stock are to be exchanged and cash in lieu of any fractional shares of ITC Common Stock as contemplated by the Merger Agreement. No dividends or other distributions, if any, payable to holders of ITC Common Stock will be paid to the holders of certificates for shares of OHM Common Stock until such certificates are surrendered. Upon surrender of such certificates, all declared dividends and distributions which will have become payable in respect of a record date after the Effective Time will be paid to the holder of record of the whole shares of ITC Common Stock represented by the certificate issued in exchange therefor, without interest.

  SHAREHOLDERS OF OHM SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. SHAREHOLDERS OF OHM SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

APPRAISAL RIGHTS

  Shareholders of OHM who wish to perfect their statutory right to appraisal must comply with the procedures set forth in Section 1701.85 of the OGCL. Unless the shareholder and OHM agree on the fair cash value per Dissenting Share, either may request the Ohio trial court to determine whether the shareholder is entitled to be paid the fair cash value of any Dissenting Shares. The court, if appropriate, will make a finding as to the fair cash value of a Dissenting Share and render judgment against OHM for its payment with interest at such rate and from such date as the court considers equitable. Fair cash value will be determined as of the day prior to the day of the OHM Special Meeting and will be the amount which a willing seller and willing buyer with neither any compulsion to sell or buy would accept or pay, but in no event will the fair cash value exceed the amount demanded by the shareholder. In computing this value, any appreciation or depreciation in market value resulting from the transactions contemplated by the Merger Agreement will be excluded.

  THE FOREGOING SUMMARY OF THE APPRAISAL RIGHTS OF OHM SHAREHOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY OHM SHAREHOLDERS DESIRING TO EXERCISE ANY AVAILABLE APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 1701.85 INCLUDED HEREWITH AS ANNEX D. THE PRESERVATION AND EXERCISE OF APPRAISAL RIGHTS ARE CONDITIONED ON STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF THE OGCL.

BACKGROUND OF THE MERGER

  The timing, terms and conditions of the Merger Agreement are the result of arms-length negotiations between representatives of ITC and OHM. Set forth below is a summary of the negotiations.

  On November 20, 1996, the ITC stockholders approved an investment in the aggregate amount of $45,000,000 by Carlyle in exchange for shares of newly issued ITC Preferred Stock and warrants to purchase 1,250,000 additional shares of ITC Common Stock. Since that time, ITC has been pursuing expansion and diversification opportunities through the potential acquisition of other companies in the environmental consulting, engineering and remediation industry in order to create long-term value for its stockholders. As part of this strategy, at a meeting in July 1997 with members of the management of ITC and WMX, and representatives from Carlyle and DLJ, ITC expressed an interest in WMX's various investments in the environmental consulting, engineering and remediation industry. During the meeting the participants discussed WMX's investment in approximately 35% of the outstanding Shares. Management of ITC indicated they believed there would be significant cost savings created in a combination of ITC and OHM and offered to explain more fully the benefits of a combination to the OHM Board of Directors or to its management.

  At a subsequent meeting in August 1997 with the same participants, the management of ITC expressed an interest in pursuing a combination of ITC and OHM in which ITC would issue stock in exchange for the outstanding stock of OHM at existing market prices and described the anticipated synergies that could be achieved as a result of such a combination. The representatives of WMX agreed to convey ITC's interest in pursuing a combination with OHM to OHM's management. In August 1997, representatives of WMX contacted DLJ and indicated that the OHM Board of Directors might be interested in exploring further a potential combination with several conditions: (i) the estimated synergies that ITC had described would need to be evaluated; (ii) any transaction proposed would need to offer a premium for OHM and have a significant cash component; and (iii) all further discussions must be conducted through OHM's management and its representatives.

  During September 1997, the respective management teams of ITC and OHM and representatives from Carlyle and DLJ had numerous discussions regarding the likely synergies that could be created in a combination of ITC and OHM. On September 25, 1997, OHM and ITC entered into a Confidentiality Agreement.

  At a meeting in October 1997, representatives of ITC and OHM met to discuss the potential synergies created by a combination. Both managements indicated that they believed significant synergies could be achieved and that a combination should be explored.

  During October 1997, representatives of DLJ and Union Bancaire Privee International, Inc., OHM's financial advisors ("UBP"), had several discussions regarding potential transaction structures and the valuation of OHM. DLJ indicated to UBP that ITC would consider offering $10.50 a share for OHM, with 50% of the consideration consisting of ITC Common Stock and 50% of the consideration consisting of cash. UBP indicated that the OHM Board of Directors would review ITC's indication of interest at its regularly scheduled Board meeting on October 30, 1997. Following the Board meeting, UBP indicated to DLJ that the OHM Board of Directors considered any transaction at the level of ITC's interest to be inadequate and that a greater premium and cash component would be required for OHM to be interested in negotiating a transaction. After numerous telephonic discussions and several meetings in November 1997 between representatives of OHM, UBP, ITC, Carlyle and DLJ, ITC proposed, subject to due diligence of OHM by ITC and its lenders and to negotiation of and agreement upon a definitive merger agreement, that it would be prepared to offer $8.00 in cash and, subject to being able to undertake significant due diligence, 0.424 shares of ITC Common Stock for each share of OHM Common Stock, and ITC would allow OHM to distribute to its shareholders its ownership in NSC.

  On December 3, 1997, OHM engaged BT Alex. Brown to perform certain financial advisory and investment banking services.

  OHM agreed to move forward on the foregoing basis. On December 8, 1997, OHM and ITC began conducting due diligence sessions. Participants in these sessions included representatives of OHM's and ITC's management and financial, legal and accounting advisers as well as representatives from ITC's proposed lending group. In December 1997, OHM, ITC and Carlyle and their respective legal and financial advisors began negotiating a definitive merger agreement.

  On December 17, 1998, the OHM Board of Directors met, at which meeting OHM's management updated the OHM Board of Directors concerning the discussions with ITC and OHM's counsel and financial advisors advised the OHM Board of Directors concerning the proposed transaction.

  On December 20, 1997, OHM's and ITC's counsel met to negotiate the terms of the Merger Agreement. Discussions between OHM, ITC and their respective counsel and financial advisors continued in late December 1997 and early January 1998.

  At an ITC Board of Directors meeting on January 9, 1998, certain members of ITC's management presented a comprehensive analysis of the proposed transaction. The presentation included an overview of OHM, as well as a description of various aspects of its operations, financial condition and market position. The ITC Board of Directors also discussed the anticipated synergies that might be realized from a combination with ITC, consisting primarily of certain corporate and operational overhead reductions, bid and proposal and marketing cost reductions and enhanced staff utilization. During the January 9, 1998 ITC Board of Directors meeting, DLJ described the valuation methodologies used in connection with its preliminary evaluation of the fairness to ITC, from a financial point of view, of the consideration to be paid by ITC for OHM. The ITC Board of Directors conducted a review with counsel of the provisions of the proposed draft of the Merger Agreement including the termination fee payable in the event the Merger Agreement transactions are not consummated for reasons specified in the Merger Agreement and the terms and provisions of the proposed financing for the transaction. The ITC Board of Directors also received a report on the due diligence review conducted with respect to OHM. Management was directed to continue negotiations with OHM and with ITC's lender group to attempt to finalize the terms of both the Merger Agreement and an acceptable financing commitment.

  Negotiations of the terms of the Merger Agreement were concluded in a series of meetings and telephone conversations held through January 15, 1998. The principal issues negotiated in connection with the Merger Agreement included the scope of the representations and warranties, the conditions to Merger Sub's obligation to complete the Offer, the circumstances under which a termination fee would be payable to ITC and the amount thereof. ITC obtained a financing commitment for the Offer on January 15, 1998.

  At a meeting held on January 14, 1998, management presented a report on the final negotiation of open issues and DLJ provided to the Board its opinion that the consideration to be paid by ITC for OHM pursuant to the Merger Agreement is fair to ITC, from a financial point of view. The ITC Board of Directors then unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Offer.

  On January 14, 1998, the OHM Board of Directors met to consider the results of the negotiation process and, after considering information provided by OHM's management, counsel and financial advisors, unanimously (i) approved the Offer and the Merger and determined that the transactions contemplated by the Merger Agreement, including without limitation the Offer and the Merger, are fair to, and in the best interests of, OHM and its shareholders and (ii) voted to enter into the Merger Agreement, the Repurchase Agreement, the Company Voting Agreement, the Parent Voting Agreement and the Option Termination Agreement, and to recommend that shareholders accept the Offer and tender their shares of OHM Common Stock.

  Following the approval of the Boards of Directors of OHM and ITC, on January 15, 1998, OHM, ITC and Merger Sub entered into the Merger Agreement, and the Repurchase Agreement, the Company Voting Agreement, the Parent Voting Agreement and the Option Termination Agreement were executed by the parties thereto.

MANAGEMENT OF OHM AFTER THE MERGER

  The directors of Merger Sub at the Effective Time will be the initial directors of the Surviving Corporation from and after the Effective Time. The officers of OHM at the Effective Time will remain the officers of the Surviving Corporation from and after the Effective Time, except that, immediately following the Effective Time, Mr. Anthony J. DeLuca, Chief Executive Officer and President of ITC will be named Chief Executive Officer and President of OHM.

PLANS FOR OHM

  OHM's business will be integrated into ITC's operations. ITC plans to reorganize OHM into ITC's existing business line/project delivery organizational structure, which is expected to produce administrative and operational efficiencies and to result in the elimination of redundant positions in the combined organization and the closure or consolidation of certain ITC and OHM locations. Such integration and reorganization is anticipated to result in approximately $25 million in net cost reductions, taking into account possible loss of revenue, with approximately 50% of the cost reductions expected to be realized in calendar 1998.

EFFECT ON EMPLOYEE BENEFITS PLANS

  OHM maintains a number of employee benefit plans and compensation arrangements in which eligible employees of OHM and certain of its affiliates participate. ITC will provide the employees and retirees of OHM and its subsidiaries, for a period commencing at the Effective Time and ending on the second anniversary thereof, with compensation and benefits under employee benefit plans that, in the aggregate, are no less favorable than those currently provided by OHM and its subsidiaries. ITC will, and will cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees of OHM under all compensation, employee benefit and employee severance plans in existence on the date of the Merger Agreement and all employment and severance agreements entered into by OHM or adopted by the OHM Board of Directors prior to the Effective Time.

FINANCING ARRANGEMENTS RELATED TO THE MERGER

  In connection with the transactions contemplated by the Merger Agreement, ITC and Merger Sub entered into a credit facility (the "Credit Facilities") with Citicorp USA, Inc. ("Citicorp" and, in its capacity as administrative agent, the "Administrative Agent") and BankBoston, N.A. ("BankBoston" and, in its capacity as documentation agent, together with the Administrative Agent, the "Agents"), individually and as agent banks for a group of lenders arranged by Citicorp Securities, Inc. and BancBoston Securities Inc. (the "Arrangers"). [The Credit Facilities provide for facilities of up to $240.0 million (the "Tender Offer Credit Facilities"), consisting of an eighteen-month term loan of $80.0 million made to Merger Sub and an eighteen-month revolving credit facility of up to $160.0 million available to ITC and its wholly owned subsidiary, IT Corporation ("IT") . The proceeds of the loan made to Merger
Sub and $    million under the revolving credit loans made to ITC under the
Tender Offer Credit Facilities were used to finance the Offer. The loans made under the Tender Offer Credit Facilities do not amortize, and will be payable in full at their maturity if not refinanced with proceeds of loans made under the Merger Credit Facilities (as defined herein) or otherwise. Loans made under the Tender Offer Credit Facilities bear interest at a rate equal to LIBOR plus 2.50% per annum (or Citibank's base rate plus 1.50% per annum) through June [ ], 1998. If the loans continue to be outstanding on that date, the rate will increase by 1.00% per annum, and will increase by an additional 0.50% per annum on the corresponding date in each of the six succeeding
months, if the loans are still outstanding on those dates. As of       , 1998,
the interest rate for loans outstanding under the Tender Offer Credit
Facilities was   %. The Tender Offer Credit Facilities are secured by a
security interest in substantially all of the assets of ITC and its subsidiaries (including the shares of OHM Common Stock acquired by Merger Sub upon completion of the Offer but excluding the assets of OHM and its subsidiaries).

  The Credit Facilities [also] provide[s] for credit facilities of up to $425.0 million that will be available upon completion of the Merger (the "Merger Credit Facilities"). The Merger Credit Facilities will consist of an eight-year amortizing term loan of up to $225.0 million and a six-year revolving credit facility of up to $200.0 million. (The terms of the commitments provide that the Arrangers may reallocate up to $50.0 million from the revolving credit facility to the term loan.) The proceeds of loans to be made under the Merger Credit Facilities will be used to finance the cash consideration, if any, to be paid in the Merger, to pay related expenses and costs, to refinance [ITC's, IT's and Merger Sub's loans outstanding under the Tender Offer Credit Facilities and] OHM's loans outstanding under its existing credit facility provided by a group of lenders for which Citicorp USA, Inc. is agent (under which approximately $60.2 million was outstanding as of February , 1998), to provide working capital for ITC and its subsidiaries (including OHM and its subsidiaries) after completion of the Merger, and for general corporate purposes of ITC and its subsidiaries.

  The Merger Credit Facilities will be secured by a security interest in substantially all of the assets of ITC and its subsidiaries (including the assets of OHM and its subsidiaries).

  The availability of the Merger Credit Facilities is subject to the following conditions: (i) the conditions to the Merger will have been satisfied, without any waiver that is not approved by the Agents and the lenders; (ii) the Merger Agreement will not have been amended, waived or modified in any material respect without the approval of the Agents and the lenders; (iii) the Merger will have been consummated in accordance with the terms of the Merger Agreement; (iv) there will have occurred no material adverse change with respect to ITC and OHM on a combined basis or any of their respective principal operating subsidiaries on a stand-alone basis; and (v) certain other conditions customary for credit facilities of this type.

  The term loans made under the Merger Credit Facilities will bear interest at a rate equal to LIBOR plus 2.50% per annum (or Citibank's base rate plus 1.50% per annum), and revolving loans made under the Merger Credit Facilities will bear interest at a rate equal to LIBOR plus 2.00% per annum (or Citibank's base rate plus 1.00% per annum), through the date that is six months after completion of the Merger, with adjustments thereafter based on the ratio of ITC's consolidated total debt to consolidated EBITDA.

  The term loan made under the Merger Credit Facilities will amortize on a quarterly basis in aggregate annual installments of $2.25 million for the first six years after the Merger, with the remainder payable in eight equal quarterly installments in the seventh and eighth years after the Merger. ITC will also be required to prepay the loans under the Merger Credit Facilities with the net proceeds of asset sales and certain debt and equity financings, and with a portion of ITC's consolidated excess cash flow.

  The Credit Facilities include certain representations and warranties and covenants customary for facilities of this type, including: (i) financial covenants consisting of a minimum fixed charge coverage ratio, a minimum interest expense coverage ratio, a maximum leverage ratio, a minimum liquidity requirement, a minimum EBITDA requirement (applicable only in 1998), a maximum capital expenditure limitation and a minimum net worth requirement; (ii) maintenance of cash concentration accounts and lockboxes; (iii) preservation of corporate existence, compliance with laws, payment of taxes, maintenance of properties and insurance and financial and other reporting requirements; and
(iv) limitations (subject to certain exceptions) on indebtedness, guarantees, liens, lease obligations, mergers and acquisitions, sales of assets and other fundamental changes, joint ventures and other investments, transactions with affiliates, dividends and stock repurchases and redemptions, prepayment or modification of debt, and certain hedging obligations. The Credit Facilities also include customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross defaults to other indebtedness, bankruptcy events, defaults in satisfaction of money judgments, material adverse change, certain events under the Employee Retirement Income Security Act of 1974, as amended, and a change of control of the ITC.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of the material federal income tax consequences of the Merger to ITC and its stockholders and to OHM and its shareholders. The summary of federal income tax consequences set forth below is for general information only and is based on the current provisions of the Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. The tax consequences to each shareholder will depend in part upon such shareholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, individuals who are not citizens or residents of the United States and shareholders who acquired their shares of OHM Common Stock through the exercise of an employee stock option or otherwise as compensation. ALL SHAREHOLDERS OF OHM SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND OF CHANGES IN SUCH TAX LAWS.

  Treatment of OHM Shareholders. The receipt of the Merger Consideration (whether consisting solely of shares of ITC Common Stock or of both shares of ITC Common Stock and cash) will be a taxable event for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. A shareholder who receives ITC Common Stock pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the ITC Common Stock at the Effective Time (plus the amount of any cash received) and such shareholder's adjusted tax basis in the shares of OHM Common Stock exchanged in the Merger. Thus, a shareholder recognizing gain under the foregoing rule could be in the position of incurring a tax liability as a result of the Merger without a corresponding receipt of cash.

  If the shares of OHM Common Stock constitute capital assets in the hands of the shareholder, then gain or loss recognized with respect to the receipt of the Merger Consideration pursuant to the Merger will be capital gain or loss. Gain or loss will be calculated separately for each block of shares of OHM Common Stock (i.e., a group of shares of OHM Common Stock with the same tax basis and holding period) exchanged pursuant to the Merger. The initial tax basis of any ITC Common Stock received pursuant to the Merger will be the fair market value of such stock at the Effective Time.

  The Taxpayer Relief Act of 1997 (the "1997 Act") created several new categories of capital gains applicable to noncorporate taxpayers. Under prior law, noncorporate taxpayers were generally taxed at a maximum rate of 28% on net capital gain (generally, the excess of net long-term capital gain over net short-term capital loss). Noncorporate taxpayers are now generally taxed at a maximum rate of 20% on net capital gain attributable to the sale of property held for more than eighteen months, and a maximum rate of 28% on net capital gain attributable to the sale of property held for more than one year but not more than eighteen months. The 1997 Act did not affect the treatment of short-term capital gain or loss (generally, gain or loss attributable to capital assets held for one year or less) and did not affect the taxation of capital gains in the hands of corporate taxpayers.

  Treatment of OHM, ITC and ITC Stockholders. The Merger will not be a taxable event to either OHM, ITC or the ITC stockholders.

  Backup Withholding. Under the Code, a holder of shares of OHM Common Stock may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to the receipt of the Merger Consideration unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  EACH SHAREHOLDER OF OHM IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER AND THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR OTHER TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

  The acquisition of OHM by ITC, which includes the Merger, will be accounted for under the "purchase" method of accounting in accordance with GAAP.

CERTAIN LEGAL MATTERS

  Antitrust. Pursuant to the requirements of the HSR Act, on January 15, 1998, OHM and ITC each filed a Notification and Report Form for review under the HSR Act with the FTC and the Antitrust Division in connection with the Offer. Early termination of the waiting period with respect to such filings was granted on January 26, 1998. In addition, the acquisition by Rust Services of shares of ITC Common Stock in the Merger is subject to the pre-merger notification requirements of the HSR Act. On January 23, 1998, Rust Services and ITC each filed pre-merger notification forms with the FTC and the Antitrust Division under the HSR Act with respect to such transaction. Early termination of the waiting period with respect to such filings was granted on January 30, 1998.

  ITC and OHM do not believe that any additional governmental filings in the United States, other than the Merger Certificate, are required with respect to the Merger. Even though early termination was granted with respect to the HSR Act waiting periods applicable to the Offer and Rust Services' acquisition of shares of ITC Common Stock in the Merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of OHM or ITC. Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

  ITC does not believe that consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

  Environmental. ITC will be required to notify the DTSC with respect to the impact, if any, of the Merger and the other transactions contemplated by the Merger Agreement on ITC's requirements to provide financial assurance for the closure and post-closure of its Northern California facilities (e.g., Panoche, Vine Hill, Benson Ridge and Montezuma Hills), and may be required to provide additional or alternate financial assurance.

FEDERAL SECURITIES LAW CONSEQUENCES

  All shares of ITC Common Stock issued in connection with the Merger will be freely transferable, except that any shares of ITC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of OHM prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of OHM or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of a party generally include individuals or entities that control, are controlled by or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

  Pursuant to the Merger Agreement, the affiliates, directors and executive officers of OHM are required to execute an agreement (an "Affiliate Agreement") in which they will make certain representations about their intentions to hold the shares of ITC Common Stock to be received in the Merger and agree to certain restrictions on resale of such shares. In addition, each of the affiliates, directors and executive officers of OHM will agree to waive their statutory appraisal rights under the OGCL. The representations and restrictions on resale are intended to comply with restrictions on resale of securities imposed by federal securities laws.

  Affiliates of OHM who also are not affiliates of ITC may not sell their shares of ITC Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of ITC) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time, an affiliate (together with certain related persons) would be entitled to sell shares of ITC Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of ITC Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates only if ITC remained current with its informational filings with the Commission under the Exchange Act. One year after the Effective Time, an affiliate would be able to sell such shares of ITC Common Stock without such manner of sale or volume limitations provided that ITC was current with its Exchange Act informational filings and such affiliate was not then an affiliate of ITC. Two years after the Effective Time, an affiliate would be able to sell such shares of ITC Common Stock without any restrictions so long as such affiliate had not been an affiliate of ITC for at least three months prior thereto. Affiliates of OHM who become affiliates of ITC will be subject to the resale provisions of Rule 144, including the volume limitations set forth above, for such time as they remain affiliates of ITC.

STOCK EXCHANGE LISTING

  Pursuant to applications filed by ITC, the shares of ITC Common Stock to be issued in connection with the Merger have been authorized for listing on the NYSE and the PE, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF OHM COMMON STOCK

  Applications will be made by ITC to delist the OHM Common Stock from the NYSE and deregister the OHM Common Stock under the Exchange Act immediately following the Effective Time.

                             THE MERGER AGREEMENT

GENERAL

  The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by this reference. Stockholders of ITC and shareholders of OHM are urged to read the Merger Agreement in its entirety.

[THE OFFER

  The Merger Agreement provides for the making of the Offer, which was
consummated on February   , 1998. In the Offer, Merger Sub acquired 13,933,000
shares of OHM Common Stock for cash consideration of $11.50 per share. Concurrent with the consummation of the Offer, OHM repurchased from Rust Services 5,235,381 shares of OHM Common Stock pursuant to the Repurchase Agreement. As a result of the Offer and the Repurchase, ITC indirectly holds
through Merger Sub   % of the outstanding OHM Common Stock.]

THE MERGER

  The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement at the Effective Time, Merger Sub will be merged with and into OHM as a result of which the separate existence of Merger Sub will cease and OHM will continue as the Surviving Corporation. At the Effective Time, the conversion of OHM Common Stock and the conversion of shares of the common stock of Merger Sub pursuant to the Merger Agreement will be effected as described below. The OHM Charter and Regulations will be the Articles of Incorporation and Regulations of the Surviving Corporation, except that Article FIRST of the OHM Charter will be amended to read in its entirety: "The name of the Corporation shall be OHM Corporation." The directors of Merger Sub at the Effective Time will be the initial directors of the Surviving Corporation and the officers of OHM at the Effective Time will be the initial officers of the Surviving Corporation, in each case from and after the Effective Time, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Regulations.

TERMS OF THE MERGER

  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of capital stock of OHM or Merger Sub:

    (a) each share of OHM Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into and will become exchangeable for the right to receive [1.394 fully paid and nonassessable shares of ITC Common Stock](/1/) or [0.424 of a share of ITC Common Stock and $8.50 in cash](/2/), except that cash will be paid in lieu of any fractional share of ITC Common Stock;

    (b) each share of OHM Common Stock purchased in the Offer or otherwise owned by ITC, Merger Sub or their subsidiaries or owned by OHM or any of its subsidiaries and in each case not held on behalf of third parties at the Effective Time will be canceled, retired and cease to exist, without the payment of consideration thereof;

    (c) each Dissenting Share for which appraisal rights have been properly exercised will be entitled to receive the payment provided by Sections 1701.84 et seq. of the OGCL; and

    (d) each issued and outstanding share of the common stock, par value $0.10 per share, of Merger Sub will be converted into one share of common stock of the Surviving Corporation.
--------
(1) Assumes consummation of cash tender offer followed by Merger in Two-Step Transaction.

(2) Assumes consummation of Merger in One-Step Transaction.

  At the Effective Time, present holders of shares of OHM Common Stock will cease to have any rights as holders of such shares, but will have the right to receive shares of ITC Common Stock and cash in lieu of any fractional shares of ITC Common Stock. After the Effective Time, the stock transfer books of OHM will be closed and there will be no further transfers of shares of OHM Common Stock. See "The Merger--Conversion of Shares; Procedures for Exchange of Certificates" and "Comparison of Stockholder and Shareholder Rights."

FRACTIONAL SHARES

  Fractional shares of ITC Common Stock will not be issued in connection with the Merger. In lieu of any such fractional share, each holder of shares of OHM Common Stock who would otherwise have been entitled to a fraction of a share of ITC Common Stock upon surrender of certificates for exchange will receive a cash payment in lieu thereof (without interest), which payment will represent such holder's proportionate interest in a share of ITC Common Stock based on the average closing price per share of ITC Common Stock on the NYSE for the ten (10) trading days immediately prior to the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The following table sets forth information, with respect to each director or executive officer who will be entitled to receive cash compensation in connection with the Offer or the Merger with respect to shares of OHM Common Stock or OHM Options owned. The table reflects only the gross amount.

                                       DOLLAR AMOUNT  NUMBER OF  DOLLAR AMOUNT
                                       AT OFFER PRICE  OPTIONS   AT OFFER PRICE
                           SHARES        FOR SHARES    IN-THE-    FOR IN-THE-       TOTAL CASH
   NAME                   OWNED(#)        OWNED($)    MONEY(#)  MONEY OPTIONS($) CONSIDERATION($)
   ----                   ---------    -------------- --------- ---------------- ----------------
Pamela K.M. Beall.......      2,202     $    25,323      66,865   $   768,948      $   794,271
 Vice President,
 Treasurer and Assistant
 Secretary
Robert J. Blackwell.....     34,505         396,808     133,092     1,530,558        1,927,366
 Vice President,
 Marketing and Strategic
 Planning
Herbert A. Getz.........          0               0      10,000       115,000          115,000
 Director
Ivan W. Gorr............     10,606         121,969      30,000       345,000          466,969
 Director
Dr. Fred H. Halvorsen...      2,754          31,671      37,546       431,779          463,450
 Vice President, Health
 and Safety
Kris E. Hansel..........      1,982          22,793      57,981       666,782          689,575
 Vice President and
 Controller
Steven E. Harbour.......          0               0      50,000       575,000          575,000
 Vice President, Legal
 and Secretary
Dr. Charles D.
 Hollister..............          0               0      30,000       345,000          345,000
 Director
William P. Hulligan.....          0               0      20,000       230,000          230,000
 Director
James L. Kirk...........  1,758,297      20,220,416     388,279     4,465,209       24,685,625
 Chairman, President and
 Chief Executive Officer
Joseph R. Kirk..........  2,359,138(1)   27,130,087     160,000     1,840,000       28,970,087
 Executive Vice
 President and Director
James E. Koenig.........        150(2)        1,725      10,000       115,000          116,725
 Director
Philip V. Petrocelli....     30,163         346,875     175,489     2,018,124        2,364,999
 Vice President, Western
 Operations
Richard W. Pogue........     13,000(3)      149,500      30,000       345,000          494,500
 Director
Charles W. Schmidt......     48,190(4)      554,185      20,000       230,000          784,185
 Director
Philip O. Strawbridge...     13,770         158,355     122,967     1,414,121        1,572,476
 Vice President and
 Chief Financial and
 Administrative Officer
Michael A. Szomjassy....     19,754         227,171     200,275     2,303,163        2,530,334
 Vice President,
 Eastern Operations
                          ---------     -----------   ---------   -----------      -----------
                          4,294,511     $49,386,878   1,742,494   $17,738,684      $67,125,562
                          =========     ===========   =========   ===========      ===========

--------
(1) Includes 30,201 shares of OHM Common Stock held in three trusts by Mr. Joseph R. Kirk's wife as trustee for the benefit of the Kirks' children, as to which Mr. Joseph R. Kirk disclaims beneficial ownership.
(2) Includes 150 shares of OHM Common Stock held in trust for the benefit of Mr. Koenig's brother as to which he disclaims beneficial ownership.
(3) Includes 1,000 shares of OHM Common Stock held in trust for the benefit of Mr. Pogue's wife as to which he disclaims beneficial ownership.
(4) Includes 10,000 shares of OHM Common Stock held in trust for the benefit of Mr. Schmidt's wife as to which he disclaims beneficial ownership.
(5) Except as set forth in the table above, no director or executive officer is entitled to receive any cash compensation in connection with the Offer or the Merger for shares of OHM Common Stock owned or options to purchase shares of OHM Common Stock.

  Indemnification. Pursuant to the Merger Agreement, ITC will, from and after the Effective Time, indemnify and hold harmless, to the fullest extent permitted under applicable law (and ITC will also advance expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of OHM and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement, which is based in whole or in part on, or arises in whole or in part out of the fact that such person is or was a director or officer of OHM or any of its subsidiaries. In addition, for not less than six years after the Effective Time, ITC and the Surviving Corporation will maintain OHM's and its subsidiaries' existing directors' and officers' liability insurance ("D&O Insurance"), subject to certain maximum premium payments, provided that ITC may substitute therefor a policy maintained for the benefit of ITC or any of its subsidiaries so long as the terms are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance or ITC or the Surviving Corporation may purchase a six-year extended reporting endorsement under OHM's existing D&O Insurance with certain restrictions.

  Employment Agreements. The Merger will result in a change in control of OHM for purposes of employment agreements entered into by OHM with eight executive officers of OHM (the "Employment Agreements"). As a result of the change in control, under the Employment Agreements such executives will continue their employment with OHM in their present positions for a period of approximately three years following the date of the change in control. During the term of employment, each executive will be entitled to receive a base salary and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than existed prior to the change in control. In the event that OHM terminates an executive's employment during the employment term, or the executive terminates his or her employment under circumstances amounting to good reason under the Employment Agreement, the executive will be entitled to receive a lump sum payment, subject to an overall limitation which assures that payments will not constitute "excess parachute payments" under federal income tax law.

  If the eight executive officers were terminated following the change in control of OHM, such executives would receive aggregate payments pursuant to the Employment Agreements equal to approximately $7,800,000. Of that total, Mr. James L. Kirk would receive approximately $1,850,000, Mr. Petrocelli would receive approximately $1,050,000, Mr. Szomjassy would receive approximately $1,150,000, Mr. Strawbridge would receive approximately $1,000,000 and Mr. Blackwell would receive approximately $960,000 and in each case plus payment for certain benefits if such benefits are terminated. Such payments may be limited by the overall limitation which assures that payments will not constitute "excess parachute payments" under federal income tax law.

  OHM entered into an employment agreement with Joseph R. Kirk in August of 1996, for a term of five years. As a result of the change in control of OHM, Mr. Kirk's employment will terminate and he will be entitled to receive a lump sum payment equal to the sum of $250,000 for the first year and $25,000 less for each additional year remaining in the employment term.

  Prior to the date of the Merger, OHM will enter into an agreement with Dr. Fred H. Halvorsen (which may be characterized as either a severance agreement or a retention agreement) which will provide for a severance payment of not more than one year's base salary during the one-year period following the change in control of OHM.

  Restricted Stock Awards. OHM has entered into restricted stock agreements ("Restricted Stock Agreements") with five executive officers of OHM, including Mr. James L. Kirk, Mr. Petrocelli, Mr. Szomjassy and Mr. Blackwell, pursuant to OHM's Incentive Stock Plan, which is described more fully in OHM's Schedule 14D-9 filed with the Commission on January 16, 1998 in respect of the Offer. In connection with the Merger,

OHM has amended the Restricted Stock Agreements to provide that each executive's restricted stock award will vest prior to the commencement of the Offer. Absent such action by OHM, such restricted stock awards would have vested upon the filing of the Schedule 14D-1 in respect of the Offer.

  Stock Option Awards. In connection with the Merger, the holders of OHM stock options under OHM's 1986 Stock Option Plan and the Nonqualified Stock Option Plan for Directors, including the executive officers of OHM and participating Directors, will be entitled to elect to receive a cash payment in return for the cancellation of their options. The cash payment for each OHM option would equal the difference between $11.50 and the exercise price of such option, multiplied by the number of Shares subject to such option. Such payments will be made prior to the date of the Merger. If each executive officer of OHM who is not also a Director elects to receive the cash payment, OHM will make aggregate payments equal to approximately $2,658,672. Of that total, Mr. Petrocelli would receive approximately $573,403; Mr. Szomjassy would receive approximately $682,109; Mr. Strawbridge would receive approximately $399,897 and Mr. Blackwell would receive approximately $441,912.

  If each non-executive Director elects to receive the cash payment in lieu of his options, OHM would make an aggregate payment to such Directors in the amount of $543,125. Mr. Joseph R. Kirk would be entitled to receive approximately $493,750 in the event that he elects to receive the cash payment in lieu of his options. Mr. James L. Kirk would be entitled to receive approximately $1,169,622 in the event he elects to receive the cash payment in lieu of his option.

  Deferred Compensation Plans. OHM maintains the Retirement and Incentive Compensation Plan (the "RICP"). The Merger will result in a change in control of OHM for purposes of the RICP. Upon the change in control, all Matching Contributions, Interest and Dividends (as defined in the RICP) will fully vest and participants in the RICP, including the executive officers of OHM, will be paid the value of their RICP accounts. As of December 31, 1997, the aggregate value of the unvested portion of the Matching Contribution accounts of the executive officers of OHM was $358,783.

H. WAYNE HUIZENGA OPTIONS

  Pursuant to a letter agreement, dated January 15, 1998 (the "Option Termination Agreement"), between OHM and H. Wayne Huizenga, who holds an option to purchase up to 620,000 shares of OHM Common Stock at an exercise price of $10.00 per share and an option to purchase up to 380,000 shares of OHM Common Stock at an exercise price of $12.00 per share, such options will be terminated on the earliest to occur of (i) the acceptance by Merger Sub of shares of OHM Common Stock for payment in the Offer, or (ii) the Effective Time, in exchange for the payment by OHM to Mr. Huizenga of $1,500,000 in cash.

WMX WARRANTS

  WMX holds warrants (the "WMX Warrants") to purchase 700,000 shares of OHM Common Stock at an exercise price of $15.00 per share. Pursuant to the Merger Agreement and the Repurchase Agreement, such WMX Warrants will be canceled at the Effective Time without the payment of any separate consideration.

SURRENDER AND PAYMENT

  As of the Effective Time, as required by the Merger Agreement, ITC will deposit or will cause to be deposited with the Exchange Agent, or such other agent as may be selected by ITC with OHM's prior approval, which will not be unreasonably withheld for the benefit of the holders of shares of OHM Common Stock other than Excluded Shares, certificates representing ITC Common Stock and if applicable cash to be paid in lieu of fractional shares of ITC Common Stock issuable in connection with the Merger. As soon as reasonably practicable after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of shares of OHM Common Stock other than holders of Excluded Shares a letter of transmittal and instructions for surrendering the certificates representing shares of OHM Common Stock, and each holder of shares of OHM Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such shares, certificates representing the number of shares of whole shares of ITC Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares of ITC Common Stock, as described above. ITC Common Stock into which OHM Common Stock will be converted in the Merger will be deemed to have been issued at the Effective Time.

  No dividends or other distributions declared or made after the Effective Time on ITC Common Stock with a record date after the Effective Date will be paid to the holder of any unsurrendered certificates representing such OHM Common Stock. Subject to the effect of applicable laws, upon such surrender, there will be issued and/or paid to the person in whose name the certificates representing such ITC Common Stock will be issued any dividends or other distributions which will have become payable with respect to whole shares of ITC Common Stock in respect of a record date on or after the Effective Time. In no event will the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. In the event that any certificates representing shares of ITC Common Stock are to be issued in a name other than that in which the certificates representing shares of OHM Common Stock surrendered in exchange therefor are registered, it will be a condition of such exchange that the person requesting such exchange present to the Exchange Agent such certificates with all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Notwithstanding the foregoing, ITC, the Surviving Corporation, the Exchange Agent or any other person will be liable to any former holder of shares of OHM Common Stock, for any shares of ITC Common Stock (or dividends thereon) or cash in lieu of fractional shares of ITC Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

  DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SHAREHOLDERS OF OHM AS SOON AS REASONABLY PRACTICABLE FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF OHM COMMON STOCK FOR CERTIFICATES REPRESENTING SHARES OF ITC COMMON STOCK. SEE "THE MERGER--CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES." SHAREHOLDERS OF OHM SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF OHM COMMON STOCK TO OHM OR, PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER, TO THE EXCHANGE AGENT.

CONDITIONS TO CONSUMMATION OF THE MERGER

  Conditions to the Merger. Pursuant to the Merger Agreement, if Merger Sub shall have purchased shares of OHM Common Stock pursuant to the Offer, the respective obligations of ITC, Merger Sub and OHM to consummate the Merger will be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by ITC, Merger Sub or OHM, as the case may be:

    (a) No United States or state court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement (collectively, an "Order");

    (b) The Registration Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement will have been initiated or threatened by the Commission;

    (c) The Merger Agreement and the Merger shall have been adopted by the holders of a majority of shares of OHM Common Stock and the issuance of shares of ITC Common Stock pursuant to the Merger Agreement shall have been approved by the requisite vote of the stockholders of ITC; and

    (d) The ITC Common Stock to be issued in the Merger, upon exercise of the OHM Options assumed by ITC in connection with the Merger and the Debentures have been approved for listing, subject to official notice of issuance, on the NYSE.

    If Merger Sub shall not have purchased shares of OHM Common Stock pursuant to the Offer, the respective obligations of ITC and Merger Sub to consummate the Merger will be subject to the fulfillment of each of the conditions described in paragraphs (a) through (d) above and the following conditions, any or all of which may be waived in whole or in part by ITC or Merger Sub, as the case may be:

    (e) The representations and warranties of OHM set forth in the Merger Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and ITC shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of OHM to such effect;

    (f) OHM shall have performed in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Effective Time, and ITC shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of OHM to such effect;

    (g) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

  If Merger Sub shall not have purchased shares of OHM Common Stock pursuant to the Offer, the obligations of OHM to consummate the Merger will be subject to the fulfillment of each of the conditions set forth in paragraphs (a) through (d) above and the following conditions, any or all of which may be waived in whole or in part by OHM as the case may be:

    (h) The representations and warranties of ITC set forth in the Merger Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and OHM will have received a certificate of the Chief Executive Officer and Chief Financial Officer of ITC to such effect;

    (i) ITC and Merger Sub shall have performed in all material respects all obligations to be performed by them under the Merger Agreement at or prior to the Effective Time, and OHM shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of ITC to such effect;

    (j) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of ITC, Merger Sub and OHM relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (a) the due organization, existence and standing of, and similar corporate matters with respect to, each of OHM, ITC and each of their subsidiaries and Merger Sub; (b) each of OHM's, ITC's and Merger Sub's capitalization; (c) the authorization, execution, delivery and enforceability of the Merger Agreement by each such party and the consummation of the transactions contemplated thereby; (d) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger, other than filings and/or notices under the HSR Act, the Securities Act, the Exchange Act, state securities or "blue sky" laws and the requirements of the NYSE; (e) compliance with laws and regulations, a violation of which could have a material adverse effect on ITC or OHM; (f) reports and other documents filed with the Commission by ITC and OHM since March 28, 1997 and December 31, 1997, respectively, and the accuracy of the information contained therein; (g) the absence of certain changes or events having a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of ITC or OHM since September 26, 1997 and September 30, 1997, respectively; (h) the absence of any breach, default or violation of each of ITC's and OHM's corporate charter, bylaws or regulations, including any anti-takeover provision, and of any obligation or regulation to which ITC or OHM is bound; (i) the absence of any litigation having a material adverse effect on ITC or OHM; (j) the disclosure of all ITC and employee benefit plans and compliance in all material respects with statutes governing their administration; (k) the disclosure of any acceleration of benefits under any OHM employee benefit plans pursuant to the transactions contemplated by the Merger Agreement; (l) disclosure of information with respect to options to purchase shares of OHM Common Stock, including price, vesting date and expiration; (m) material compliance with environmental laws and the absence of environmental claims which would have a material adverse effect on ITC or OHM; (n) compliance with tax laws and regulations, including the absence of tax delinquencies; (o) the absence of any material undisclosed liabilities;

(p) the absence of beneficial ownership of shares of OHM Common Stock by ITC or any of its subsidiaries; (q) the absence of any brokerage or finders fees associated with the Merger (other than to certain specified persons); (r) the availability of funds to ITC to consummate the Offer and the Merger and pay all fees, expenses and costs in connection with the Merger Agreement and the Repurchase Agreement; (s) the vote of the holders of a majority of the outstanding shares of ITC and OHM, respectively, to approve the Merger Agreement and the transactions contemplated thereby; and (t) the absence of any material untrue statements in the Registration Statement and this Proxy Statement/Prospectus.

CONDUCT OF BUSINESS

  OHM. OHM has agreed as to itself and its subsidiaries that, prior to the date on which the Parent Representatives are elected to the OHM Board of Directors and represent at least a majority of such directors (unless ITC or OHM, as the case may be, will otherwise approve in writing, which approval will not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by the Merger Agreement), (i) the business of OHM and its subsidiaries will be conducted in the ordinary and usual course consistent with past practice; (ii) OHM and its subsidiaries will use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates; (iii) OHM will not, among other things, (a) issue, sell, pledge, dispose of or encumber any capital stock in any of its subsidiaries, (b) amend its or its subsidiaries' certificate or articles of incorporation or bylaws or regulations, (c) split, combine or reclassify the outstanding capital stock of OHM or its subsidiaries, (d) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned subsidiaries, or (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase or otherwise acquire, except in connection with the Stock Plans or the Repurchase Agreement, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock and (iv) neither OHM nor any of its subsidiaries will (a) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any voting debt or any other property or assets (other than shares of OHM Common Stock issuable pursuant to OHM Options outstanding on the date hereof under the Stock Plans or upon conversion of OHM's 8% Convertible Subordinated Debentures due October 1, 2006 (the "Debentures") or exercise of the WMX Warrants), (b) other than in the ordinary and usual course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its subsidiaries) or incur or modify any indebtedness or other liability in excess of $1,000,000, (c) make any loans or advances to any person, except to employees in the ordinary course of business consistent with past practice,
(d) make or authorize or commit to any capital expenditures other than in the ordinary and usual course of business consistent with past practice or in amounts less than $200,000 individually and $1,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity, (e) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any compensation or benefit plan, (f) increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business consistent with past practice (which will include normal periodic performance reviews and related compensation and benefit increases), (g) enter into new employment agreements or severance agreement with any director, officer or other employee of OHM or its subsidiaries except for agreements with certain employees and for renewal of any existing agreement by operation of its terms in the ordinary and usual course of business consistent with past practice, (h) compromise or settle any material claims or litigation, except for settlements or compromises made in the ordinary course of business consistent with past practice involving payments by OHM or any of its subsidiaries not in excess of $200,000 individually or $1,000,000 in the aggregate, or, except in the ordinary and usual course of business consistent with past practice, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, (i) make a tax election or agree to an extension of a statute of limitations for any assessments of federal income tax or material state corporate income or franchise tax or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business, (j) change any accounting policies or procedures or cash maintenance policies or procedures, other than as required by GAAP, (k) take any action that would be reasonably likely to impede or delay the transactions contemplated by the Merger Agreement or adversely affect the parties' ability to consummate such transactions, or (l) neither it nor its subsidiaries will take any action that would be reasonably likely to diminish the value to OHM of the net operating losses set forth in the September 30, 1997 financial statements included in OHM's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, except for the consummation of the transactions contemplated by the Merger Agreement; or (m) authorize or enter into any agreement to any of the foregoing.

  ITC. ITC has agreed that as to itself and its subsidiaries, prior to the Effective Time (unless OHM otherwise approves in writing, which approval will not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by the Merger Agreement), (a) the business of ITC and its subsidiaries will be conducted in the ordinary and usual course consistent with past practice, (b) it will use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates, (c) it will not (i) amend its charter documents, articles, bylaws or regulations or those of its subsidiaries, (ii) split, combine or reclassify its outstanding shares of capital stock or any of its subsidiaries, or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned subsidiaries and other than regular quarterly cash or payment in kind dividends on the Convertible Preferred Stock, (d) neither ITC nor any of its subsidiaries will take any action that would be reasonably likely to impede or delay the transactions contemplated by the Merger Agreement or adversely affect the parties' ability to consummate such transactions or (e) neither ITC nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

NO SOLICITATION OF TRANSACTIONS

  Pursuant to the Merger Agreement, OHM has agreed that neither it nor any of its subsidiaries nor any officer, director or employee of OHM or its subsidiaries will, and that it will direct and use its best efforts to cause its and its subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly through another person, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, OHM or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). OHM has further agreed that neither it nor any of its subsidiaries nor any of their respective officers, directors, or employees will, and that it will direct and use its best efforts to cause its and its subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly through another person, engage or participate in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement prevents either OHM or the OHM Board of Directors at any time prior to the purchase of shares of OHM Common Stock pursuant to the Offer from (a) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (b) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the OHM Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to those set forth in the Confidentiality Agreement; (c) engaging in any negotiations or discussion with any person who has made an unsolicited bona fide written Acquisition Proposal; or (d) recommending such an Acquisition Proposal to the shareholders of OHM, as the case may be, if and only to the extent that, in each such case referred to in clause (b), (c) or
(d) above, the OHM Board of Directors (i) determines in good faith, taking into consideration the advice of outside legal counsel, that such action is likely to be required in order for its members to comply with their fiduciary duties under applicable law and (ii) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to OHM shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). OHM has agreed to notify ITC as promptly as reasonably practicable (and in any event not later than one business day after an inquiry or proposal is made) if any such inquiries or proposals (including the identity of the party making such inquiry or proposal and the terms thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, OHM or such representatives.

INDEMNIFICATION

  Pursuant to the Merger Agreement, ITC will, from and after the Effective Time, indemnify and hold harmless, to the fullest extent permitted under applicable law (and ITC will also advance expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of OHM and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement, which is based or arises out of the fact that such person is or was a director or officer of OHM or any of its subsidiaries. In addition, for not less than six years after the Effective Time, ITC and the Surviving Corporation will maintain OHM's and its subsidiaries' existing directors' and officers' liability insurance ("D&O Insurance"), subject to certain maximum premium payments, provided that ITC may substitute therefor policies having at least the same coverage and containing terms which are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time or may purchase a six-year extended reporting endorsement under OHM's existing D&O Insurance.

BOARD REPRESENTATION

  [If requested by ITC, OHM will, promptly following the purchase by Merger Sub of shares of OHM Common Stock pursuant to the Offer, take all necessary actions to cause the Parent Representatives to become directors of OHM so that the total number of the Parent Representatives equals not less than the product of the total number of directors on the OHM Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of OHM Common Stock beneficially owned by ITC, Merger Sub or any other direct or indirect subsidiary of ITC bears to the total number of shares then issued and outstanding rounded up to the next greatest nearest whole number. In furtherance thereof, OHM will increase the size of its board, or use its reasonable best efforts to secure the resignation of directors, or both, as is necessary to permit the Parent Representatives to be elected to the OHM Board of Directors; provided, that at all times prior to the Effective Time, the OHM Board of Directors will consist of at least two members who are neither officers, stockholders, designees nor affiliates of ITC, Merger Sub or any other direct or indirect subsidiaries of ITC. At such time, OHM, if so requested, will use its reasonable best efforts to cause persons designated by ITC to constitute the same percentage of each committee of such board, each board of directors or each subsidiary of OHM and each committee of each such board (in each case to the extent of OHM's ability to elect such persons). OHM's obligations to appoint designees of ITC to its board will be subject to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. ITC intends to choose the Parent Representatives from the executive officers and directors of ITC and Merger Sub.]

  ITC has agreed that, promptly after the Effective Time of the Merger, ITC will increase the size of its board or exercise its reasonable best efforts to secure the resignation of present directors in order to cause two nominees of OHM, Herbert A. Getz and Richard W. Pogue (the "Nominees") to be appointed to the ITC Board of Directors and, subject to fiduciary obligations under applicable law, will use its reasonable best efforts to cause the Nominees to be elected (or remain in office) as directors of ITC (divided as evenly as is possible among classes of directors) at the first annual meeting of stockholders of ITC with a proxy mailing date after the Effective Time.

EMPLOYEE BENEFIT PLANS

  Employee/Director Stock Options. Pursuant to the Merger Agreement, each holder of an option to purchase a share of OHM Common Stock (each an "OHM Option") granted under OHM's 1986 Stock Option Plan, the Directors Deferred Fee Plan, the Incentive Stock Plan and the Nonqualified Stock Option Plan for Directors (collectively, the "Stock Plans") is required to elect the treatment of their OHM Options under the provisions of the Merger Agreement. OHM Option holders may elect that, at the Effective Time, each OHM Option, whether vested or unvested, exercisable or unexercisable, will be converted into the right to receive cash consideration equal to the product of (x) (1) the excess of $11.50 over (2) the exercise price per share subject to such OHM Option and
(y) the number of shares subject to such OHM Option, payable to the holder of such OHM Option at any time during the period commencing on January 15 and ending immediately prior to the Effective Time; provided, that OHM will be entitled to withhold from such cash payment any amounts required to be withheld by applicable law. Each OHM Option to which this paragraph applies will be canceled and will cease to exist by virtue of such payment.

  Alternatively, OHM Option holders may elect that, at the Effective Time, each OHM Option, whether vested or unvested, exercisable or unexercisable, be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such OHM Option, a number of shares of ITC Common Stock equivalent to the number of shares of OHM Common Stock that could have been purchased immediately prior to the Effective Time under such OHM Option multiplied by the Exchange Ratio (without regard to any adjustment thereof and rounded up to the nearest whole number of shares of ITC Common Stock), at a price per share of ITC Common Stock (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such OHM Option divided by (z) the Exchange Ratio (without regard to any adjustment thereof); provided, however, that in the case of any OHM Option to which Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Pursuant to the Merger Agreement, ITC will assume each OHM Option to which this second election applies in accordance with the terms of the Stock Plans under which such OHM Option was issued and the stock option agreement by which it is evidenced.

  At or prior to the Effective Time, ITC will take all corporate action necessary to reserve for issuance a sufficient number of shares of ITC Common Stock for delivery upon exercise of OHM Options assumed by it in accordance with the Merger Agreement.

  Other Benefit Plans. OHM maintains a number of employee benefit plans and compensation arrangements in which eligible employees of OHM and certain of its affiliates participate. ITC has agreed that following the Effective Time, the employees of OHM and its subsidiaries who are employed by the Surviving Corporation or its subsidiaries (the "Company Employees") will become eligible to participate in the employee benefit plans and arrangements maintained by ITC or its subsidiaries including, without limitation, severance plans, in the same manner as similarly situated employees of ITC. ITC or its subsidiaries will grant the Company Employees credit for all service credited by OHM for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. ITC will, and will cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under all compensation and employee benefit and employee severance plans in existence on the date of the Merger Agreement and all employment and severance agreements entered into by OHM or adopted by the OHM Board of Directors prior to the Effective Time.

TERMINATION; FEES AND EXPENSES

  The Merger Agreement provides that it may be terminated and the Merger may be abandoned, (i) at any time prior to the expiration or termination of the Offer, before or after the approval by holders of shares of OHM Common Stock thereof by the mutual consent of ITC and OHM by action of their respective Boards of Directors, (ii) by the Board of Directors of either ITC or OHM after June 15, 1998 if prior thereto Merger Sub shall not have purchased shares of OHM Common Stock pursuant to the Offer and the Effective Time shall not have occurred; provided, the party seeking termination is not in violation of the terms of the Merger Agreement, (iii) at any time prior to the acceptance for payment of shares of OHM Common Stock pursuant to the Offer by the ITC Board of Directors if (A) OHM shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by OHM at or prior to the expiration or termination of the Offer, or (B) the OHM Board of Directors shall have withdrawn or modified in a manner adverse to ITC or Merger Sub its approval or recommendation of the Offer, the Merger Agreement or the Merger or the OHM Board of Directors, upon request by ITC, fails to reaffirm such approval or recommendation, or (C) the condition of the obligations of ITC and Merger Sub that the representations and warranties of OHM set forth in the Merger Agreement shall have been true and complete in all material respects when made and as of the Effective Time is incapable of being satisfied prior to June 15, 1998; provided, that ITC shall not have breached its obligations under the Merger Agreement, (iv) (x) at any time prior to the acceptance for payment of shares of OHM Common Stock pursuant to the Offer by OHM if prior to the expiration or termination of the Offer (A) ITC or Merger Sub fail to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by ITC or Merger Sub at or prior to the expiration or termination of the Offer, (B) any representation or warranty of ITC or Merger Sub set forth in the Merger Agreement is inaccurate or incomplete in any material respect when made or thereafter and remains inaccurate or incomplete in any material respect, (C) there occurs an event or events that individually or in the aggregate has or is reasonably likely to have an ITC Material Adverse Effect,
(D) ITC or Merger Sub shall have failed to commence the Offer within the time required pursuant to the terms of the Merger Agreement or (y) the OHM Board of Directors receives an unsolicited written offer with respect to a merger, consolidation or sale of all or substantially all of OHM's assets or an unsolicited tender or exchange offer for the shares of OHM Common Stock is commenced, the OHM Board of Directors determines in good faith, taking into consideration the advise of outside legal counsel, that approval, acceptance or recommendation of such transaction is likely to be required in order for the members of the OHM Board of Directors to comply with their fiduciary duties under applicable law, and determines in good faith, after consultation with its financial advisor, that such transaction is a Superior Proposal, and pays ITC the Termination Fee.

  Pursuant to the Merger Agreement, if (i) after the date of the Merger Agreement, (x) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than ITC or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "13(d)(3) Person") shall have become the beneficial owner of a majority or more of the outstanding shares of OHM Common Stock or any 13(d)(3) Person shall have commenced, or shall have publicly announced an intention to commence, a bona fide tender offer or exchange offer for one third or more of the outstanding shares of OHM Common Stock, (y) 13,933,000 shares of OHM Common Stock shall not have been properly and validly tendered pursuant to the Offer and the Offer is terminated without the purchase of any shares thereunder, and (z) within one year following such termination, OHM shall have entered into an agreement with respect to an Acquisition Proposal with any person or other entity other than ITC or any person or other entity becomes the beneficial owner of a majority or more of the outstanding shares of OHM Common Stock, in either case at a price per share of $11.50 or more, (ii) ITC shall have terminated the Merger Agreement due to the withdrawal or modification, in a manner adverse to ITC or Merger Sub, of the approval or recommendation of the Offer, the Merger Agreement or the Merger by the OHM Board of Directors, or (iii) OHM shall have terminated the Merger Agreement as a result of a Superior Proposal, then, OHM will promptly, but in no event later than two days after the date of such agreement or the effective time of such termination as the case may be, pay ITC the Termination Fee, provided, that the Termination Fee will not be paid to ITC if ITC has materially breached any of its obligations under the Merger Agreement.

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, will be paid by the party incurring such expense, except that expenses incurred in connection with the filing of this Proxy Statement/Prospectus and the printing and mailing of such documents will be borne by ITC.

AMENDMENT; WAIVER

  The Merger Agreement provides that, subject to the provisions of applicable law, at any time prior to the Effective Time, the parties thereto may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

  The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of each such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                          PRICE RANGE OF COMMON STOCK

  ITC Common Stock is listed on the NYSE and the PE under the symbol "ITX" and OHM Common Stock is listed on the NYSE under the symbol "OHM." The following table sets forth the high and low intra-day prices for ITC Common Stock and OHM Common Stock on the NYSE Composite Transactions reporting system for the periods indicated. ITC Common Stock prices shown are adjusted for a one-for-four reverse stock split effective November 21, 1996. Following the Merger, OHM Common Stock will cease to be traded on the NYSE, and there will be no further market for such stock. (Quarters are for a calendar year.)

                                                    ITC              OHM
                                             ----------------- ----------------
                                               HIGH     LOW     HIGH     LOW
                                             -------- -------- ------- --------
1996
  First Quarter............................. $11      $8       $8 3/8  $6 7/8
  Second Quarter............................  14       8 1/2    9 3/8   6
  Third Quarter.............................  12       7 1/2    8       6 3/8
  Fourth Quarter............................  11 1/2   8 3/8    9 1/4   7
1997
  First Quarter.............................   8 7/8   6 3/4    9 1/8   7 3/4
  Second Quarter............................   8 1/4   6 3/8    8 5/8   7 1/4
  Third Quarter.............................   9 1/4   6 13/16  8 5/8   6 13/16
  Fourth Quarter............................   9 9/16  7        9 1/2   7 5/16
1998
  First Quarter (prior to Merger Agreement
   announcement on January 15)..............   8 3/8   7 3/8    9 5/16  7 5/8
  First Quarter (subsequent to Merger
   Agreement announcement through February
     )......................................

  The following tables set forth the high, low and closing sales prices as reported on the NYSE Composite Transactions reporting system for ITC Common Stock and OHM Common Stock on January 14, 1998, the last trading day prior to the announcement of the Merger Agreement, and on February , 1998, the last trading day prior to the printing of this Proxy Statement/Prospectus.

                                                                        OHM
      JANUARY 14, 1998                             ITC      OHM    EQUIVALENT(A)
      ----------------                           -------- -------- -------------
        High.................................... $8 3/8   $9 5/16     $11.67
        Low.....................................  7 15/16  8 11/16     11.06
        Close...................................  7 15/16  9 1/8       11.06
                                                                        OHM
      FEBRUARY  , 1998                             ITC      OHM    EQUIVALENT(A)
      ----------------                           -------- -------- -------------
        High.................................... $             $         $
        Low.....................................
        Close...................................

--------
(a) The OHM equivalent share price was calculated by multiplying the ITC share price by the exchange ratio of 1.394 shares of ITC Common Stock for each share of OHM Common Stock.

  ITC has not paid a cash dividend on ITC Common Stock for the three years ended March 28, 1997. ITC has no present intention to pay cash dividends on ITC Common Stock for the foreseeable future in order to retain all earnings for investment in ITC's business. The Convertible Preferred Stock and the 7% Preferred Stock rank prior to the ITC Common Stock as to dividends. Furthermore, ITC's credit agreements prohibit cash dividends on common stock.

  OHM has not paid cash dividends to date and intends to retain future earnings for use in the business.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following pro forma financial information is filed as a part of this Proxy Statement/Prospectus:

                                                                          PAGE
                                                                          ----
Unaudited Pro Forma Consolidated Financial Statements....................  62
Unaudited Pro Forma Consolidated Balance Sheet as of December 26, 1997...  63
Notes to Unaudited Pro Forma Consolidated Balance Sheet..................  64
Unaudited Pro Forma Consolidated Statement of Operations for the Nine
 Months ended December 26, 1997..........................................  66
Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal
 Year ended March 28, 1997...............................................  67
Notes to Unaudited Pro Forma Consolidated Statements of Operations.......  68

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The Unaudited Pro Forma Consolidated Statements of Operations of ITC for the fiscal year ended March 28, 1997 and the nine months ended December 26, 1997 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of December 26, 1997 (the "Pro Forma Balance Sheet" and together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the effect of the Offer, the Repurchase, the NSC Distribution and the Merger. The individual transactions, including the related temporary and permanent financing, are all an integral part of the acquisition of OHM by ITC. The Pro Forma Financial Statements do not reflect anticipated cost savings from the acquisition of OHM through the Offer and the Merger, or any synergies that are anticipated to result therefrom, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Offer, the Repurchase, the NSC Distribution and the Merger, together with the related financing, as if they had occurred on March 30, 1996. The Pro Forma Balance Sheet gives pro forma effect to the Offer, the Repurchase, the NSC Distribution and the Merger, together with the related financing, as if they occurred on December 26, 1997. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of ITC that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that ITC believes are reasonable.

  The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of ITC and OHM and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.

  A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent ITC's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that ITC believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 26, 1997

                              ITC           OHM
                          DECEMBER 26, SEPTEMBER 30,  PRO FORMA      PRO FORMA
                              1997         1997      ADJUSTMENTS    CONSOLIDATED
                          ------------ ------------- -----------    ------------
                                            (IN THOUSANDS)
         ASSETS
         ------
Current assets:
 Cash and cash
  equivalents...........    $ 54,128     $  8,544     $ (32,672)(b)  $  30,000
 Receivables, net.......     115,518      121,775           --         237,293
 Materials and supply
  inventory at cost.....         --        14,037           --          14,037
 Prepaid expenses and
  other current assets..       5,588        9,893           --          15,481
 Deferred income taxes..      10,370       21,840           --          32,210
                            --------     --------                    ---------
  Total current assets..     185,604      176,089                      329,021
Net property, plant, and
 equipment..............      39,135       59,816       (20,000)(a)     78,951
Investment in affiliated
 company................      16,300        8,421        (8,421)(a)     16,300
Intangible assets, net..      12,029       45,444       236,589 (a)    294,062
Debt issuance and
 financing costs........       3,600        1,219           531 (c)      5,350
Deferred income taxes...      16,751        6,086           --          22,837
Other assets............      11,030       11,944        (8,111)(a)     14,863
Long-term assets of
 discontinued
 operations.............      40,048          --            --          40,048
                            --------     --------                    ---------
  Total assets..........    $324,497     $309,019                    $ 801,432
                            ========     ========                    =========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  --------------------
Current liabilities:
 Accounts payable.......    $ 38,735     $ 66,750     $     --       $ 105,485
 Accrued liabilities....      29,699       28,119           --          57,818
 Billings in excess of
  revenues..............       1,978        1,289           --           3,267
 Short-term debt,
  including current
  portion of long-term
  debt..................       4,134        7,400       (11,250)(b)        284
 Transition accrual.....         --           --          5,200 (a)      5,200
 Employee obligations...         --           --         19,500 (d)     19,500
 Shareholder option
  repurchase............         --           --          1,500 (d)      1,500
 Net current liabilities
  of discontinued
  operations............      11,168          --            --          11,168
                            --------     --------                    ---------
  Total current
   liabilities..........      85,714      103,558                      204,222
Long-term debt..........      65,650       49,248      (110,398)(b)      4,500
Merger debt facility....         --           --        225,000 (b)    225,000
Revolver................         --           --        113,913 (b)    113,913
Long-term accrued
 liabilities of
 discontinued
 operations, net........       2,349          --            --           2,349
Other long-term accrued
 liabilities............       7,321        4,384           --          11,705
Commitments and
 contingencies..........         --           --            --             --
Stockholders' equity:
 Preferred stock........       6,438          --            --           6,438
 Common stock...........          97        2,730        (2,613)(c)        214
 Treasury stock at
  cost..................         (74)         --            --             (74)
 Additional paid-in
  capital...............     246,074      141,470       (50,157)(c)    337,387
 Retained earnings
  (deficit).............     (89,072)       7,629       (22,779)(c)   (104,222)
                            --------     --------                    ---------
  Total stockholders'
   equity...............     163,463      151,829                      239,743
                            --------     --------                    ---------
  Total liabilities and
   stockholders'
   equity...............    $324,497     $309,019                    $ 801,432
                            ========     ========                    =========

                            See accompanying notes.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 26, 1997

  (a) The estimated purchase price and preliminary adjustments to historical book value of OHM as a result of the Offer, the Repurchase, the NSC Distribution and the Merger together with the related financing are as follows (dollars in thousands):

   Purchase Price:
     Estimated fair value of cash and common stock to be issued....  $256,630
     Asset acquisition costs.......................................     7,630
     Book value of net assets acquired.............................   (60,982)
                                                                     --------
     Purchase price in excess of net assets acquired...............  $203,278
                                                                     ========
   The book value of net assets acquired consists of:
     Book value of OHM at September 30, 1997.......................  $151,829
     OHM repurchase of shares from WMX.............................   (60,207)*
     OHM employee benefit accruals which will be charged to
      expense......................................................   (19,500)*
     Shareholder option repurchase.................................    (1,500)*
     Write off acquired debt issuance costs related to
      refinancing..................................................    (1,219)*
     NSC Distribution..............................................    (8,421)*
                                                                     --------
                                                                     $ 60,982
                                                                     ========
   Preliminary allocation of purchase price in excess of net assets acquired:
     Write down to fair value duplicate management information
      system and other property, plant and equipment amounts.......  $(20,000)
     Transition accrual, including severance and lease termination
      costs pursuant to EITF 95-3..................................    (5,200)
     Reduction of other assets to adjust accounting policies to a
      consistent basis.............................................    (8,111)
     Estimated goodwill............................................   236,589
                                                                     --------
                                                                     $203,278
                                                                     ========

  (b) Reflects the financing for the Offer and the Merger as follows (dollars in thousands):

   Sources of Financing:
     Merger Term Loan Facility.....................................  $225,000
     Merger revolver...............................................   113,913
     Issuance of ITC common stock (par $117, paid in capital
      $96,283).....................................................    96,400
     Consolidated cash of ITC and OHM..............................    62,672
                                                                     --------
       Total sources of financing..................................  $497,985
                                                                     ========
   Uses of Financing Amounts:
     Cash consideration for Offer (13,933,000 shares @ $11.50 per share).......................................................  $160,230
     Equity consideration for Merger (11,685,000 shares @ $8.25 per
      share).......................................................    96,400
     Repayment of existing ITC debt (current and long-term)........    65,000
     Repayment of existing OHM debt (current and long-term)........    56,648
     OHM repurchase of shares from WMX (5,235,381 shares @ $11.50
      per share)...................................................    60,207*
     Working capital purposes......................................    30,000
     Fees and expenses including financing and stock issuance
      costs........................................................    29,500
                                                                     --------
       Total uses of financing amounts.............................  $497,985
                                                                     ========

  The adjustments to short-term and long-term debt totaling $121,648 represent repayment of existing ITC and OHM debt as detailed above. The consolidated cash of ITC and OHM of $62,672 net of amount to be retained for working capital purposes of $30,000 represents the estimate of existing cash to be used to finance the transaction of $32,672. These financial transactions are nondiscretionary and an integral part of the acquisition of OHM.

--------
 * Amount to be recognized in historic financial statements of OHM prior to the Merger.

  (c) The adjustments to common stock, paid-in capital and retained earnings as a result of the Offer and the Merger are as follows (dollars in thousands):

   Common Stock:
     OHM repurchase of WMX stock....................................  $   (524)
     Elimination of OHM common stock................................    (2,206)
     Issuance of ITC common stock...................................       117
                                                                      --------
                                                                      $ (2,613)
                                                                      ========
   Paid-in Capital:
     OHM repurchase of WMX stock (net of par) ......................  $(59,683)
     Elimination of OHM paid-in capital.............................   (81,787)
     Stock issuance costs...........................................    (4,970)
     Value of ITC common stock issued (net of par)..................    96,283
                                                                      --------
                                                                      $(50,157)
                                                                      ========
   Retained Earnings:
     Record OHM employee benefit costs..............................  $(19,500)*
     Shareholder option repurchase..................................    (1,500)*
     Write-off of OHM debt issue costs due to refinanced debt.......    (1,219)*
     NSC Distribution...............................................    (8,421)*
     Elimination of OHM retained deficit (retained earnings as
      reported reduced by the NSC Distribution, debt issue costs and
      OHM benefit costs)............................................    23,011
     ITC bridge loan costs (Tender Offer Credit Facility)...........    (3,750)
     Refinancing costs (early payment premiums and related costs)...    (7,800)
     Write-off of ITC debt issuance related to refinanced debt......    (3,600)
                                                                      --------
                                                                      $(22,779)
                                                                      ========
   The pro forma increase in debt issue costs of $531 consists of:
     Write-off of OHM debt issue costs related to refinanced debt...  $ (1,219)*
     Write-off of ITC debt issue costs related to refinanced debt...    (3,600)
     Capitalized debt issue costs related to the Merger Debt
      Facilities....................................................     5,350
                                                                      --------
                                                                      $    531
                                                                      ========

  (d) To record the following employee benefit costs and option repurchase in OHM's financial statements prior to closing related to the following (dollars in thousands):

     Change of control agreements...................................  $  7,300
     SERP...........................................................     2,300
     Employment agreements..........................................     1,500
     Stock options..................................................     8,400
                                                                      --------
       Total employee obligations...................................  $ 19,500 *
                                                                      ========
     Shareholder's option repurchase................................  $  1,500 *
                                                                      ========

--------
 * Amount to be recognized by OHM in historic financial statements of OHM prior to the Merger.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED DECEMBER 26, 1997

                              ITC           OHM
                           NINE-MONTH   NINE-MONTH
                          PERIOD ENDED PERIOD ENDED
                          DECEMBER 26, SEPTEMBER 30,  PRO FORMA        PRO FORMA
                              1997          1997     ADJUSTMENTS    CONSOLIDATED(A)
                          ------------ ------------- -----------    ---------------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................    $306,178     $381,467     $    --          $687,645
Cost and expenses:
  Cost of revenues......     271,572      328,833         (937)(b)      599,468
  Selling, general and
   administrative
   expenses.............      21,182       33,872        4,290 (b)       59,344
  Special charges.......       8,554       37,877          --            46,431
                            --------     --------                      --------
Operating income
 (loss).................       4,870      (19,115)                      (17,598)
Interest, net...........      (3,386)      (3,625)     (12,656)(c)      (19,667)
Equity in net earnings
 of affiliate...........         --           185         (185)(d)          --
Other, net..............         --          (232)         --              (232)
Write-down of investment
 in NSC Corporation.....         --       (14,949)      14,949 (d)          --
                            --------     --------                      --------
Income (loss) before
 income taxes...........       1,484      (37,736)                      (37,497)
(Provision) benefit for
 income taxes...........      (4,316)      12,479        5,061 (e)       13,224
                            --------     --------                      --------
Net loss................      (2,832)     (25,257)                      (24,273)
Less preferred stock
 dividends..............      (4,609)         --                         (4,609)
                            --------     --------                      --------
Net loss applicable to
 common stock...........    $ (7,441)    $(25,257)                     $(28,882)
                            ========     ========                      ========
Basic and diluted loss
 per share..............                                               $  (1.37)(f)
                                                                       ========
Weighted average shares
 assumed to be
 outstanding (000s).....                                                 21,077
                                                                       ========



                            See accompanying notes.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                           YEAR ENDED MARCH 28, 1997

                             ITC         OHM
                          YEAR ENDED  YEAR ENDED
                          MARCH 28,  DECEMBER 31,  PRO FORMA        PRO FORMA
                             1997        1996     ADJUSTMENTS    CONSOLIDATED(A)
                          ---------- ------------ -----------    ---------------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................   $362,131    $550,984    $    --          $913,115
Cost and expenses:
  Cost of revenues......    323,993     478,924      (1,250)(b)      801,667
  Selling, general and
   administrative
   expenses.............     33,431      49,250       6,669 (b)       89,350
Restructuring charge....      8,403         --          --             8,403
                           --------    --------                     --------
Operating income
 (loss).................     (3,696)     22,810                       13,695
Equity in net earnings
 of affiliate...........        --          748        (748)(d)          --
Other income (expense)..        --          296         --               296
Interest, net...........     (5,260)     (6,963)    (15,035)(c)      (27,258)
                           --------    --------                     --------
Income (loss) from
 continuing operations
 before income taxes....     (8,956)     16,891                      (13,267)
Benefit (provision) for
 income taxes...........        179      (5,376)      8,138 (e)        2,941
                           --------    --------                     --------
Net income (loss).......     (8,777)     11,515                      (10,326)
Less preferred stock
 dividends..............     (4,916)        --                        (4,916)
                           --------    --------                     --------
Net income (loss)
 applicable to common
 stock..................   $(13,693)   $ 11,515                     $(15,242)
                           ========    ========                     ========
Basic and diluted loss
 per share..............                                            $  (0.74)(f)
                                                                    ========
Weighted average shares
 assumed to be
 outstanding (000s).....                                              20,565
                                                                    ========


                            See accompanying notes.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                           STATEMENTS OF OPERATIONS

                               DECEMBER 26, 1997

  (a) The Pro Forma Statements of Operations assume that the Offer, the Repurchase, the NSC Distribution and the Merger occurred on March 30, 1996 for purposes of the Pro Forma Statement of Operations for the fiscal year ended March 28, 1997, OHM's historical statement of operations for the year ended December 31, 1996 was consolidated with ITC's historical statement of operations for the fiscal year ended March 28, 1997. For purposes of the Pro Forma Statement of Operations for the nine-month period ended December 26, 1997, OHM's historical statement of operations for the nine-month period ended September 30, 1997 was consolidated with ITC's historical statement of operations for the nine-month period ended December 26, 1997.

  (b) The acquisition of OHM will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of OHM based upon their estimated fair values. For purposes of this presentation, these estimated fair values are based upon preliminary valuations and other studies which are not yet finalized. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The following presents the effect of the purchase adjustments and to reflect adoption of ITC's accounting policies on the Pro Forma Statements of Operations:

                                                                NINE MONTHS
                                                                   ENDED
                                              YEAR ENDED       DECEMBER 26,
                                            MARCH 28, 1997         1997
                                            ----------------  ---------------
                                            COST OF           COST OF
                                            REVENUES   SG&A   REVENUES  SG&A
                                            --------  ------  -------- ------
Depreciation............................... $(1,250)  $ (265)  $(937)  $ (597)
Amortization of intangibles and goodwill...     --     5,915     --     4,436
Adjustment of accounting policies to a
 consistent basis..........................     --     1,019     --       451
                                            -------   ------   -----   ------
Total increase (decrease).................. $(1,250)  $6,669   $(937)  $4,290
                                            =======   ======   =====   ======

  The adjustments to estimated pro forma depreciation relate primarily to the reduction in depreciation as a result of the writedown to fair value of duplicate management information systems and equipment. The adjustments to estimated pro forma amortization relate to the increase in amortization as a result of goodwill acquired over 40 years.

  OHM has historically capitalized the cost associated with preparing large proposals when the recoverability of such costs was evaluated as probable. The costs associated with successful awards are then amortized over the life of the related contract. ITC accounts for such costs by charging them to operations as incurred. This adjustment conforms accounting policies to ITC's methodology.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(CONTINUED)


  (c) Reflects adjustments for additional interest expense assuming the Merger Credit Facilities were drawn upon on March 30, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflects the change in term loans and their rates based on LIBOR plus 2.5% per annum and revolving loans at a rate equal to LIBOR plus 2% per annum (dollars in millions):

                                                                  NINE MONTHS
                                                       YEAR ENDED    ENDED
                                                       MARCH 28,  DECEMBER 26,
                                        RATE   AMOUNT     1997        1997
                                        ----  -------- ---------- ------------
Merger Credit Facilities:
  Term loan (LIBOR + 2.5%)............. 8.5%  $225,000  $19,125     $14,344
  Revolving credit facility (LIBOR +
   2%).................................   8%   113,913    9,113       6,835
Historical debt not refinanced.........   8%     4,787      383         287
Amortization of capitalized financing
 fees..................................          5,350      669         502
                                        ---   --------  -------     -------
Total pro forma interest expense.......                  29,290      21,968
Less: Historical interest expense......                  14,255       9,312
                                                        -------     -------
Total pro forma interest expense
 adjustment............................                 $15,035     $12,656
                                                        =======     =======

  (d) Remove NSC equity earnings and other amounts since its shares are distributed simultaneous with the transaction.

  (e) Adjustment to reflect income taxes at the amount which would have been recognized on a consolidated basis, assuming the merged entity would generate future taxable income sufficient to realize the deferred tax benefit recognized. The difference between the statutory rate and the effective rates are primarily related to nonrecognition of the deferred tax benefits related to nonrecurring special charges and nontax-deductible goodwill amortization.

  (f) Basic and diluted loss per share has been calculated assuming the estimated additional shares to be issued by ITC in the transaction were outstanding as of the beginning of each period presented.

                       DESCRIPTION OF ITC CAPITAL STOCK

  The authorized capital stock of ITC consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which 9,733,288 shares were issued and outstanding as of January 13, 1998, and 180,000 shares of Preferred Stock, par value $100 per share, of which 20,556 shares of 7% Preferred Stock and 45,000 shares of Convertible Preferred Stock were issued and outstanding as of January 13, 1998.

  In November 1996, ITC issued 45,000 shares of newly issued Convertible Preferred Stock and the Carlyle Warrants (at the current exercise price of $11.39 per share) to the Parent Stockholders. Holders of the Convertible Preferred Stock hold approximately 38% of the voting power of ITC (43% assuming exercise of the Carlyle Warrants). The purchase of the Convertible Preferred Stock and the Carlyle Warrants was financed through the private sale of interests in limited partnerships which themselves purchased the Convertible Preferred Stock and the Carlyle Warrants.

  Pursuant to the terms of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock are entitled to elect a majority of the ITC Board of Directors, until November 20, 2001, which date is five years from the consummation of the Investment (the "Five-Year Period"), provided, that such holders continue to own at least 20% of the voting power of ITC. The agreements pursuant to which the Parent Stockholders acquired the Convertible Preferred Stock also provide that at least two of the directors elected by the holders of shares of ITC Common Stock will have no employment or other relationship with ITC or Carlyle, other than their positions as directors of ITC. During the Five-Year Period, holders of the Convertible Preferred Stock will not participate in elections of those directors elected only by the holders of shares of ITC Common Stock (the "Common Stock Directors") and those directors elected only by the Parent Stockholders (the "Preferred Stock Directors") will not have the right to vote on the election of any director to fill a vacancy among the Common Stock Directors. At the end of the Five-Year Period, provided that the holders of Convertible Preferred Stock continue to own at least 20% of the voting power of ITC, such holders will be entitled to elect the largest number of directors which is a minority of the directors of ITC and to vote with the holders of shares of ITC Common Stock (as a single class) on the election of the remaining directors. Additionally, the holders of Convertible Preferred Stock, in the event they no longer have the right to elect at least a minority of the directors, will have the right (voting as a class with holders of shares of 7% Preferred Stock and any other parity stock) to elect two directors to the Board in the event ITC fails to make payment of dividends on the Convertible Preferred Stock for six dividend periods. The Preferred Stock Directors serve for annual terms.

COMMON STOCK

  The outstanding shares of ITC Common Stock are, and the shares of ITC Common Stock to be issued in connection with the Merger will be, validly issued, fully paid and nonassessable. Holders of shares of ITC Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The shares of ITC Common Stock have cumulative voting rights with respect to the election of directors.

  Holders of shares of ITC Common Stock do not have any preemptive rights or rights to subscribe for additional securities of ITC. The ITC Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions. Subject to the preferences applicable to any shares of Preferred Stock outstanding at the time, holders of shares of ITC Common Stock are entitled to dividends if, when and as declared by the ITC Board of Directors from funds legally available therefore and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and Preferred Stock preferences, if any.

PREFERRED STOCK

 Convertible Preferred Stock

  Holders of shares of Convertible Preferred Stock generally have the right to vote (on an as-converted basis) as a single class with the holders of shares of Common Stock and other classes or series of stock entitled to vote as a single class with the ITC Common Stock, on all matters submitted to a vote of stockholders except (a) matters for which class voting is required by law or under the ITC Charter and (b) with respect to the election of the Common Stock Directors during the Five-Year Period. Holders of shares of Convertible Preferred Stock vote as a separate class with respect to (i) the creation, authorization or issuance of any class or series of shares ranking on parity with or prior to the Convertible Preferred Stock as to dividends or redemption, (ii) the increase in the authorized shares of, or issuance of any shares of Convertible Preferred Stock, (iii) the amendment, alteration, waiver of the application of, or repeal of an provision of the ITC Charter, the entering into of any agreement or the taking of any corporate action which would in any manner alter, change or otherwise adversely affect the powers, rights or preferences of the Convertible Preferred Stock and (iv) the reorganization, recapitalization, liquidation, dissolution or winding up of ITC, the disposition of substantially all of its assets, property or business or the merger or consolidation with or into any other corporation, if such transaction would adversely affect the powers, rights or preferences of the Convertible Preferred Stock. Holders of shares of Convertible Preferred Stock are entitled to cumulative annual dividends. No dividends are payable through November 20, 1997. Thereafter, dividends are payable quarterly in kind through November 20, 1999 at the rate of 3% per annum and in cash thereafter at the rate of 6% per annum. Holders of shares of Convertible Preferred Stock have the right to participate with holders of shares of ITC Common Stock in any dividends paid with respect to shares of ITC Common Stock into which their shares of Convertible Preferred Stock may be converted, as described below. Shares of Convertible Preferred Stock may at any time, at the option of Carlyle, be converted into shares of ITC Common Stock. The conversion price of the Convertible Preferred Stock is $7.59 per share, subject to adjustment under certain circumstances. ITC will be entitled at its option to redeem all of the Convertible Preferred Stock at its liquidation preference plus accumulated and unpaid dividends on or after November 21, 2003.

  On or after the seventh anniversary of the Investment, ITC will be entitled, at its option (as determined by a majority of the Common Stock Directors) to redeem all of the Convertible Preferred Stock at its liquidation preference of $1,000 per share plus accumulated and unpaid dividends.

 7% Preferred Stock

  Holders of shares of the 7% Preferred Stock are not entitled to vote on matters submitted to stockholders, except that holders are entitled to vote as a separate class to elect two directors if the equivalent of six or more quarterly dividends (whether consecutive or not) on the 7% Preferred Stock is in arrears. Such voting rights will continue until such time as the dividend arrearage on the 7% Preferred Stock has been paid in full.

  The 7% Preferred Stock ranks on parity as to dividends and liquidation with the Convertible Preferred Stock, and prior to the ITC Common Stock. The dividend per annum and liquidation preference for each share of 7% Preferred Stock are $175 and $2,500, respectively. Dividends on the 7% Preferred Stock are cumulative and payable quarterly. The 7% Preferred Stock is convertible at the option of the holder into ITC Common Stock at a conversion price of $23.36 per share, subject to adjustment under certain circumstances. On any dividend payment date, the 7% Preferred Stock is exchangeable at the option of ITC, in whole but not in part, for 7% Subordinated Debentures Due 2008 in a principal amount equal to $2,500 per share of 7% Preferred Stock. The 7% Preferred Stock is redeemable at any time, at the option of ITC, in whole or in part, initially at a price of $2,622.50 per share of 7% Preferred Stock and thereafter at prices declining to $2,500 per share of 7% Preferred Stock on or after September 30, 2003.

  The 7% Preferred Stock has a special conversion right that becomes effective in the event of certain significant transactions affecting ownership or control of ITC. In such situations, the special conversion right would, for a limited period, reduce the then prevailing conversion price to the market value of the ITC Common

Stock, except that the conversion right will not be reduced below $3.17 per share. Generally and with certain exceptions, the special conversion right becomes effective if (1) a person or group acquires at least 50% of the total voting power of all classes of capital stock of ITC entitled to vote generally in the election of directors of ITC, (2) ITC sells all or substantially all of its assets or (3) ITC participates in a merger or consolidation in which ITC is not the surviving corporation or the holders of shares of ITC Common Stock immediately prior to such merger or consolidation do not hold, directly or indirectly, at least a majority of the voting power of the surviving corporation after such transaction. The form of consideration issued (cash, securities or other property) upon exercise of the special conversion right by a holder of shares of 7% Preferred Stock depends upon, among other things, the type of transaction that gives rise to the special conversion right. The consummation of the Merger will not trigger the special conversion right of the 7% Preferred Stock.

CUMULATIVE VOTING

  The ITC Charter includes a provision for cumulative voting with respect to the election of the Common Stock Directors such that, in any election of such directors, a holder of any class or series of stock then entitled to vote in such election will be entitled to as many votes as will equal (a) the number of votes which would be entitled to cash for the election of directors with respect to his shares of stock multiplied by (b) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as such stockholder may see fit.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the ITC Common Stock is Boston EquiServe, L.P.

               COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

GENERAL

  As a result of the Merger, holders of OHM Common Stock will become holders of ITC Common Stock and the rights of all such former holders of OHM Common Stock will thereafter be governed by the ITC Charter, the ITC Bylaws and the DGCL. The rights of the holders of OHM Common Stock are presently governed by the OHM Charter, the OHM Regulations and the OGCL. The following summary, which does not purport to be a complete statement of the general differences among the rights of stockholders of ITC and shareholders of OHM, sets forth certain differences between the DGCL and the OGCL, between the ITC Charter and the OHM Charter and between the ITC Bylaws and the OHM Regulations. This summary is qualified in its entirety by reference to the full text of each of such documents, the DGCL and the OGCL. For information as to how such documents may be obtained, see "Available Information."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

  Under the DGCL, unless the certificate of incorporation specifies the number of directors, a board of directors may change the authorized number of directors by an amendment to the bylaws if fixed therein, or in such manner as may be provided therein. If the certificate of incorporation specifies the number of directors, then that number can be changed only by amending the certificate of incorporation. Under the OGCL, the number of directors may be fixed or changed by the shareholders or by the directors if so authorized by the articles of incorporation or the code of regulations.

  ITC. Pursuant to the terms of the Investment, the holders of Convertible Preferred Stock are entitled to elect a majority of the ITC Board of Directors, until November 20, 2001, provided that such holders continue to hold at least 20% of the voting power of ITC. The ITC Board of Directors currently consists of seven directors, the four Preferred Stock Directors, who are elected by the holders of Convertible Preferred Stock acting by written consent and without a meeting of the holders of shares of ITC Common Stock, and the remaining three Common Stock Directors, who are elected by the holders of shares of ITC Common Stock. The Investment agreements also provide that at least two of the directors elected by the holders of the ITC Common Stock will have no employment or other relationship with ITC or Carlyle, other than their positions as directors of ITC. During the Five-Year Period, holders of shares of Convertible Preferred Stock will not participate in elections of the Common Stock Directors and the Preferred Stock Directors will not have the right to vote on the election of any director to fill a vacancy among the Common Stock Directors. At the end of the Five-Year Period, provided that the holders of Convertible Preferred Stock continue to hold at least 20% of the voting power of ITC, the holders of Convertible Preferred Stock will be entitled to elect the largest number of directors which is a minority of the directors of ITC and to vote with the holders of shares of ITC Common Stock (as a single class) on the election of the remaining directors. Additionally, the holders of shares of Convertible Preferred Stock, in the event they no longer have the right to elect at least a minority of the directors, will have the right (voting as a class with holders of shares of 7% Preferred Stock and any other parity stock) to elect two directors to the ITC Board of Directors in the event ITC fails to make payment of dividends on the Convertible Preferred Stock for six dividend periods. The three Common Stock Directors are divided into three classes by the ITC Charter and serve for three-year terms. The four Preferred Stock Directors serve for annual terms. Promptly after the Effective Time, ITC will increase the size of the ITC Board of Directors or will secure the resignation of present Common Stock Directors to cause the Nominees to be appointed to the ITC Board of Directors as Common Stock Directors. The number of Preferred Stock Directors may be increased to ensure that the Preferred Stock Directors represent a majority of the ITC Board of Directors.

  OHM. The OHM Regulations provide that the number of directors of OHM will be fixed from time to time by the vote of the holders of a majority of the voting shares represented at any annual or special meeting called for the purpose of electing directors, or by resolution adopted by the affirmative vote of a majority of the directors then in office, and such number will continue to be the authorized number until changed by the shareholders or directors.

  Pursuant to the Merger Agreement, the board of directors of the Surviving Corporation will consist of the current directors of Merger Sub. See "The Merger Agreement--The Merger."

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

  The DGCL provides that unless the certificate of incorporation otherwise provides, directors of a corporation with a classified board may be removed only for cause by a vote of the holders of a majority of shares entitled to vote at an election of directors. The OGCL provides that directors may be removed by (i) the directors if (A) by order of a court a director has been found to be of unsound mind, or if he is adjudicated a bankrupt, or (B) within sixty days from the date of election, the director does not qualify by accepting in writing his election or by acting at a meeting of directors or
(ii) the shareholders, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors.

  ITC. The Preferred Stock Directors serve until the next annual meeting or until their respective successors are elected and qualified. Any Preferred Stock Director may be removed with or without cause by, and cannot be removed other than by, the vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the DGCL. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the DGCL, may elect a successor. Any such successor will hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Convertible Preferred Stock to vote for and elect Preferred Stock Directors, the Preferred Stock Directors then serving on the ITC Board of Directors may continue to hold their office for the remainder of their term. Only Common Stock Directors will have the right to vote in the election of any person to fill any vacancy created by the death, resignation, retirement, disqualification or removal from office or otherwise of any Common Stock Director and all such rights with respect to the Common Stock Directors will be exercised for and on behalf of the ITC Board of Directors by a majority of the Common Stock Directors.

  OHM. The OHM Regulations do not contain provisions regarding the removal of directors and, accordingly, the matter is governed by the OGCL. The OHM Regulations provide that, whenever a vacancy will occur on OHM Board of Directors, the remaining directors will constitute the directors of OHM until such vacancy is filled or until the number of directors is changed pursuant to OHM Regulations. A majority of the directors then in office may fill any vacancy for the unexpired term where a director is removed, under certain circumstances, or when the number of directors is increased.

DUTIES OF DIRECTORS

  ITC. The DGCL does not contain a specific provision elaborating on the duties of a board of directors with respect to the best interests of a corporation. Delaware courts have permitted directors to consider various constituencies provided that there be some rationally related benefit to stockholders.

  OHM. Under the OGCL, a director of an Ohio corporation is required to perform his or her duties as a director, including any duties as a member of a committee of directors, in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a director may rely on information, opinions, reports or statements, including financial statements, that were prepared or presented by any other directors, officers, employees, counsel, public accountants or any directors' committee, upon which the director reasonably believes provide an appropriate basis for such reliance.

LIMITATION ON DIRECTORS' LIABILITY

  Section 102 of the DGCL allows a corporation to limit or eliminate the personal liability of directors for breach of their fiduciary duty as a director, subject to certain limitations. Section 1701.59(D) of the OGCL provides that a director will only be liable to a corporation for any action or omission proved by clear and convincing evidence in a court of law to have been undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the articles or regulations of a corporation specifically state that such section does not apply.

  ITC. The ITC Charter contains a provision limiting the liability of directors for monetary damages for breach of fiduciary duties as directors to the fullest extent permitted by the DGCL. Under the DGCL, a director of a corporation will be liable (a) for any breach of the director's duty of loyalty to such corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for intentional or negligent payment of unlawful dividends or stock purchase or redemption or (d) for any transaction from which such director derives an improper personal benefit.

  OHM. The OHM Charter and Regulations do not specifically state that Section 1701.59(D) of the OGCL does not apply. Therefore, directors of OHM may only be found liable for those actions or omissions described above.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 145 of the DGCL and Section 1701.13(E) of the OGCL provide that a corporation may indemnify its officers and directors who were or are a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, or employee of the corporation; provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. Under the OGCL, a corporation must indemnify any such person to the extent he or she is successful on the merits or otherwise.

  ITC and OHM. The ITC Bylaws and OHM Regulations provide, in substance, that any person made a party, or threatened to be made a party, to any type of proceeding, by reason of the fact that he or she is or was a director or officer of such corporation or that, being or having been such a director or officer or an employee of such corporation, he or she is or was serving at the request of an executive officer of such corporation as a director, officer, employee or other agent of another corporation, will be indemnified and held harmless by such corporation to the full extent permitted by the DGCL or the OGCL, respectively, against all expense, liability and loss actually and reasonably incurred by such person in connection therewith.

CUMULATIVE VOTING

  In an election of directors governed by cumulative voting rights, each share of stock otherwise having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single nominee or may allocate them among as many nominees as the stockholder may choose. Without cumulative voting rights, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and it is possible that no person could be elected without the support of holders of a majority of the shares voting at such meeting.

  ITC. The ITC Charter provides for cumulative voting rights with respect to the election of the Common Stock Directors in the manner described under "Comparison of Stockholder and Shareholder Rights--Size and Classification of the Board of Directors".

  OHM. Under the OGCL, cumulative voting (unless eliminated by an amendment to the articles of incorporation) is required to be available for the election of directors, subject to certain conditions. The OHM Charter eliminates cumulative voting for directors.

STOCKHOLDER ACTION BY WRITTEN CONSENT

  Under the DGCL, unless otherwise provided in the certificate of incorporation, stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. Under the OGCL, unless prohibited by the articles of incorporation or the code of regulations, shareholders may take action without a meeting, without prior notice and without a vote, upon the written consent of all shareholders who would be entitled to notice of the meeting held to consider the subject matter thereof.

  ITC. The ITC Charter provides that, in order for action to be taken by stockholders by written consent, the ITC Board of Directors will fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting. Such record date will not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the ITC Board of Directors.

  OHM. The OHM Regulations specifically provide that any action which may be taken at a meeting of shareholders may be taken by written consent of all shareholders entitled to notice of a meeting held for such purpose.

SPECIAL MEETINGS OF STOCKHOLDERS

  Under the DGCL, special stockholder meetings may be called by the board of directors an by any person(s) authorized by the certificate of incorporation or the bylaws. Under the OGCL, a special meeting of shareholders may be called by the chairman, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, persons owning 25% of the outstanding shares entitled to a vote at such meeting (or a lesser or greater proportion as specified in the articles or regulations but not greater than 50%) or the person(s) authorized to do so by the articles of incorporation or the code of regulations.

  ITC. The ITC Bylaws permit special meeting of stockholders to be called at any time by the ITC Board of Directors, the Chairman of the Board or the President, but not by any other person. Under the DGCL, unless the certificate of incorporation or the bylaws provide otherwise, stockholders holding at least a majority of the voting power are necessary to constitute a quorum for the transaction of business at a special meeting. The ITC Bylaws provide that the presence, in person or by proxy, of a majority of the voting stock entitled to vote at a meeting constitutes a quorum for the transaction of business at that meeting.

  OHM. Pursuant to OHM Regulations, a special meeting of shareholders may be called for any purpose or purposes at any time by the President or any Vice President, by the OHM Board of Directors by action at a meeting or a majority of the directors acting without a meeting or by shareholders holding 50% or more of the then outstanding voting shares entitled to vote in an election of directors. The OHM Regulations provide that the holders of a majority in voting interest of shares outstanding and entitled to vote at a meeting, present in person or by proxy, constitutes a quorum at such meeting.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

  Under the DGCL, the recommendation of the board of directors and the approval of a majority of the shares of a corporation entitled to vote thereon present or represented by proxy are required to effect a merger or consolidation or to sell, lease or exchange substantially all of a corporation's assets. No vote of the stockholders of a corporation is required in connection with a merger if (a) the corporation is the surviving corporation, (b) the merger agreement did not amend the corporation's certificate of incorporation, (c) each share of stock of the corporation outstanding immediately before the merger was an identical outstanding or treasury share of the corporation after such merger and (d) the number of shares of the corporation's common stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) did not exceed 20% of the shares of stock of the corporation outstanding immediately before the merger. Under the OGCL, unless otherwise provided in the articles of incorporation, any merger, consolidation or sale of substantially all of the assets of the corporation require the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power. The articles of incorporation may provide for a greater or lesser vote, so long as the vote required is not less than a majority of the voting power. The OGCL permits mergers without the approval of the shareholders of the surviving corporation if, among other things, no charter amendment is involved and no more than a specified maximum increase in outstanding voting stock will result. Under the OGCL, the maximum permitted increase is any amount less than one-sixth of a corporation's resulting shares possessing voting power in the election of directors.

  ITC. The ITC Charter and Bylaws do not contain any specific provisions relating to such matters.

  OHM. The OHM Charter requires approval by the affirmative vote of the holders of a majority of the outstanding shares of OHM entitled to vote thereon for any plan of merger or consolidation to which OHM is a party, or a sale, lease or other disposition of all or substantially all of the assets of OHM, other than with respect to a "Control Share Acquisition," which requires the vote of a majority of the outstanding shares, excluding the votes of "Interested Shares," except under certain circumstances, including pursuant to a transaction that has received the prior authorization of the OHM Board of Directors.

AMENDMENT OF CORPORATE CHARTER, BYLAWS AND REGULATIONS

  Under the DGCL, an amendment to the certificate of incorporation generally requires the recommendation of the board of directors, the approval of the holders of a majority of all shares entitled to vote thereon, voting together as a single class, and the holders of a majority of the outstanding stock of each class entitled to vote thereon. The DGCL further provides that the board of directors may amend the bylaws if the bylaws so provide. However, even if the bylaws confer such power on the board of directors, under the DGCL, the stockholders also have the power to amend the bylaws. The OGCL permits the adoption of amendments to the articles of incorporation if such amendments are approved at a meeting held for such purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or such lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. The OGCL further provides that the code of regulations may be adopted, amended or repealed only by the approval of the shareholders either at a meeting of shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or by written consent signed by holders of shares entitling them to exercise two-thirds of the voting power on such proposal. The articles or regulations may provide for amendment by a greater or lesser proportion of the voting power, but not less than a majority.

  ITC. Under the ITC Charter, the ITC Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the bylaws. The ITC Bylaws provide that the bylaws may be altered, amended or repealed, and new bylaws made by majority vote of the directors then in office. The ITC Bylaws (other than certain sections relating to the number and election of directors and the amendment of the bylaws) may also be altered, amended or repealed and new bylaws made by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of ITC at an annual meeting without notice or at a special meeting where notice is provided. Those sections relating to the number and election of directors and amendment of the bylaws may not be altered, amended or repealed and new bylaws made by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of ITC.

  OHM. The OHM Regulations may be altered, changed or amended in any respect or superseded by new regulations in whole or part by the affirmative vote of the holders of a majority of voting shares in person or by proxy at an annual or special meeting called for such purpose, except certain sections which may not be so amended except by the affirmative vote of the holders of 85% of such shares.

APPRAISAL AND DISSENTERS' RIGHTS

  The DGCL provides appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (a) shares listed on a national securities exchange or held of record by more than 2,000 stockholders or (b) shares of the surviving corporation of a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than
(i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the certificate of incorporation.

  The OGCL provides appraisal rights to shareholders of record (a) of a domestic corporation that is merged into a surviving or new entity, whether domestic or foreign, (b) of the surviving corporation, in the case of a merger into a domestic corporation, who are entitled to vote on the adoption of an agreement of merger, with respect to the shares so entitled to vote thereon,
(c) of a domestic subsidiary corporation, other than the parent corporation, that is being merged into its parent, whether domestic or foreign, (d) of the acquiring corporation, in the case of a combination or a majority share acquisition, who are entitled to vote on such transaction, with respect to the shares so entitled to vote thereon and (e) of a domestic subsidiary corporation into which one or more domestic corporations are being merged. Pursuant to such rights, shareholders who validly exercise such rights may demand the fair cash value of their shares. Unless the corporation and the shareholders agree on the fair cash value, either may request that such value be determined by the Ohio trial court.

  ITC. Under the DGCL, the holders of shares of ITC Common Stock are not entitled to any appraisal rights with respect to the Merger.

  OHM. Under the OGCL, a holder of shares of OHM Common Stock is entitled to appraisal rights with respect to the Merger; provided, that, such holder has not voted in favor of the merger and has complied with the procedural provisions of Section 1701.85 of the OGCL relating thereto.

CONFLICT-OF-INTEREST TRANSACTIONS

  The DGCL and the OGCL generally permit transactions involving a corporation and an interested director or officer of such corporation if (a) the material facts are disclosed and a majority of disinterested directors consents, (b) the material facts are disclosed and a majority of shares entitled to vote thereon consents or (c) the transaction is fair to the corporation as of the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

  ITC. The ITC Charter and Bylaws do not contain any provision relating to transactions between ITC and its directors or other related parties.

  OHM. The OHM Charter and Regulations do not contain any provisions relating to transactions between OHM and its directors or other related parties.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The DGCL generally allows dividends to be paid out of surplus of the corporation or in case there is no surplus, out of the net profits of the corporation for the current fiscal year and/or the prior fiscal year. The OGCL allows dividends to be paid in cash, property or shares of the corporation, which dividends will be paid out of surplus of the corporation, subject to certain limitations.

  ITC and OHM. Dividends on ITC Common Stock are payable at the discretion of the ITC Board of Directors out of funds legally available therefor. The OHM Charter contains similar provisions with respect to OHM Common Stock.

STATE ANTI-TAKEOVER STATUTES

  A number of states have adopted "takeover" statutes that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or places of business in such states.

  ITC. Section 203 of the DGCL prohibits a "business combination" (generally, as defined in Section 203, includes mergers, sales and leases of assets, issuances of securities and similar transactions) by a corporation or any of its subsidiaries with an "interested stockholder" (generally, as defined in Section 203, a beneficial owner of 15% or more of a corporation's voting stock) within three years after the person or entity becomes an interested stockholder, unless (a) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder will have been approved by the board of directors of such corporation, (b) upon consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85 percent of the voting stock of such corporation (excluding for purposes of determining the number of shares outstanding, share held by persons who are both officers and directors of such corporation and shares held by certain employee benefit plans) or (c) the business combination is approved by the board of directors of such corporation and by the holders of at least two-thirds of the outstanding voting stock of such corporation, excluding shares held by the interested stockholder.

  OHM. Ohio Take-Over Act. Sections 1707.041, 1707.042, 1707.23 and 1707.26 of
the Ohio Revised Code (collectively, the "Ohio Take-Over Act") regulate tender offers for any equity security of a subject company from a resident of Ohio if, after the purchase, the offeror would directly or indirectly be the beneficial owner of more than 10% of any class of issued and outstanding equity securities of such company (a "control bid"). A subject company includes an issuer, such as OHM, that either has its principal place of business or principal executive offices located in Ohio or owns or controls assets located in Ohio that have a fair market value of at least $1.0 million, and that has more than 10% of its beneficial or record equity security holders resident in Ohio, or has more than 10% of its equity securities owned, beneficially or of record, by residents of Ohio, or has 1,000 beneficial or record equity security holders who are resident in Ohio. A subject company, however, need not be incorporated in Ohio.

  The Ohio Take-Over Act prohibits an offeror from making a control bid for securities of a subject company pursuant to a tender offer until the offeror has filed specified information with the Ohio Division. In addition, the offeror is required to deliver a copy of such information to the subject company not later than the offeror's filing with the Ohio Division and to send or deliver such information and the material terms of the proposed offer to all offerees in Ohio as soon as practicable after the offeror's filing with the Ohio Division.

  Within five calendar days of such filing, the Ohio Division may, by order, summarily suspend the continuation of the control bid if it determines that the offeror has not provided all of the specified information or that the control bid materials provided to offerees do not provide full disclosure of all material information concerning the control bid. If the Ohio Division summarily suspends a control bid, it must schedule and hold a hearing within 10 calendar days of the date on which the suspension is imposed and must make its determination within three calendar days after the hearing has been completed but no later than 14 calendar days after the date on which the suspension is imposed. The Ohio Division may maintain its suspension of the continuation of the control bid if, based upon the hearing, it determines that all of the information required to be provided by the Ohio Take-Over Act has not been provided by the offeror, that the control bid materials provided to offerees do not provide full disclosure of all material information concerning the control bid, or that the control bid is in material violation of any provision of the Ohio securities laws. If, after the hearing, the Ohio Division maintains the suspension, the offeror has the right to correct the disclosure and other deficiencies identified by the Ohio Division and to reinstitute the control bid by filing new or amended information pursuant to the Ohio Take-Over Act.

  Merger Sub and ITC have filed the information required under the Ohio Take-Over Statute and the jurisdiction of the Ohio Division has lapsed.

  The Ohio Business Combination Law. The Ohio Business Combination Law prohibits certain business combinations and other transactions (each, a "Chapter 1704 Transaction"), such as the Merger, between an issuing public corporation (such as OHM) and any "Interested Shareholder" (defined generally as any person that, directly or indirectly, is entitled to exercise or direct the exercise of 10% or more of the outstanding voting power of a corporation in the election of directors) for a period of three years after the date the person becomes an Interested Shareholder. After such three year period, a Chapter 1704 Transaction between an issuing public corporation and such Interested Shareholder is prohibited unless either certain "fair price" provisions are complied with or the Chapter 1704 Transaction is approved by certain supermajority shareholder votes.

  The Ohio Business Combination Law restrictions do not apply to a Chapter 1704 Transaction with an Interested Shareholder if either the acquisition of the corporation's shares that would cause the Interested Shareholder to become an Interested Shareholder or the Chapter 1704 Transaction is approved by a resolution of the board of directors of the corporation adopted prior to the date on which the Interested Shareholder became an Interested Shareholder.

  The OHM Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, so that the Ohio Business Combination Law does not apply to the acquisition of shares of OHM Common Stock pursuant to the Offer or the Merger.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of January 30, 1998 with respect to beneficial ownership of (i) the ITC Common Stock, (ii) ITC's Depositary Shares, each representing 1/100 of a share of 7% Preferred Stock,
(iii) the Convertible Preferred Stock and (iv) the Carlyle Warrants, by (a) each person known by ITC to be the beneficial owner of 5% or more of the outstanding ITC Common Stock, Depositary Shares, Convertible Preferred Stock or Carlyle Warrants, (b) each director and nominee, (c) certain executive officers of ITC and (d) all directors and persons serving as executive officers as a group. All amounts have been adjusted to reflect the one-for-four reverse stock split effective November 21, 1996.

                           AMOUNT AND                  AMOUNT AND                 AMOUNT AND     PERCENT OF
                           NATURE OF      PERCENT OF   NATURE OF    PERCENT OF     NATURE OF    CONVERTIBLE
                           BENEFICIAL     ITC COMMON   BENEFICIAL   DEPOSITARY    BENEFICIAL     PREFERRED
                          OWNERSHIP OF      STOCK     OWNERSHIP OF    SHARES     OWNERSHIP OF      STOCK
                           ITC COMMON    BENEFICIALLY  DEPOSITARY  BENEFICIALLY   CONVERTIBLE   BENEFICIALLY
          NAME            STOCK(1)(2)      OWNED(2)      SHARES       OWNED     PREFERRED STOCK    OWNED
          ----            ------------   ------------ ------------ ------------ --------------- ------------
TCG Holdings, L.L.C.....   6,430,334(3)     38.02%                                  40,308         89.57%
Carlyle Investment
 Management, L.L.C. ....     748,520(4)      4.42%                                   4,692         10.43%
OHM Corporation(5)......   7,178,854        42.44%                                  45,000           100%
T. Rowe Price
 Associates, Inc.(6)....   1,081,879        11.12%
T. Rowe Price Small Cap
 Value Fund, Inc.(6)....     986,879        10.14%
Brahman
 Stockholders(7)........     933,350         9.60%
Wisconsin Investment
 Board(8)...............     887,950         9.12%
Michael A. Roth & Brian
 J. Stark(9)............     553,400         5.69%
Dimensional Fund
 Advisors Inc.(10)......     513,300         5.27%
Daniel A.
 D'Aniello(11)..........           0          --
Philip B. Dolan(11).....           0          --
E. Martin Gibson........      10,351          *          5,000          *
James C. McGill(12).....      21,338          *          1,000          *
Robert F. Pugliese......       2,966          *
James D. Watkins........       2,966          *
Franklin E. Coffman.....      37,122          *          1,000          *
Anthony J. DeLuca.......      84,965          *
James G. Kirk...........       1,417          *
James R. Mahoney........      62,237          *
Raymond J. Pompe........      53,300          *
All directors and
 executive officers as a
 group
 (11 persons)(13).......     283,375         2.91%

--------
*  Less than 1%

(1) The number of shares of ITC Common Stock beneficially owned includes shares of ITC Common Stock in which the persons set forth in the table have either investment or voting power. Unless otherwise indicated, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power, subject to community property laws where applicable. The number of shares beneficially owned also includes shares that the following individuals have the right to acquire within 60 days of January 30, 1998 upon exercise of stock options (and conversion of Depositary Shares in the case of Messrs. Gibson, McGill and Coffman) in the following amounts: (i) 5,000 shares upon exercise of options and 5,351 shares upon conversion of the Depositary Shares as to Mr. Gibson, (ii) 3,750 shares upon exercise of options and

   1,070 shares upon conversion of the Depositary Shares as to Mr. McGill,
   (iii) 27,457 shares as to Mr. DeLuca, (iv) 13,062 shares upon exercise of options and 1,070 shares upon conversion of Depositary Shares as to Mr. Coffman, (v) 22,937 shares as to Mr. Mahoney, (vi) 14,062 shares as to Mr. Pompe and (vii) 1,417 shares as to Mr. Kirk.

(2) For the purposes of determining the number of shares of ITC Common Stock beneficially owned, as well as the percentage of outstanding ITC Common Stock held, by each person or group set forth in the table, the number of such shares is divided by the sum of the number of outstanding shares of ITC Common Stock on January 30, 1998 plus (i) the number of shares of ITC Common Stock subject to options exercisable currently or within 60 days of January 30, 1998 by such person or group, (ii) shares of ITC Common Stock into which persons who hold Depositary Shares or Convertible Preferred Stock may convert such security (or otherwise obtain ITC Common Stock), and/or receive ITC Common Stock upon exercise of Warrants, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended ("Rule 13d-3(d)(1)"). Depositary Shares may be converted at any time into ITC Common Stock at the ratio of 1.0702 shares of ITC Common Stock for each Depositary Share. The Convertible Preferred Stock may be converted at any time into ITC Common Stock at the ratio of 131.75 shares of ITC Common Stock for each share of Convertible Preferred Stock (reflecting a conversion price of $7.59 per share of Convertible Preferred Stock).

(3) Represents shares of ITC Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Carlyle Warrants held by certain limited partnerships controlled by TCG Holdings, L.L.C., a Delaware limited liability company ("TCG Holdings"), as set forth in more detail in the following sentence. The cumulative TCG Holdings ownership figure represents (i) 1,781,965 shares beneficially owned by Carlyle Partners II, L.P., a Delaware limited partnership ("CPII"), (ii) 81,357 shares beneficially owned by Carlyle Partners III, L.P., a Delaware limited partnership ("CPIII"), (iii) 1,504,210 shares beneficially owned by Carlyle International Partners II, L.P., a Cayman Islands limited partnership ("CIPII"), (iv) 81,042 shares beneficially owned by Carlyle International Partners III, L.P., a Cayman Islands limited partnership ("CIPIII"), (v) 338,682 shares beneficially owned by C/S International Partners, a Cayman Islands partnership ("C/SIP"), (vi) 1,907 shares beneficially owned by Carlyle Investment Group, L.P., a Delaware limited partnership ("CIG"), (vii) 2,366,299 shares beneficially owned by Carlyle-IT International Partners, L.P., a Cayman Islands limited partnership ("CITIP"), (viii) 79,765 shares beneficially owned by Carlyle-IT International Partners II, L.P., a Cayman Islands limited partnership ("CITIPII"), and (ix) 195,107 shares beneficially owned by Carlyle-IT Partners, L.P., a Delaware limited partnership ("CITP"). TC Group, L.L.C., a Delaware limited liability company ("TC Group"), may be deemed to be the beneficial owner of 6,430,335 shares of ITC Common Stock as the general partner of CPII, CPIII, CIG, and CITP, and as the managing general partner of CIPII, CIPIII, C/SIP, CITIP and CITIPII. TCG Holdings, as a member holding a controlling interest in TC Group, may be deemed to share all rights herein described belonging to TC Group. Furthermore, because certain managing members of TCG Holdings are also managing members of Carlyle Investment Management, L.L.C., a Delaware limited liability company ("CIM"), TCG Holdings may be deemed the beneficial owner of the shares of ITC Common Stock controlled by CIM (see footnote 4 below). The principal business address of TC Group and TCG Holdings is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington DC 20004. The principal business address of CPII, CPIII, CIG, CITP and CIM is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of CIPII, CIPIII, C/SIP, CITIP and CITIPII is Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies.

(4) Represents shares of ITC Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Carlyle Warrants held by the State Board of Administration of the State of Florida over which CIM holds sole voting and disposition power. Because certain managing members of TCG Holdings are also managing members of CIM, CIM may be deemed to be the beneficial owner of the shares of ITC Common Stock controlled by TCG Holdings (see footnote 3 above).

(5) OHM may be deemed to be the beneficial owner of all shares of ITC Common Stock controlled by TCG Holdings and CIM due to the terms of the Parent Voting Agreement.

(6) Such information is derived solely from a Schedule 13G filed by such beneficial owners (filing as joint filers) with the Commission dated January 9, 1998. The address of such beneficial owners as set forth in their Schedule 13G is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7) Such information is derived solely from a Schedule 13D filed by the "Brahman Stockholders," which is comprised of the entities listed in the following sentence (filing as joint filers), with the Commission dated January 15, 1998, and amended by a filing with the Commission dated January 20, 1998. The cumulative Brahman Stockholders ownership figure represents (i) 202,147 shares beneficially owned by Brahman Partners II, L.P., a Delaware limited partnership ("Brahman II"), (ii) 238,878 shares beneficially owned by Brahman Institutional Partners, L.P., a Delaware limited partnership ("Brahman Institutional"), (iii) 399,475 shares beneficially owned by BY Partners, L.P., a Delaware limited partnership ("BY Partners"), (iv) 840,500 shares beneficially owned by Brahman Management, L.L.C., a Delaware limited liability company and the sole general partner of Brahman II, BY Partners and Brahman Institutional ("Brahman Management"), (such amount being inclusive of the amounts reported in (i)-(iii) above), (v) 492,325 shares beneficially owned by Brahman Capital Corp., a Delaware corporation ("Brahman Capital"), (such amount being inclusive of the 92,850 shares held for the discretionary account that Brahman Capital manages for Brahman Partners II Offshore, Ltd., a Cayman Islands exempted company, and 399,475 shares held by BY Partners, (vi) 933,350 shares beneficially owned by Messrs. Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik, the executive officers and directors of Brahman Capital and the sole members of Brahman Management. Brahman Management, Brahman Capital and Messrs. Hochfelder, Sobel and Kuflik own directly no shares of ITC Common Stock, but may be deemed to beneficially own 933,350 shares.

(8) Such information is derived solely from a Schedule 13G filed by such beneficial owner with the Commission dated February 10, 1997. The address of the Wisconsin Investment Board set forth in its Schedule 13G is P.O. Box 7842, Madison, Wisconsin 53707.

(9) Such information is derived solely from a Schedule 13G filed by such beneficial owners (filing as joint filers) with the Commission dated September 19, 1996. The address of Michael A. Roth and Brian J. Stark set forth in their Schedule 13G is George J. Mazin Stark Investments, 150 West Market Street, Mequon, Wisconsin 53092. Shares beneficially owned by such filers include 469,741 shares beneficially owned by Reliant Trading upon the conversion of 438,928 shares of ITC's Depositary Shares and 83,659 shares beneficially owned by Shepherd Trading Limited upon the conversion of 78,172 shares of ITC's Depositary Shares.

(10) Such information is derived solely from a Schedule 13G dated February 5, 1997 filed by such beneficial owner with the Commission. The address of Dimensional Fund Advisors Inc. set forth in its Schedule 13G is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 513,300 shares of ITC Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(11) Mr. D'Aniello is a Managing Member of TCG Holdings. Mr. D'Aniello's interest in TCG Holdings is not controlling and thus Mr. D'Aniello expressly disclaims any beneficial ownership in the shares of ITC Common Stock beneficially owned by TCG Holdings. Mr. Dolan is an employee of The Carlyle Group and holds no economic interest in either TC Group or TCG Holdings, and as such expressly disclaims any beneficial ownership in the shares of ITC Common Stock beneficially owned by any of such entities.

(12) Includes 1,000 shares of ITC Common Stock and 1,000 Depositary Shares (convertible into 1,070 shares of ITC Common Stock) owned by Mr. McGill's wife, as to which Mr. McGill has no voting or dispositive power, and 1,250 shares owned by McGill Resources, Inc., a company owned by Mr. McGill. Mr. McGill disclaims beneficial ownership of all such shares. Also includes 6,250 shares that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of January 30, 1998.

(13) Includes 95,073 shares of ITC Common Stock that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of July 31, 1997 and 7,000 Depositary Shares (convertible into 7,491 shares of ITC Common Stock). Excludes shares owned by Robert B. Sheh, who resigned as President and Chief Executive Officer and a director of ITC effective July 1, 1996.

CERTAIN SHAREHOLDERS OF OHM

  The information required herein concerning certain shareholders of OHM is
hereby incorporated by reference to pages   through    of OHM's Annual Report
on Form 10-K filed March 20, 1997 for the fiscal year ended December 31, 1996.

                             CERTAIN TRANSACTIONS

  In 1991, ITC and OHM formed IT-OHM, a Louisiana joint venture (the "Joint Venture"), in order to bid on the cleanup of the Bayou Bonfouca, located in Slidell, Louisiana, and a National Priorities List Superfund site (the "Site"). OHM contributed approximately $2.0 million in cash to and held a 32% ownership interest in the Joint Venture. ITC contributed certain assets used in the clean-up of the Site and held a 68% ownership interest in the Joint Venture. The Joint Venture successfully submitted a lump sum/unit price bid of approximately $109.0 million for the clean-up of the Site which included (i) dredging the bottom of the Site to gather contaminated sediments; (ii) dewatering the Site's contaminated sediments with OHM's dewatering treatment technology; (iii) feeding such sediments into ITC's HTTS technology; and (iv) placing the treated sediments, soils and dirt into an on-site landfill. Although the Joint Venture successfully completed the project, during the course of the job, it negotiated certain changes in its client contract. As a result of these changes, the total gross revenue derived from the project was adjusted to approximately $120.0 million. Currently, the Joint Venture is engaged in negotiations with the U.S. Army Corps of Engineers with regard to the resolution of certain final changes in the approximate amount of $1.5 million in connection with services performed by the Joint Venture in the process of cleaning up the Site.

      MANAGEMENT OF THE SURVIVING CORPORATION AND EXECUTIVE COMPENSATION

  The information required herein concerning the directors of the Surviving Corporation is hereby incorporated by reference to ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, as amended. The information required herein concerning the executive officers of the Surviving Corporation is hereby incorporated by reference to OHM's Annual Report on Form 10-K filed March 20, 1997 for the fiscal year ended December 31, 1996, except that information concerning Mr. Anthony J. DeLuca, who will be named the Chief Executive Officer and President immediately following the Effective Time, is incorporated by reference to ITC's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, as amended.

                                 OTHER MATTERS

  It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the ITC Special Meeting or OHM Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the ITC proxy and OHM proxy to vote such proxy in the sole discretion of the persons named in such proxy.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the shares of ITC Common Stock offered hereby will be passed upon for ITC by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain United States federal income tax consequences of the Merger have been passed upon for OHM by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The consolidated financial statements of ITC and OHM appearing in ITC's and OHM's Annual Reports (Form 10-K) for the years ended March 28, 1997 and December 31, 1996, respectively, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  With respect to the unaudited condensed consolidated interim financial information for the three, six and nine-month periods ended March 31, 1997 and 1996, June 30, 1997 and 1996, and September 30, 1997 and 1996, respectively, incorporated by reference in this Registration Statement and related Proxy Statement/Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in OHM's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because the reports are not a "report" or a "part" of a Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  It has been the practice of ITC to engage Ernst & Young LLP for annual audit services upon approval by the Board of Directors. Ernst & Young LLP has acted as ITC's independent public accountant for more than 15 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Ernst & Young LLP will be present at the ITC Special Meeting and will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions.

  It is expected that representatives of Ernst & Young LLP will be present at OHM Special Meeting and will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions.

                     STOCKHOLDER OR SHAREHOLDER PROPOSALS

  Any stockholder of ITC who wishes to submit a proposal for presentation to the ITC Special Meeting or to ITC's 1998 Annual Meeting of Stockholders must submit the proposal to International Technology Corporation, 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, Attention: Secretary, not
later than    , 1998 or      , 1998 for inclusion, if appropriate, in ITC's
proxy statement and form of proxy relating to the ITC Special Meeting or to its 1998 Annual Meeting, respectively.

  Any shareholder of OHM who wishes to submit a proposal for presentation to the OHM Special Meeting OHM's 1998 Annual Meeting of Shareholders must submit the proposal to OHM Corporation, 16406 U.S. Route 224 East, Findlay, Ohio
45840, Attention: Secretary, not later than    , 1998, respectively, for
inclusion, if appropriate, in OHM's proxy statement and form of proxy relating to its 1998 Annual Meeting; provided that, if the Merger is consummated, OHM will not hold an Annual Meeting.

                      INTERNATIONAL TECHNOLOGY CORPORATION
                                      AND
                                OHM CORPORATION

                   ANNEXES TO THE PROXY STATEMENT/PROSPECTUS

Annex A--Merger Agreement

Annex B--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation

Annex C--Opinion of BT Alex. Brown Incorporated

Annex D--Excerpt from Ohio General Corporation Law relating to Appraisal Rights

                                                                         ANNEX A

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                OHM CORPORATION,

                      INTERNATIONAL TECHNOLOGY CORPORATION

                                      AND

                                 IT-OHIO, INC.

                          DATED AS OF JANUARY 15, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    RECITALS

                                   ARTICLE I

                    THE TENDER OFFER AND THE STOCK PURCHASE

 1.1. Tender Offer........................................................  A-2
 1.2. Company Action......................................................  A-2
 1.3. The Share Repurchase................................................  A-3
 1.4. Directors; Committees...............................................  A-3

                                   ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

 2.1. The Merger..........................................................  A-4
 2.2. Closing.............................................................  A-4
 2.3. Effective Time......................................................  A-4

                                  ARTICLE III

                   ARTICLES OF INCORPORATION, REGULATIONS AND
              OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

 3.1. The Articles of Incorporation.......................................  A-4
 3.2. The Regulations.....................................................  A-4
 3.3. Officers and Directors..............................................  A-4

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

 4.1. Effect on Capital Stock.............................................  A-5
 4.2. Exchange of Certificates............................................  A-5
 4.3. Dissenters' Rights..................................................  A-7
 4.4. Adjustments to Prevent Dilution.....................................  A-7
 4.5. Treatment of Warrants and WH Options................................  A-7
 4.6. Treatment of the Debentures.........................................  A-8
 4.7. NSC Spinoff.........................................................  A-8

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

 5.1. Representations and Warranties of the Company.......................  A-8
 5.2. Representations and Warranties of Parent and Merger Sub.............  A-15

                                                                            PAGE
                                                                            ----
                                    ARTICLE VI
                                    COVENANTS
 6.1.  Company Interim Operations.........................................  A-22
 6.2.  Parent Interim Operations..........................................  A-23
 6.3.  Acquisition Proposals..............................................  A-23
 6.4.  Meeting of the Company's Shareholders..............................  A-24
 6.5.  Meeting of Parent's Stockholders...................................  A-24
 6.6.  Proxy Statement; Registration Statement............................  A-24
 6.7.  Filings; Other Action; Notification................................  A-25
 6.8.  Access.............................................................  A-26
 6.9.  Stock Exchange Listing and De-listing..............................  A-26
 6.10. Publicity..........................................................  A-26
 6.11. Benefits...........................................................  A-26
 6.12. Expenses...........................................................  A-28
 6.13. Indemnification; Directors' and Officers' Insurance................  A-28
 6.14. Debentures.........................................................  A-30
 6.15. Takeover Statutes..................................................  A-30
 6.16. Agreement of Affiliates............................................  A-30
 6.17. Legal Opinion......................................................  A-30
                                   ARTICLE VII
                                    CONDITIONS
 7.1.  Conditions to Obligations of Parent and Merger Sub.................  A-30
 7.2.  Conditions to Obligations of the Company...........................  A-31
                                   ARTICLE VIII
                                   TERMINATION
 8.1.  Termination by Mutual Consent......................................  A-32
 8.2.  Termination by Either Parent or the Company........................  A-32
 8.3.  Termination by Parent..............................................  A-32
 8.4.  Termination by the Company.........................................  A-33
 8.5.  Effect of Termination and Abandonment..............................  A-33
                                    ARTICLE IX
                            MISCELLANEOUS AND GENERAL
 9.1.  Survival...........................................................  A-34
 9.2.  Modification or Amendment..........................................  A-34
 9.3.  Waiver of Conditions...............................................  A-34
 9.4.  Counterparts.......................................................  A-34
 9.5.  Governing Law and Venue; Waiver of Jury Trial......................  A-34
 9.6.  Notices............................................................  A-35
 9.7.  Entire Agreement; No Other Representations.........................  A-36
 9.8.  No Third Party Beneficiaries.......................................  A-36
 9.9.  Obligations of Parent and of the Company...........................  A-36
 9.10. Severability.......................................................  A-36
 9.11. Interpretation.....................................................  A-36
 9.12. Assignment.........................................................  A-36

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 15, 1998, among OHM CORPORATION, an Ohio corporation (the "Company"), INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation ("Parent"), and IT-OHIO, INC., an Ohio corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations."

                                   RECITALS

  WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in the best interests of their respective shareholders for Parent and the Company to combine their respective businesses upon the terms and subject to the conditions set forth herein; and

  WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "Offer") to acquire 13,933,000 Shares (as defined in Section 1.1(a)) for $11.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth herein; and

  WHEREAS, also in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Ohio General Corporation Law (the "OGCL"), and upon the terms and subject to the conditions set forth herein; and

  WHEREAS, the Boards of Directors of Parent and the Company wish, as a part of the transactions contemplated by this Agreement, to provide for the purchase by the Company of 5,235,381 Shares (as defined in Section 1.1(a)) from Waste Management, Inc., a Delaware corporation ("WMX"), concurrently with the payment to BankBoston, N.A., as Depositary for the Offer on behalf of holders of Shares tendering into the Offer, of the aggregate purchase price for all Shares purchased in the Offer in a manner that will increase the aggregate number of Shares acquired for cash and make it possible for the Merger Consideration (as defined in Section 4.1(a)) to consist solely or primarily of shares of Parent Common Stock (as defined in Section 4.1(a)); and

  WHEREAS, certain shareholders of Parent have entered into agreements with the Company and Parent providing that such shareholders will vote or cause all shares of 6% Preferred Shares (as defined in Section 5.2(c)) controlled by them to be voted in favor of the issuance of shares of Parent Common Stock in the Merger (as defined in Section 2.1); and

  WHEREAS, certain shareholders of the Company have entered into agreements with the Company and Parent providing that such shareholders will tender or cause to be tendered in the Offer all or a specified number of Shares controlled by them, and will vote or cause to be voted all Shares controlled by them in favor of the Merger; and

  WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein the parties hereto hereby agree as follows:

                                   ARTICLE I

                    THE TENDER OFFER AND THE STOCK PURCHASE

  1.1. Tender Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and none of the events set forth in Annex A hereto shall have occurred or be existing, within five business days of the date hereof, Merger Sub will commence the Offer for 13,933,000 Shares at a price of $11.50 per Share, net to the seller in cash, subject to the conditions set forth in Annex A hereto. Subject to the conditions of the Offer set forth in Annex A hereto, Merger Sub will promptly accept for payment and pay for all Shares that are validly tendered and not withdrawn as soon as practicable after the later of 9:00 a.m. e.s.t. on February 17, 1998 and the twentieth business day of the Offer. Merger Sub shall not, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company), decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought, change the conditions to the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares or extend the Offer if all of the conditions to the Offer are satisfied or waived or waive the condition set forth in paragraph (f) of Annex A to this Agreement. So long as this Agreement is in effect and the conditions to the Offer have not been satisfied or waived, at the request of the Company from time to time, Merger Sub shall extend the Offer for a period not to exceed 10 business days after the previously scheduled expiration date of the Offer; provided, however, in no event shall Parent be obligated to extend the Offer beyond March 31, 1998.

  (b) Parent agrees that the Offer to Purchase and related Letter of Transmittal relating to the Offer (which together constitute the "Offer Documents") shall, in all material respects, comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder and other applicable laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC.

  1.2. Company Action.

  (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held on January 14, 1998, (i) unanimously determined that the transactions contemplated by this Agreement, including without limitation the Offer and the Merger, are fair to and in the best interests of the Company and its shareholders and unanimously approved and adopted this Agreement and the Offer, the Merger and the other transactions contemplated hereby (the "Transactions"), and (ii) unanimously recommended that the shareholders of the Company accept the Offer and adopt this Agreement.

  (b) On the date of commencement of the Offer, the Company shall file with the Securities and Exchange Commission (the "SEC") a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Company's Board of Directors described in Section 1.2(a); provided, however, that if the Board of Directors of the Company determines in good faith, taking into consideration the advice of outside legal counsel, that the amendment or withdrawal of such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any such amendment or withdrawal, and any related amendment of the Schedule 14D-9, shall not constitute a breach of this Agreement. The Company shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws. The Schedule 14d-9 shall, in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws. Merger Sub and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendment thereto prior to their being filed with the SEC.

  (c) In connection with the Offer, the Company will cause its transfer agent to furnish promptly to Merger Sub a list, as of a recent date, of the shareholders of record of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. The Company will furnish Merger Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Parent or Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.

  1.3. The Share Repurchase. The Company agrees that it shall, concurrently with the payment to BankBoston, N.A., as Depositary for the Offer on behalf of holders of Shares tendering into the Offer, of the aggregate purchase price for all Shares purchased in the Offer, purchase from WMX, at a price of $11.50 per Share in cash, 5,235,381 Shares, all pursuant to the Share Repurchase Agreement, dated the date hereof (the "Share Repurchase Agreement"), between the Company and WMX (the "Share Repurchase").

  1.4. Directors; Committees.

  (a) If requested by Parent, the Company will, promptly following the purchase by Merger Sub of Shares pursuant to the Offer, take all actions necessary to cause persons designated by Parent to become directors of the Company so that the total number of such persons equals not less than the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Parent Companies (as hereinafter defined) bears to the total number of Shares then issued and outstanding rounded up to the next greatest nearest whole number. In furtherance thereof, the Company will increase the size of the Board, or use its reasonable best efforts to secure the resignation of directors, or both, as is necessary to permit Parent's designees to be elected to the Company's Board of Directors; provided that at all times prior to the Effective Time, the Company's Board of Directors shall consist of at least two members who are neither officers, stockholders, designees nor affiliates of the Parent Companies ("Parent Representatives"). At such time, the Company, if so requested, will use its reasonable best efforts to cause persons designated by Parent to constitute the same percentage of each committee of such board, each board of directors of each Subsidiary (as hereinafter defined) of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such persons). The Company's obligations to appoint designees of Parent to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.4(a) and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to shareholders, such information with respect to the Company and its officers and directors and the Parent Representatives as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.4(a). Parent and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

  (b) No action taken by the Board of Directors of the Company prior to the Effective Time pursuant to Article VIII or Sections 9.2 or 9.3 shall be effective unless such action is approved by the affirmative vote of at least a majority of the directors of the Company who are not Parent Representatives.

                                  ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

  2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 3.1. The Merger shall have the effects specified in the OGCL.

  2.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, New York, New York at 10:00 A.M. on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

  2.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Ohio Certificate of Merger") to be executed and filed with the Secretary of State of the State of Ohio as provided in Section 1701.81 of the OGCL. The Merger shall become effective on the date on which the Ohio Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio, and such time is hereinafter referred to as the "Effective Time."

                                  ARTICLE III

   ARTICLES OF INCORPORATION, REGULATIONS AND OFFICERS AND DIRECTORS OF THE
                             SURVIVING CORPORATION

  3.1. The Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of Merger Sub (the "Articles") in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the OGCL, except that Article FIRST of the Articles shall be amended to read in its entirety as follows:

  "The name of the Corporation shall be OHM Corporation."

  3.2. The Regulations. Unless otherwise determined by Parent prior to the Effective Time, the regulations of Merger Sub in effect at the Effective Time shall be the Regulations of the Surviving Corporation, until duly amended in accordance with the terms thereof and the OGCL.

  3.3. Officers and Directors. The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and the Surviving Corporation's regulations.

                                  ARTICLE IV

        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

  4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holders of any shares of capital stock of the Company or Merger Sub:

  (a) Merger Consideration. Each share of Common Stock, par value $0.10 per share, of the Company (each, a "Share" and, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (x) Shares purchased in the Offer or otherwise owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent (collectively, the "Parent Companies"), (y) Shares that are owned by the Company or any direct or indirect Subsidiary of the Company and in each case not held on behalf of third parties, or (z) Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") that have properly exercised appraisal rights pursuant to Sections 1701.84 et seq. of the OGCL (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for the right to receive (i) 1.394 (the "Exchange Ratio") fully paid and non-assessable shares of Common Stock, $.01 par value per share, of Parent (the "Parent Common Stock"); provided, however, that if the aggregate number of Shares accepted for payment and paid for pursuant to the Offer and purchased from WMX pursuant to the Repurchase Agreement is less than 19,168,381 Shares (the "Cash Share Number") (the number of Shares so paid for and purchased being referred to herein as the "Purchased Share Number"), then the Exchange Ratio shall be adjusted (the "Adjusted Exchange Ratio") and shall be equal to the product obtained by multiplying the Exchange Ratio by a fraction, (A) the numerator of which is equal to (x) the number of Shares issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares other than Dissenting Shares) (the "Final Outstanding Number") plus (y) the Purchased Share Number minus (z) the Cash Share Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding proviso, an amount in cash equal to a fraction, (A) the numerator of which is the product of $11.50 and the amount by which the Cash Share Number exceeds the Purchased Share Number and (B) the denominator of which is the Final Outstanding Number. The consideration referred to in clauses (i) and (ii) of this Section 4.1(a) is hereafter referred to collectively as the "Merger Consideration." At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist (in the case of Excluded Shares other than Dissenting Shares, without the payment of any consideration therefor), and each certificate (a "Certificate") formerly representing any of such Shares, other than Excluded Shares, shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to
Section 4.2(e) and any distribution or dividends pursuant to Section 4.2(c).

  (b) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

  4.2. Exchange of Certificates.

  (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares (other than Excluded Shares), certificates representing Parent Common Stock and (if applicable) cash comprising the aggregate Merger Consideration payable in accordance with Section 4.1(a) and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.2(c) in exchange for Shares outstanding immediately prior to the Effective Time (other than Excluded Shares) upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock and cash (if any) comprising the Merger Consideration, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

  (b) Exchange Procedures. As soon as reasonably practicable following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock comprising the Merger Consideration, (B) if applicable, cash comprising the Merger Consideration, and (C) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash comprising the Merger Consideration, plus (B) any cash in lieu of fractional shares, plus (C) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this
Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, in form and substance reasonably satisfactory to Parent and the Exchange Agent. If any check or any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent and the Exchange Agent that such tax has been paid or is not applicable.

  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

  (c) Distributions with Respect to Unexchanged Shares; Voting. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any Certificate, there shall be issued and/or paid to the former holder of such Certificate, without interest, the dividends or other distributions payable with respect to whole shares of Parent Common Stock with a record date on or after the Effective Time but with a payment date prior to surrender.

  (d) No Further Ownership Right in Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article IV (including any cash paid pursuant to this Article IV) will be deemed, to the fullest extent permitted by applicable law, to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the average closing price per share of Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") for the ten trading days immediately prior to the Effective Time, as reported in the New York City edition of The Wall Street Journal.

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the shareholders of the Company for six months following the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash, cash in lieu of fractional shares and any unpaid dividends or other distributions in respect of the Shares represented by such Certificate pursuant to this Agreement.

  4.3 Dissenters' Rights. No Dissenting Shareholder shall be entitled to any portion of the Merger Consideration or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the OGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Sections 1701.85 et seq. of the OGCL with respect to Shares owned by such Dissenting Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration with respect to such Shares as provided in this Article IV. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to shareholders rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the OGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

  4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

  4.5. Treatment of Warrants and WH Options. In consideration of the parties' respective agreements to consummate the Transactions, the Company, Parent and Merger Sub hereby agree as follows:

  (a) Pursuant to the Share Repurchase Agreement, at the Effective Time, the Warrants (as hereinafter defined) shall be cancelled and the Warrant Agreement (as hereinafter defined) shall be terminated.

  (b) Pursuant to that certain letter agreement, dated the date hereof, between the Company and the holder of the WH Options (the "Option Termination Agreement"), the WH Options shall be terminated on the earliest to occur of (i) the acceptance by Merger Sub of Shares for payment in the Offer, or (ii) the Effective Time, in exchange for the payment by the Company to such holder of $1,500,000 in cash.

  4.6. Treatment of the Debentures. The Company's 8% Convertible Subordinated Debentures due October 1, 2006 (the "Debentures") shall be treated as set forth in Section 6.13.

  4.7. NSC Spinoff. Concurrently with the acceptance by Merger Sub of Shares for payment in the Offer, the Company shall pay a pro rata taxable distribution (the "NSC Distribution"), to holders of record of the Shares as of the close of business on the date immediately prior to the date Merger Sub accepts Shares for payment in the Offer, of all of the shares of common stock, par value $0.01 per share, of NSC Corporation held by the Company in a manner reasonably satisfactory to Parent, and the Offer Documents shall not contain any terms or conditions requiring holders of Shares to deliver NSC Corporation shares to Parent. All corporate action on the part of the Company necessary to effect the NSC Distribution shall be taken prior to the date on which Merger Sub accepts Shares for payment pursuant to the Offer. The NSC Distribution is an integral part of the plan of acquisition of the Company by Parent, with the result that for federal income tax purposes the NSC Distribution will be treated as a redemption of a pro rata portion of the Shares held by each holder of Shares under the principle of Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954).

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

  5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

  (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where any failure to be so qualified or in good standing, individually or when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations, each as amended to the date hereof. The Company's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations so delivered are in full force and effect.

  As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that to the extent that any such effect results directly from the public announcement of the transactions contemplated by this Agreement or actions taken by Parent or its Subsidiaries after the date of this Agreement, such effect shall not be considered when determining if a Company Material Adverse Effect has occurred.

  (b) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Shares, of which 27,554,547 Shares were outstanding as of the close of business on January 14, 1998, 1,000,000 shares of

Class A Preferred Stock, par value $10.00 per share, of which no shares were outstanding as of the date of this Agreement, and 1,000,000 shares of Class B Preferred Stock, par value $10.00 per share, of which no shares were outstanding as of the date of this Agreement. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or shares of Class A Preferred Stock or Class B Preferred Stock reserved for issuance, except that, as of January 14, 1998, there were 4,950,000 Shares reserved for issuance pursuant to the Company's 1986 Stock Option Plan, Incentive Stock Plan and Nonqualified Stock Option Plan for Directors, and Shares having a maximum aggregate offering price of $2,400,000 reserved for issuance pursuant to the Company's Directors' Deferred Fee Plan (such plan, collectively with such 1986 Stock Option Plan, Incentive Stock Plan and Nonqualified Stock Option Plan for Directors, the "Stock Plans"), 700,000 Shares subject to issuance upon exercise of the warrants (the "Warrants") issued under the Warrant Agreement, dated May 30, 1995, among the Company, WMX and Rust International Inc., 1,000,000 Shares subject to issuance upon exercise of the options set forth in the First Option Agreement and Second Option Agreement, each dated as of March 28, 1995, between the Company and H. Wayne Huizenga (the "WH Options"), and 2,395,834 Shares subject to issuance pursuant to the Debentures. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder (each of whom is a current or former director, officer or employee of the Company or its Subsidiaries), date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except for the Warrants, the WH Options and the Debentures, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Company is not the beneficial owner of any equity securities, except shares of capital stock of the Company's Subsidiaries.

  (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

  (ii) The board of directors of the Company has received the opinion of its financial advisor, BT Alex. Brown Incorporated, to the effect that the aggregate consideration to be received by the holders of the Shares in the Offer, the Merger and the NSC Distribution is fair from a financial point of view to such holders.

  (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, (B) to comply with state securities or "blue sky" laws, including, without limitation, the filing required by Section 1707.041 of the Ohio Revised Code, and (C) required to be made with the NYSE, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity (each, a

"Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

  (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or the regulations of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation reasonably likely to result in payments made by any party of $1,000,000 or more in any calendar year and not otherwise terminable by the other party thereto on 90 days' or less notice ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non- governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth, to the knowledge of the executive officers of the Company, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

  (e) Company Reports; Financial Statements. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, and (iii) the Company's two Current Reports on Form 8-K dated June 17, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

  (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, and except for the NSC Distribution and the Share Repurchase and the transactions incident thereto, since September 30, 1997 the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by the Company in accounting principles, practices or methods. Since September 30, 1997, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to any of their respective officers or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course of business.

  (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(j)), or any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

  (h) Employee Benefits.

  (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

  (ii) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (w) all Compensation and Benefit Plans are in compliance with all applicable law, including the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (x) each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (y) as of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans; and (z) neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

  (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), except for such instances as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA that would have, individually or in the aggregate, a Company Material Adverse Effect. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

  (iv) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

  (v) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (x) no compensation payable by the Company or its Subsidiaries to any of its employees under any existing Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code; and (y) any amount that could be received (whether in cash or property or the vesting of property) by any employee, officer, director or independent contractor of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (vi) Except as specifically identified in Section 5.1(h) of the Company Disclosure Letter, no Compensation and Benefit Plan provides or will provide welfare benefits to former employees of the Company or any or its Subsidiaries except as required under Code Section 4980B.

  (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

  (j) Environmental Matters. Except as disclosed in the Company Reports and except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (i) the properties currently owned or operated by the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any of its Subsidiaries are not the subject of any pending or, to the knowledge of the executive officers of the Company, threatened investigation or notice from any Governmental Entity alleging the violation of any applicable Environmental Law; (iii) the Company and its Subsidiaries have not received any notice of violation concerning the operation of the business that has not been resolved; (iv) neither the Company nor any Subsidiary is currently subject to any court order, administrative order or consent decree in connection with any Environmental Law; (v) to the knowledge of the executive officers of the Company, the properties currently owned or operated by the Company or any of its Subsidiaries have not been used for the disposal of Hazardous Substances; (vi) to the knowledge of the executive officers of the Company, the properties currently owned or operated by the Company and its Subsidiaries have not had any emissions or discharges of any Hazardous Substances except as permitted under applicable Environmental Laws; (vii) the properties currently owned or operated by the Company or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the present conduct of the business; (viii) there are no circumstances that would reasonably be expected to subject the Company or any of its Subsidiaries to liability under any Environmental Law for the assessment, cleanup, response or removal of any Hazardous Substance at any location; and (ix) in the 12 months prior to the date of this Agreement, the Company and its Subsidiaries have substantially complied at all times with the terms and conditions contained in the "Waste Handling Activities" Section of the Company's June 1997 Contracts Manual. As used herein the term "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction enacted for the protection of the environment, (including air, water, soil and natural resources) or otherwise regulating the use, storage, handling, release or disposal of any hazardous or toxic substance and the term "Hazardous Substance" means any hazardous substance within the meaning of 101(14) of CERCLA, 42 U.S.C. (S) 9601(14) or any other substance listed, defined, designated or classified as hazardous, toxic or radioactive pursuant to any applicable Environmental Law.

  (k) Taxes. Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (i) The Company and its subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of the Company set forth in the Company Reports. The Tax Returns of the Company and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (ii) all material Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (iii) the Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (iv) neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code; (v) the Company has at all times been taxable as a Subchapter C corporation under the Code; (vi) the Company has never been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes; (vii) the Company is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (viii) no liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (ix) all of the U.S. Federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; (x) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full; (xi) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Taxes; (xii) neither the Company nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority relating to a material amount of Taxes; (xiii) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, the Company shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (xiv) (A) no material amount of property of the Company is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no material amount of assets of the Company is subject to a lease under Section 7701(h) of the Code, and (C) the Company is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (xv) immediately following the Merger, the Company will not have any material amount of income or gain that has been deferred under Treasury Regulation
Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

  (l) Labor Matters. Neither the Company nor any of its Subsidiaries is, as of the date hereof, a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, is there pending or, to the knowledge of the executive officers of the Company, threatened, any material labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

  (m) Takeover Statutes. Assuming the accuracy of Parent's representations and warranties contained in Section 5.2(n), the board of directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the control share acquisition provisions codified in Sections 1701.831 et seq. of the OGCL and the moratorium provisions codified in Sections 1704.02 et seq. of the OGCL (each a "Takeover Statute")) or any applicable anti-takeover provision in the Company's articles of incorporation or regulations is applicable to the Company, the Shares or the Transactions, except for the filing required by Section 1707.041 of the Ohio Revised Code.

  (n) Vote Requirements. The affirmative vote of the holders of a majority of the outstanding Shares at the Company Meeting to approve this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement and the transactions contemplated hereby.

  (o) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, at the time such documents are first published, sent or given to the holders of Shares, and at any time they are amended or supplemented, (ii) the Registration Statement (as defined in Section 6.6) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or
(iii) the Proxy Statement (as defined in Section 6.6), at the date it is first mailed to the Company shareholders and Parent stockholders or at the time of the Company Meeting or the Parent Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representations and warranties are made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or contained in the Parent Reports incorporated by reference in the Offer Documents, the Registration Statement or the Proxy Statement.

  (p) Available Funds. The Company has availability under the Revolving Credit Agreement, dated as of May 31, 1995, among the Company, OHM Remediation Services Corp., Citicorp USA, Inc., as administrative agent, Bank of America Illinois, as issuing and paying agent, and the financial institutions listed therein (the "Credit Agreement") to consummate the transactions contemplated by the Share Repurchase Agreement, and has obtained all consents and approvals to permit the transactions contemplated by the Share Repurchase Agreement, and all consents and approvals of the lenders under the Credit Agreement required to permit the transactions contemplated by this Agreement and the Transactions.

  (q) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Union Bancaire Privee International, Inc. and BT Alex. Brown Incorporated as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

  5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub each hereby represents and warrants to the Company that:

  (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.10 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

  (b) Organization, Good Standing and Qualification. Each of Parent and the Subsidiaries of Parent listed in Section 5.2(b) of the Parent Disclosure Letter is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where any failure to be so qualified or in such good standing, individually or when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations, each as amended to the date hereof. Parent's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations so delivered are in full force and effect.

  As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole provided, however, that to the extent that any such effect results directly from the public announcement of the transactions contemplated by this Agreement or actions taken by the Company or its Subsidiaries after the date of this Agreement, such effect shall not be considered when determining if a Parent Material Adverse Effect has occurred.

  (c) Capital Structure. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, of which 9,733,288 shares were outstanding as of the close of business on January 13, 1998, 45,000 shares of 6% Cumulative Convertible Participating Preferred Stock, par value $100 per share (the "6% Preferred Shares"), of which 45,000 shares were outstanding as of the close of business on January 13, 1998, and 2,055,692 depositary shares, each representing a 1/100th interest in a share of Parent's 7% Cumulative Convertible Exchangeable Preferred Stock, par value $100 (the "7% Preferred Shares" and, collectively with the 6% Preferred Shares, the "Parent Preferred Shares"), of which 20,556 were outstanding as of the close of business on January 13, 1998. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of January 1, 1998, there were 870,253 shares of Parent Common Stock reserved for issuance pursuant to the Parent Compensation and Benefit Plans, 5,625,000 shares of Parent Common Stock subject to issuance upon conversion of the 6% Preferred Shares, 1,889,677 shares of Parent Common Stock subject to issuance upon conversion of the 7% Preferred Shares and 1,889,677 shares of Parent Common Stock subject to issuance pursuant to Parent's 7% Convertible Subordinated Debentures due 2008 (the "Parent Debentures"), 1,250,000 shares of Parent Common Stock purchasable upon exercise of the Warrants issued November 20, 1996 to purchasers affiliated with the Carlyle Group, 65,157 shares of Parent Common Stock issuable pursuant to a litigation settlement and 117,915 shares of Parent Common Stock issuable under an acquisition agreement. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except for the Parent Debentures, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

  (d) Corporate Authority.

  (i) Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to Article IV (the "Parent Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

  (ii) The board of directors of Parent (A) has unanimously approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (B) has received the opinion of its financial advisor, Donaldson Lufkin & Jenrette Securities Corporation, to the effect that the consideration to be paid by Parent pursuant to this Agreement is fair to the Company from a financial point of view.

  (iii) Prior to the Effective Time and subject to obtaining the stockholder approval contemplated by Section 6.4, Parent will have taken all necessary corporate action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

  (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the HSR Act, the Securities Act and the Exchange Act, (B) to comply with state securities or "blue sky" laws, including, without limitation, the filing required by Section 1707.041 of the Ohio Revised Code, and (C) required to be made with the NYSE, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the Offer, the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

  (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the making or consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Section 6.2(e) of the Parent Disclosure Letter sets forth, to the knowledge of the executive officers of Parent, a correct and complete list of Contracts of Parent and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

  (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since March 28, 1997, including (i) Parent's Annual Report on Form 10-K for the year ended March 28, 1997, (ii) Parent's Amendment on Form 10-K/A dated July 28, 1997, (iii) Parent's Quarterly Reports on Form 10-Q for the periods ended June 27, 1997 and September 26, 1997, (iv) Parent's Current Reports on Form 8-K, dated January 17, 1997 and June 19, 1997, (iv) Parent's registration statement on Form S-4 (File No. 333-32219); and (v) Parent's Amendment No. 1 to registration statement on Form S-4 (File No. 333-32219); each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

  (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since September 26, 1997 Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent have knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect;
(ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by Parent in accounting principles, practices or methods.

  (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities of Parent or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the executive officers of Parent have knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

  (i) Employee Benefits.

  (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") and any trust arrangement or insurance contract forming a part of such Parent Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in
Section 5.2(i) of the Parent Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 5.2(i) of the Parent Disclosure Letter.

  (ii) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (w) all Parent Compensation and Benefit Plans are in compliance with all applicable law, including the Code and ERISA; (x) each Parent Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (y) as of the date hereof, there is no pending or, to the knowledge of the executive officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans; and (z) neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either
Section 4975 of the Code or Section 502 of ERISA.

  (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent, except for such instances as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. Parent and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980, except for such instances as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. No notice of a

"reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

  (iv) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of Parent or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans.

  (v) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (x) no compensation payable by Parent or its Subsidiaries to any of its employees under any existing Parent Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the Code; and (y) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer director or independent contractor of Parent or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (vi) Except as specifically identified in Section 5.2(i) of the Parent Disclosure Letter, no Parent Compensation and Benefit Plan provides or will provide welfare benefits to former employees of Parent or any of its Subsidiaries except as required under the Code.

  (j) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. No material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

  (k) Environmental Matters. Except as disclosed in the Parent Reports and except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (i) the properties currently owned or operated by Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent or any of its Subsidiaries are not the subject of any pending or, to the knowledge of the executive officers of the Parent, threatened investigation or notice from any Governmental Entity alleging the violation of any applicable Environmental Law; (iii) Parent and its Subsidiaries have not received any notice of violation concerning the operation of the business that has not been resolved; (iv) neither Parent nor any Subsidiary is currently subject to any court order, administrative order or consent decree in connection with any Environmental Law; (v) to the knowledge of the executive officers of Parent, the properties currently owned or operated by Parent or any of its Subsidiaries have not been used for the disposal of Hazardous Substances; (vi) to the knowledge of the executive officers of Parent, the properties currently owned or operated by Parent and its Subsidiaries have not had any emissions or discharges of any Hazardous Substances except as permitted under applicable Environmental Laws; (vii) the properties currently owned or operated by Parent or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the present conduct of the business; and (viii) there are no circumstances that would reasonably be expected to subject Parent or any of its Subsidiaries to liability under any Environmental Law for the assessment, cleanup, response or removal of any Hazardous Substance at any location.

  (l) Taxes. Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (i) Parent and its Subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of Parent set forth in the Parent Reports. The Tax Returns of Parent and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (ii) all material Taxes which Parent and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (iii) Parent and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Parent or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (iv) neither Parent nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code;
(v) Parent has at all times been taxable as a Subchapter C corporation under the Code; (vi) Parent has never been a member of any consolidated group (other than with Parent and its Subsidiaries) for Tax purposes; (vii) Parent is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (viii) no liens for Taxes exist with respect to any of the assets or properties of Parent, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (ix) all of the U.S. Federal Income Tax Returns filed by or on behalf of each of Parent and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; (x) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full; (xi) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Taxes; (xii) neither Parent nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority relating to a material amount of Taxes; (xiii) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, Parent shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (xiv) (A) no material amount of property of Parent is "tax exempt property" within the meaning of
Section 168(h) of the Code, (B) no material amount of assets of Parent is subject to a lease under Section 7701(h) of the Code, and (C) Parent is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (xv) immediately following the Merger, Parent will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation
Section 1.1502-19.

  (m) Labor Matters. Neither Parent nor any of its Subsidiaries is, as of the date hereof, a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, is there pending or, to the knowledge of the executive officers of Parent, threatened, any material labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.

  (n) Ownership of Shares. Neither Parent nor any of its Subsidiaries is the beneficial owner (as such terms is used for purposes of Rule 13d-3 under the Exchange Act) of any Shares.

  (o) Takeover Statutes. Assuming that neither the Company nor any of its Subsidiaries is the beneficial owner (as such term is used for purposes of Rule 13d-3 under the Exchange Act) of any shares of Parent Common Stock or Parent Preferred Shares, the board of directors of Parent has taken all necessary action to be taken by Parent so that no Takeover Statute or any applicable anti-takeover provision in the Parent's certificate of incorporation or bylaws is applicable to Parent, the Parent Common Stock or the Transactions, except for the filing required by Section 1707.041 of the Ohio Revised Code.

  (p) Vote Requirements. The affirmative vote of the holders of a majority of the shares of Parent Common Stock and 6% Preferred Stock, represented in person or by proxy and voting together as a single class at the Parent Meeting to approve the issuance of shares of Parent Common Stock pursuant to this Agreement, is the only vote of the holders of any class or series of Parent's capital stock necessary in connection with the Transactions.

  (q) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the
Schedule 14D-9, at the time such document is first published, sent or given to the holders of Shares, and at any time it is amended or supplemented, (ii) the Registration Statement (as defined in Section 6.6) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or (iii) the Proxy Statement (as defined in Section 6.6), at the date it is first mailed to the Company shareholders and Parent stockholders or at the time of the Company Meeting or the Parent Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representations and warranties are made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement or contained in the Company Reports incorporated by reference in the Schedule 14D-9, the Registration Statement or the Proxy Statement.

  (r) Available Funds. Parent has available working capital and a commitment from one or more financial institutions that, when funded in accordance with its terms, will in the aggregate provide to Parent the funds necessary to consummate the Offer and the Merger and to pay all fees, expenses and costs in connection with its negotiation, execution and performance of this Agreement.

  (s) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

                                  ARTICLE VI

                                   COVENANTS

  6.1. Company Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the date on which Purchaser Representatives are elected to the Board of Directors of the Company in accordance with Section 1.3(a) hereof and represent at least a majority of such directors (unless Parent or the Company, as the case may be, shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, except as otherwise expressly contemplated by this Agreement and except as set forth in Section 6.1 of the Company Disclosure Letter):

  (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

  (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock in any of its Subsidiaries; (ii) amend the articles or certificate of incorporation or regulations or bylaws of the Company or any of its Subsidiaries; (iii) split, combine or reclassify the outstanding shares of capital stock of the Company or any of its Subsidiaries; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) amend the terms of, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in connection with the Stock Plans or pursuant to the Share Repurchase Agreement, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

  (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Debentures or exercise of the Warrants); (ii) other than in the ordinary and usual course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any indebtedness or other liability in excess of $1,000,000; (iii) make any loans or advances to any person, except to employees in the ordinary course of business consistent with past practice; or (iv) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business consistent with past practice or in amounts less than $200,000 individually and $1,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

  (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) or enter into any new employment or severance agreement with any director, officer or other employee of the Company or of any of its Subsidiaries except (i) with respect to the individuals listed in Section 6.1(d) of the Company Disclosure Letter or (ii) with respect to the renewal of any existing agreement by operation of its terms in the ordinary and usual course of business consistent with past practice;

  (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation, except for settlements or compromises made in the ordinary course of business consistent with past practice involving payments by the Company or any of its Subsidiaries not in excess of $200,000 individually or $1,000,000 in the aggregate, or, except in the ordinary and usual course of business consistent with past practice, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

  (f) neither it nor any of its Subsidiaries shall make any Tax election or agree to an extension of a statute of limitations for any assessments of federal income tax or material state corporate income or franchise tax or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

  (g) neither it nor its Subsidiaries shall take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures;

  (h) neither it nor its Subsidiaries shall take any action that would be reasonably likely to impede or delay the Transactions or adversely affect the parties' ability to consummate the Transactions;

  (i) neither it nor its Subsidiaries shall take any action that would be reasonably likely to diminish the value to the Company of the net operating losses set forth in the September 30, 1997 financial statements included in the Company Reports, except for the consummation of the Transactions; and

  (j) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

  6.2. Parent Interim Operations. Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in Section 6.2 of the Parent Disclosure Letter):

  (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

  (b) it shall not (i) amend the articles or certificate of incorporation or regulations or bylaws of Parent or any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of capital stock of Parent or any of its Subsidiaries; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than regular quarterly cash or "payment in kind" dividends on the Parent Preferred Shares;

  (c) neither it nor its Subsidiaries will take any action that would be reasonably likely to impede or delay the Transactions or adversely affect the parties' ability to consummate the Transactions; and

  (d) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

  6.3. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any officer, director or employee of the Company or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly through another person, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of their respective officers, directors or employees shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly through another person, engage or participate in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors at any time prior to the purchase of Shares pursuant to the Offer from (A) complying with Rule 14e-2 promulgated under the Exchange

Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company, as the case may be, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company (x) determines in good faith, taking into consideration the advice of outside legal counsel, that such action is likely to be required in order for its members to comply with their fiduciary duties under applicable law and (y) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent as promptly as reasonably practicable (and in any event not later than one business day after an inquiry or proposal is made) if any such inquiries or proposals (including the identity of the party making such inquiry or proposal and the terms thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or such representatives.

  6.4. Meeting of the Company's Shareholders. The Company will take, consistent with applicable law and the Company's articles of incorporation and regulations, all action necessary to convene a meeting of holders of Shares (the "Company Meeting") as promptly as practicable to consider and vote upon the adoption of this Agreement. The Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval; provided, however, that if the Board of Directors of the Company determines in good faith, taking into consideration the advice of outside legal counsel, that not recommending or soliciting such approval is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure by the Board of Directors of the Company to recommend or solicit such approval shall not constitute a breach of this Agreement. At any such meeting of the Company, Parent and Merger Sub shall cause all of the Shares acquired in the Offer and any other Shares then owned by the Parent Companies to be voted in favor of this Agreement.

  6.5. Meeting of Parent's Stockholders. If approval of the issuance of shares of Parent Common Stock is required under the rules of the NYSE, Parent will take, consistent with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of its shareholders (the "Parent Meeting") as promptly as practicable to consider and vote upon such issuance. The Board of Directors of Parent shall recommend such approval and Parent shall take all lawful action to solicit such approval; provided, however, that if the Board of Directors of Parent determines in good faith, taking into consideration the advice of outside legal counsel, that not recommending or soliciting such approval is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure by the Board of Directors of Parent to recommend or solicit such approval shall not constitute a breach of this Agreement.

  6.6. Proxy Statement; Registration Statement. As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC under the Securities Act and the Exchange Act and shall use all reasonable efforts to have cleared by the SEC, a proxy statement/prospectus or information statement/prospectus, as appropriate (the "Proxy Statement"), with respect to the Company Meeting and/or the Parent Meeting, including a registration statement (together with any amendments thereto, the "Registration Statement") for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after the Proxy Statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company and Parent shall mail the Proxy Statement to their respective shareholders as of the record date for the Company Meeting or the Parent Meeting, as the case may be. Parent shall take such action as may be required to be taken under applicable state securities or "blue sky" laws in connection with issuance of the shares of Parent Common Stock to be issued in connection with the Merger; provided that Parent shall not be required to become qualified as a foreign corporation in any jurisdiction. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of and adoption of this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith, taking into consideration the advice of outside legal counsel, that for the Proxy Statement not to contain such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure of the Proxy Statement to contain such recommendation shall not constitute a breach of this Agreement.

  6.7. Filings; Other Action; Notification. (a) Subject to the terms and conditions herein provided, the Company and Parent shall promptly make their respective filings and thereafter make any other required submissions under
(i) the HSR Act, (ii) Section 1707.041 of the Ohio Revised Code, and (iii) the other regulatory filings necessary or appropriate in connection with the Offer, the Merger and the other transactions contemplated hereby. The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.7 shall require Parent to offer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale or agreement to sell by the Company of any of its material assets or businesses), or to agree to any material change in or restriction on the operations of any such assets or businesses, or to require, or be construed to require, an offer or agreement that would, in the reasonable judgment of Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Parent and its Subsidiaries after the Merger, taken as a whole in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Entity. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

  (b) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transactions or any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

  (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions.

  (d) Except as required by applicable law and except as expressly contemplated by this Agreement, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, will, and they will not permit any of their respective Subsidiaries to, take any action a purpose of which is to cause (i) any of the representations or warranties of such party set forth in this Agreement that are qualified as to materiality to become untrue, (ii) any of such representations and warranties that are not so qualified to be untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VII not to be satisfied.

  6.8. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

  6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

  6.10. Publicity. The initial press release pertaining to the transactions contemplated by this Agreement shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

  6.11. Benefits.

  (a) Stock Options. Prior to the Effective Time, each holder of a Company Option shall be required to elect between the treatment of their Company Options under the provisions of either paragraph (i) or paragraph (ii) below.

  (i) Prior to the Effective Time, the Company shall take all corporate action necessary to cause each Company Option, whether vested or unvested, exercisable or unexercisable, without any action on the part of the holder (other than an election to be treated under this paragraph) to be converted into the right to receive an amount in cash equal to the product of (x) (1) the excess of $11.50 over (2) the exercise price per Share subject to such Company Option and (y) the number of Shares subject to such Company Option, payable to the holder of such Company Option at any time during the period commencing on the date hereof and ending immediately prior to the Effective Time; provided, that the Company shall be entitled to withhold from such cash payment any amounts required to be withheld by applicable law. Each Company Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment.

  (ii) (A) At the Effective Time, each Company Option, whether vested or unvested, exercisable or unexercisable, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Company Stock equivalent to the number of Shares that could have been purchased immediately prior to the Effective Time under such Company Option multiplied by the Exchange Ratio (without regard to any adjustment thereof and rounded up to the nearest whole number of shares of Parent Company Stock), at a price per share of Parent Company Stock (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the Exchange Ratio (without regard to any adjustment thereof); provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options to which this paragraph (ii) of this Section 6.11 applies by Parent.

  (B) Effective at the Effective Time, Parent shall assume each Company Option to which this paragraph (ii) of this Section 6.11 applies in accordance with the terms of the Stock Plans under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Option to which paragraph (ii) of this Section 6.11 applies appropriate notices setting forth such holders' rights pursuant to the Stock Plans, and the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section
6.11 after giving effect to the Merger and the assumption by Parent as set forth above). To the extent necessary to effectuate the provisions of this
Section 6.11, Parent may deliver new or amended agreements reflecting the terms of each Company Option assumed by Parent.

  (C) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 6.11. Promptly, but in no event later than three business days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, or shall cause such Company Option to be deemed an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form, with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

  (b) Employee Compensation and Benefits. (i) Parent agrees that following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries ("Company Employees") shall become eligible to participate in the employee benefit plans and arrangements maintained by Parent or its Subsidiaries ("Parent Benefit Plans") including, without limitation, severance plans, in the same manner as similarly situated employees of Parent. Parent or its Subsidiaries shall grant the Company Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed in Section 5.1(h)(i) of the Company Disclosure Letter) and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the Effective Date; it being understood that nothing contained herein shall limit or restrict the ability of Parent to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, following the Effective Time.

  (ii) Any pre-existing condition exclusion under any Parent Benefit Plan providing medical or dental benefits shall be waived for any Company Employee who, immediately prior to commencing participation in such Parent

Benefit Plan, was participating in a Company Benefit Plan providing medical or dental benefits and had satisfied any pre-existing condition provision under such Company Benefit Plan. Any expenses that were taken into account under a Company Benefit Plan providing medical or dental benefits in which the Company Employee participated immediately prior to commencing participation in a Parent Benefit Plan providing medical or dental benefits shall be taken into account to the same extent under such Parent Benefit Plan, in accordance with the terms of such Parent Benefit Plan, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions and life-time benefit limits.

  (iii) Parent and the Company agree that, as soon as practicable following the date hereof, for purposes of Section 5(a)(ii) of each employment agreement entered into between the Company and the executives listed in paragraph 12 of
Section 5.1(h)(i) of the Company Disclosure Letter (collectively, the "Employment Agreements"), Price Waterhouse, LLP, who is independent of both Parent and the Company, will be appointed as tax counsel ("Tax Counsel") to make all relevant determinations required by Section 5(a) of the Agreements. It is further agreed that Tax Counsel shall take into account and consider all information provided by the parties, including the assumptions used and the valuations previously prepared by Ernst & Young in connection with Section 5(a) of the Employment Agreements (inclusive of the valuation of the non-competition agreements contained in each Employment Agreement), in making his or her determinations. The determinations of Tax Counsel shall be binding upon the executives and the Company. All fees and expenses of Tax Counsel shall be borne solely by the Company and the Company shall enter into any agreement requested by Tax Counsel in connection with the performance of services under the Employment Agreements. Parent also agrees that, effective as of the Effective Date, Section 5(a) of the Employment Agreements will be amended in the manner set forth in the Company Disclosure Letter.

  (c) Election to Parent's Board of Directors. At the Effective Time of the Merger, Parent shall promptly increase the size of its Board of Directors or exercise its reasonable best efforts to secure the resignation of present directors in order to cause Herbert A. Getz and Richard W. Pogue (the "Nominees") to be appointed to Parent's board of directors and, subject to fiduciary obligations under applicable law, shall use its reasonable best efforts to cause the Nominees to be elected (or remain in office) as directors of Parent (divided as evenly as is possible among classes of directors) at the first annual meeting of stockholders of Parent with a proxy mailing date after the Effective Time.

  6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement and the Registration Statement and printing and mailing such documents shall be borne by Parent.

  6.13. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, which is based in whole or in part on, or arises in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries.

  (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel thereafter incurred in connection with the defense thereof, (ii) the Indemnified Party will cooperate in all respects as reasonably requested by Parent in the defense of any such matter, and in connection therewith shall be entitled to reimbursement by Parent of expenses incurred in connection therewith, and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Parent shall not have any obligation hereunder to any Indemnified Party if a court shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the matter contemplated hereby is prohibited by law. If such indemnity is not available with respect to any Indemnified Party, then Parent and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

  (c) Parent and the Surviving Corporation shall maintain the Company's and its Subsidiaries' existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its commercially reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium; provided further, that, in lieu of maintaining such existing D&O Insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its Subsidiaries, so long as the terms are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. In lieu of the maintenance or purchase of such insurance by Parent or the Surviving Corporation, the Parent or the Surviving Corporation may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under the Company's existing directors' and officers' liability insurance coverage, provided that the total cost of the reporting tail coverage shall not exceed $420,000, and provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof for a period of six years from the Effective Time for any claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving wrongful acts or omissions occurring on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Offer, the Merger and any and all related transactions or related events.

  (d) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates. Nothing in this Section 6.13 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company or any of its Subsidiaries may have by contract or otherwise.

  (e) From and after the Effective Time, the Surviving Corporation shall fulfill, assume and honor in all respects the obligations of the Company pursuant to the Company's articles of incorporation, regulations and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the date of this Agreement. The Company agrees that the indemnification obligations set forth in the Company's articles of incorporation and regulations, in each case as of the date of this Agreement, shall survive the Merger with respect to any matter which is based in whole or in part on, or arises in whole or in part out of the fact that an individual is or was a director or officer of the Company or any of its Subsidiaries prior to the Effective Time.

  (f) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the respective successors and assigns of the Parent and the Surviving Corporation shall assume all of the obligations set forth in this Section.

  6.14. Debentures. Prior to the Effective Time, the Company and Parent shall enter into a supplemental indenture with the Trustee (as defined in the Debentures) pursuant to the indenture under which the Debentures were issued to provide, among other things, that on and after the Effective Time the Debentures will be convertible only into the Merger Consideration.

  6.15. Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

  6.16. Agreement of Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all Persons who are, or may be deemed to be, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (the "Affiliate Agreement") in substantially the form of Annex B hereto.

  6.17. Legal Opinion. The Company shall use its reasonable efforts to cause its Ohio counsel to render to the lenders designated by Parent a (i) written "due incorporation", "due authorization" and "enforceability" opinion with respect to the Company, of this Agreement, the Share Repurchase Agreement and the Option Termination Agreement, (ii) written opinion that Chapter 1704 of the Ohio Revised Code is not applicable to the Transactions and (iii) written "due authorization" opinion by the Company with respect to those certain voting agreements to which the Company and certain shareholders of Parent and the Company are parties, which opinions shall contain assumptions, qualifications and exceptions customarily contained in legal opinions of such firm concerning such matters and shall be limited to the laws of the State of Ohio.

                                  ARTICLE VII

                                  CONDITIONS

  7.1. Conditions to Obligations of Parent and Merger Sub. (a) If Merger Sub shall have purchased Shares pursuant to the Offer, the respective obligations of Parent and Merger Sub to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

    (i) Injunction. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").

    (ii) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

    (iii) Stockholder Approval. (1) This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the Shares, and
  (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.

    (iv) NYSE Listing. The Parent Common Stock to be issued in the Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures have been approved for listing, subject to official notice of issuance, on the NYSE.

  (b) If Merger Sub shall not have purchased Shares pursuant to the Offer, the respective obligations of Parent and Merger Sub to consummate the Merger shall be subject to the fulfilment of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

    (i) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.

    (ii) Performance of Obligations. The Company shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.

    (iii) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (iv) Order. There shall be in effect no Order.

    (v) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

    (vi) Stockholder Approval. (1) This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the Shares, and
  (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.

    (vii) NYSE Listing. The Parent Common Stock to be issued in the Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.

  7.2. Conditions to Obligations of the Company. (a) If Merger Sub shall have purchased Shares pursuant to the Offer, the obligations of the Company to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

    (i) Order. There shall be in effect no Order.

    (ii) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

    (iii) Stockholder Approval. (1) This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the Shares, and
  (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.

    (iv) NYSE Listing. The Parent Common Stock to be issued in the Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.

  (b) If Merger Sub shall not have purchased Shares pursuant to the Offer, the obligations of the Company to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company, as the case may be, to the extent permitted by applicable law:

    (i) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer and chief financial officer of Parent to such effect.

    (ii) Performance of Obligations. Parent and Merger Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of the chief executive officer and chief financial officer of Parent to such effect.

    (iii) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (iv) Order. There shall be in effect no Order.

    (v) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

    (vi) Stockholder Approval. (1) This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the Shares, and
  (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.

    (vii) NYSE Listing. The Parent Common Stock to be issued in the Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.

                                 ARTICLE VIII

                                  TERMINATION

  8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the expiration or termination of the Offer, before or after the approval by holders of Shares, by the mutual consent of Parent and the Company, by action of their respective Boards of Directors.

  8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company after June 15, 1998 if, prior thereto, Merger Sub shall not have purchased Shares pursuant to the Offer and the Effective Time shall not have occurred; provided, the party seeking termination shall not have breached its obligations under this Agreement.

  8.3. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the acceptance for payment of Shares pursuant to the Offer, by action of the Board of Directors of Parent, if (x) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to the expiration or termination of the Offer; or (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or the Board of Directors of the Company, upon request by Parent, shall fail to reaffirm such approval or recommendation; or (z) the condition set forth in Section 7.1(b)(i) shall be incapable of being satisfied prior to June 15, 1998; provided that Parent shall not have breached its obligations under this Agreement.

  8.4. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the acceptance for payment of Shares pursuant to the Offer, by action of the Board of Directors of the Company, (x) prior to the expiration or termination of the Offer, if (i) (A) Parent or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Parent or Merger Sub at or prior to the expiration or termination of the Offer, or (B) any representation or warranty of Parent or Merger Sub set forth in this Agreement shall be inaccurate or incomplete in any material respect when made or thereafter and remains inaccurate or incomplete in any material respect, or (C) there shall have occurred any event or events that, individually or in the aggregate, have or are reasonably likely to have a Parent Material Adverse Effect, or (ii) Parent or Merger Sub shall have failed to commence the Offer within the time required in Section 1.1; or (y) if (i) the Board of Directors of the Company receives an unsolicited written offer with respect to a merger, consolidation or sale of all or substantially all of the Company's assets or an unsolicited tender or exchange offer for the Shares is commenced, and the Board of Directors of the Company (A) determines in good faith, taking into consideration the advice of outside legal counsel, that approval, acceptance or recommendation of such transaction is likely to be required in order for the members of the Company's Board of Directors to comply with their fiduciary duties under applicable law, and (B) determines in good faith, after consultation with its financial advisor, that such transaction is a Superior Proposal, and (ii) the Company pays the fee required by Section 8.5(b); or (z) the condition set forth in
Section 7.2(b)(i) shall be incapable of being satisfied prior to June 15, 1998; provided that the Company shall not have breached its obligations under this Agreement. Upon the termination of this Agreement pursuant to this Section, Parent and Merger Sub shall immediately terminate the Offer.

  8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.5(b) below and Section 9.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

  (b) If (x)(i) after the date hereof any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "13(d)(3) Person") shall have become the beneficial owner of a majority or more of the outstanding Shares or any 13(d)(3) Person shall have commenced, or shall have publicly announced an intention to commence, a bona fide tender offer or exchange offer for one third or more of the outstanding Shares, (ii) the Share Number Condition (as defined in Annex A) shall not have been satisfied and the Offer is terminated without the purchase of any Shares thereunder, and (iii) within one year following such termination, the Company shall have entered into an agreement with respect to an Acquisition Proposal with any person or other entity other than Parent or any Person or other entity becomes the beneficial owner of a majority or more of the outstanding Shares, in either case at a price per Share of $11.50 or more, or (y) Parent shall have terminated this Agreement pursuant to Section 8.3(y), or (z) the Company shall have terminated this Agreement pursuant to Section 8.4(y), then (if such fee has not already been paid) the Company shall promptly, but in no event later than two days after the date of such agreement or the effective time of such termination, as the case may be, pay Parent a fee of $15,000,000; provided that no fee shall be paid pursuant to this Section 8.5(b) if Parent shall have materially breached any of its obligations hereunder. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this
Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. on the date such payment was required to be made.

                                  ARTICLE IX

                           MISCELLANEOUS AND GENERAL

  9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.9 (Stock Exchange Listing and De-listing),
6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This
Article IX, the agreements of the Company, Parent and Merger Sub contained in
Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

  9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

  9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

  9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio and the Federal courts of the United States of America located in the State of Ohio solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such an Ohio State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

  if to Parent or Merger Sub:

  James G. Kirk
  International Technology Corporation
  2790 Mosside Boulevard
  Monroeville, PA 15146-2792
  Telecopier: (412) 858-3978

  with a copy to:

  Peter F. Ziegler
  Gibson, Dunn & Crutcher LLP
  333 South Grand Avenue
  Los Angeles, California 90071
  Telecopier: (213) 229-7520

  if to the Company:

  Steven E. Harbour
  OHM Corporation
  5445 Triangle Parkway, Suite 400
  Norcross, Georgia 30092
  Telecopier: (770) 849-3110

  with a copy to:

  Joseph B. Frumkin
  Sullivan & Cromwell
  125 Broad Street
  New York, New York 10004
  Telecopier: (212) 558-3588

  and a copy to:

  Thomas C. Daniels
  Jones Day Reavis & Pogue
  North Point
  901 Lakeside Avenue
  Cleveland, Ohio 44114
  Telecopier: (216) 579-0212

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

  9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Share Repurchase Agreement, the Company Voting Agreement and Parent Voting Agreement, and the Option Termination Agreement and the Confidentiality Agreement, dated September 25, 1997, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

  9.8. No Third Party Beneficiaries. Except as provided in Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

  9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          OHM CORPORATION

                                                   /s/ James L. Kirk
                                          By: _________________________________
                                             Name:  James L. Kirk
                                             Title: Chairman, President and
                                                    Chief Executive Officer


                                          INTERNATIONAL TECHNOLOGY CORPORATION

                                                 /s/ Anthony J. DeLuca
                                          By: _________________________________
                                             Name:  Anthony J. DeLuca
                                             Title: President


                                          IT-OHIO, INC.

                                                 /s/ Anthony J. DeLuca
                                          By: _________________________________
                                             Name:  Anthony J. DeLuca
                                             Title: President

                                                                        ANNEX A

                        CERTAIN CONDITIONS OF THE OFFER

  Notwithstanding any other provision of the Offer and provided that (i) the Share Repurchase shall have been completed subject only to the condition that Merger Sub shall have paid for Shares pursuant to the Offer and (ii) Merger Sub shall not be obligated to accept for payment any Shares until expiration or termination of all applicable waiting periods under the HSR Act, Merger Sub shall not be required to accept for payment, or may delay the acceptance for payment for any tendered Shares, or may, subject to the terms and conditions of the Merger Agreement, terminate or amend the Offer as to any Shares not then accepted for payment if 13,933,000 Shares shall not have been properly and validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer (the "Share Number Condition"), or, if on or after January 15, 1998 and prior to the time of acceptance for payment for any of such Shares, any of the following events shall occur:

    (a) the Company shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Merger Agreement and, with respect to any such failure that can be remedied, the failure shall not have been remedied within five business days after Parent has furnished the Company written notice of such failure, or any representation or warranty of the Company set forth in the Merger Agreement shall have been inaccurate or incomplete in any material respect when made or thereafter shall become and remain inaccurate or incomplete in any material respect;

    (b) there shall be instituted or pending any action, litigation, proceeding, investigation or other application (hereinafter, an "Action") before any court of competent jurisdiction or other governmental or regulatory authority, agency or commission in the United States (each a "Governmental Entity") by any Governmental Entity: (i) seeking to prohibit the consummation of the transactions contemplated by the Offer or the Merger; (ii) seeking to prohibit, or impose any material limitations on Parent's or Merger Sub's ownership or operation of all or a material portion of the Company's business or assets, or to compel Parent or Merger Sub to dispose of or hold separate all or a material portion of the Company's business or assets; or (iii) seeking to make the acceptance for payment of, purchase of, or repayment for, some or all of the Shares illegal;

    (c) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed to or become applicable to the Offer or the Merger that results in any of the consequences referred to in clauses (i) through (iii) of paragraph (b) above;

    (d) it shall have been publicly disclosed or Parent shall have otherwise learned that any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent and its Subsidiaries or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 under the Exchange Act) or more than 50% of the outstanding shares, or any person, entity or group shall have entered into a definitive written agreement with the Company with respect to a tender offer or exchange offer for some portion or all of the Shares or a merger, consolidation or other business combination with or involving the Company;

    (e) there shall have occurred any event or events that, individually or in the aggregate, have or are reasonably likely to have a Company Material Adverse Effect;

    (f) the Merger Agreement shall have been terminated by the Company or Parent or Merger Sub in accordance with its terms or Parent or Merger Sub shall have reached an agreement or understanding in writing with the Company providing for a termination or amendment of the Offer or a delay in the acceptance for payment for the Shares; or

    (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index),
  (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks, or any limitation (whether or not mandatory) by any Governmental Entity on, or other event materially adversely affecting, the extension of credit by lending institutions in the United States, or (iii) a commencement of a war or armed hostilities directly or indirectly involving the United States;

which, in the reasonable judgment of Parent and Merger Sub, in any such case, make it inadvisable to proceed with the Offer and/or with the acceptance for payment for Shares.

  The conditions set forth in this paragraph 1 are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to such condition or may be waived by Parent or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in their sole discretion, except as otherwise provided in the Merger Agreement.

                                                                        ANNEX B

                          FORM OF AFFILIATE AGREEMENT

                                                              February   , 1998

International Technology Corporation
2790 Mosside Boulevard
Monroeville, Pennsylvania 15146-2792

Ladies and Gentlemen:

  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of January 15, 1998 (together with any amendments thereto, the "Merger Agreement"), among OHM Corporation, an Ohio corporation (the "Company"), International Technology Corporation, a Delaware corporation ("Parent"), and IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This agreement constitutes the undertakings of the undersigned contemplated by Section 6.16 of the Merger Agreement.

  I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $0.10 per share, of the Company (the "Shares") may be restricted. Nothing herein shall be construed as an admission that I am an affiliate.

  I hereby represent, warrant and covenant to Parent that:

    (a) I have the full power to execute and deliver this agreement and to make the representations and warranties herein and to perform the obligations hereunder;

    (b) I will not sell, transfer or otherwise dispose of any of the shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

    (c) I will not exercise appraisal rights in connection with the Merger.

  Parent agrees to cause either or both of the conditions set forth in Rule 144(c) under the Securities Act to be satisfied at all times during the period prior to the second anniversary of the Effective Time (as defined in the Merger Agreement).

  I hereby acknowledge that except as otherwise provided in the Merger Agreement or in the previous paragraph, Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

  I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock that I receive upon consummation of the Merger and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption from registration. Reference is made to that certain agreement
  dated February   , 1998 between the Holder and the Issuer, a copy of which
  is on file in the principal office of the Issuer."

  Parent agrees to release such stop transfer instructions and to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock free of charge to the holder thereof promptly after the restrictions on transferability of the shares of Parent Common Stock imposed by Rule 145 are no longer applicable or Parent breaches its obligations set forth in the first sentence of the fourth paragraph of this agreement, and after I surrender such certificates to the transfer agent with a request for such removal.

  This agreement shall be binding on successors to Parent and on my heirs, executors and estate.

  I hereby acknowledge that the receipt of this agreement by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and this agreement shall be governed by the laws of the State of Delaware.

                                          Very truly yours,


AGREED:

INTERNATIONAL TECHNOLOGY CORPORATION

By: ___________________________
Name:
Title:

                                                                        ANNEX B

                 [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE]

                                                               January 14, 1998

Board of Directors
International Technology Corporation
2790 Mosside Boulevard
Monroeville, Pennsylvania 15146-2792

Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to International Technology Corporation, a Delaware corporation (the "Company"), of the consideration to be paid by OHM pursuant to the terms of the Agreement and Plan of Merger, dated as of January 15, 1998 (the "Agreement"), among OHM Corporation ("OHM"), OHM and IT-Ohio, Inc. a wholly owned subsidiary of the Company, pursuant to which IT-Ohio, Inc. will be merged (the "Merger") with and into OHM.

  Pursuant to the Agreement, the Company will commence a tender offer (the "Offer") for 13,933,000 outstanding shares (the "Shares") of the common stock, par value $0.10 per share, of OHM ("OHM Common Stock") at a cash price of $11.50 per share. Concurrently with the closing of the Offer, OHM will purchase from Waste Management, Inc. 5,235,381 shares of OHM Common Stock at a cash price of $11.50 per share pursuant to a Share Repurchase Agreement (the "Repurchase") between OHM and Waste Management, Inc. ("WMX"). The Offer is to be followed by the Merger in which each share of OHM Common Stock will be converted into the right to receive (1) 1.394 shares (the "Exchange Ratio") of common stock, $0.01 par value per share, of the Company ("Company Common Stock"); provided that if fewer than 19,168,381 Shares are purchased in the Offer and the Repurchase, then the Exchange Ratio is to be adjusted and will equal the product obtained by multiplying the Exchange Ratio by a fraction,
(i) the numerator of which is equal to (x) the number of Shares issued and outstanding immediately prior to the effective time of the Merger (the "Final Outstanding Number") plus (y) the number of Shares purchased in the Offer and the Repurchase (together the "Purchased Share Number") less (z) 19,168,381 and
(ii) the denominator of which is the Final Outstanding Number and (2) if the Exchange Ratio has been so adjusted, an amount in cash equal to a fraction,
(i) the numerator of which is the product of $11.50 and the amount by which 19,168,381 exceeds the Purchased Share Number and (ii) the denominator of which is the Final Outstanding Number.

  In arriving at our opinion, we have reviewed the draft dated January 13, 1998 of the Agreement, the draft dated January 13, 1998 of the Share Repurchase Agreement and a draft dated January 13, 1998 of the Schedule 14D-1 of the Company, proposed to be filed in connection with the Offer. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and OHM, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of OHM for the period beginning January 1, 1997 and ending December 31, 2000 prepared by the management of the Company and certain financial projections of OHM and OHM, each for the period beginning January 1, 1997 and ending December 31, 2002 prepared by the management of OHM (which, in the case of OHM, were based on OHM management projections referred to above). In addition, we have compared certain financial and securities data of the Company and OHM with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of OHM Common Stock and Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and OHM or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of OHM. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and OHM. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

  Our opinion is necessarily based on economic market, financial and other conditions as they exist, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have the obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Company Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Offer or the Merger on the one hand, and the other business strategies being considered by the Company's Board of Directors, on the other hand nor does it address the Board's decision to proceed with the Offer and the Merger. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services. These services have included a strategic review of the Company which resulted in a $45.0 million investment in the Company by The Carlyle Group for which DLJ received usual and customary advisory compensation.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette

                                                    /s/ Mark A. Pytosh
                                          By: _________________________________
                                                      Mark A. Pytosh
                                                   Senior Vice President

                                                                        ANNEX C

[LOGO OF BT ALEX. BROWN]                                [LOGO OF BANKERS TRUST]


                                                               January 14, 1998

The Board of Directors of
 OHM Corporation
16406 U.S. Route 224 East
Findlay, OH 45840

Dear Sirs:

  OHM Corporation ("OHM" or the "Company"), International Technology Corporation ("Buyer") and IT-Ohio, Inc., a wholly-owned subsidiary of Buyer ("Merger Sub"), proposed to enter into an Agreement and Plan of Merger dated as of January 15, 1998 (the "Agreement"). Pursuant to the Agreement, within five business days thereof, Merger Sub will commence a cash tender offer (the "Offer") to acquire 13,933,000 shares of common stock, par value $0.10 per share (the "Common Stock"), of OHM at a price of $11.50 per share, net to the seller in cash. The Agreement also provides that following the Offer, Merger Sub shall be merged with and into the Company (the "Merger"), and that each outstanding share of Common Stock, other than Excluded Shares (as defined in the Merger Agreement), shall be converted into, and become exchangeable for, the right to receive 1.394 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock"); provided, however, that if the aggregate number of shares of Common Stock accepted for payment and paid for pursuant to the Offer and purchased from Waste Management, Inc. pursuant to the Repurchase Agreement (as defined in the Agreement) is less than 19,168,381 shares of Common Stock, then the Exchange Ratio shall be adjusted downward, as provided in the Agreement, and if so adjusted, each outstanding share of Common Stock shall be converted into, and become exchangeable for, the right to receive a combination of Buyer Common Stock and cash. Pursuant to the Agreement, concurrently with the acceptance by Merger Sub of shares of the Common Stock for payment in the Offer, the Company shall pay a pro rata taxable distribution to holders of record of the Common Stock as of the close of business on the date prior to the date Merger Sub accepts Common Stock for payment in the Offer, of all of the shares of common stock, par value $0.01 per share, of NSC Corporation ("NSC") held by the Company (the "NSC Distribution"). You have requested our opinion as to whether the aggregate consideration to be received by the holders of the Common Stock in the Offer, the Merger and the NSC Distribution is fair, from a financial point of view, to such holders.

  BT Alex. Brown Incorporated ("BT Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations of estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the transactions described above. We have also served as a managing underwriter in the follow-on public offering of the Common Stock of the Company in December, 1993, and have acted as financial advisor to the Company in connection with other matters. BT Alex. Brown regularly publishes research reports regarding the environmental services industry and the businesses and securities of the Company and other publicly owned companies in the environmental services industry. In the ordinary course of business, BT Alex. Brown may actively trade the securities of both the Company and the Buyer for our own account and the account for our customers and, accordingly, may at any time hold a long or short position in securities of the Company and the Buyer.

  In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning the Company and Buyer and certain internal analyses and other information furnished to us by the Company and Buyer. We have also held discussions with the members of the senior managements of the Company and Buyer regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of the Company, Buyer and NSC, (ii) compared certain financial and stock market information for the Company, Buyer and NSC with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) performed a discounted cash flow analysis; (v) reviewed the terms of the Agreement, and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of the Company and Buyer, we have assumed that such information reflects the best currently available judgments and estimates of the managements of the Company and Buyer as to the likely future financial performances of their respective companies. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of the Company and Buyer, nor have we been furnished with any such evaluations or appraisals. Further, we have not made an independent evaluation or appraisal of the liabilities (including environmental liabilities) of the Company or the Buyer. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of the Company and do not constitute a recommendation to the Company's stockholders as to whether to tender their shares in the Offer or how they should vote at the stockholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to the Company's Schedule l4D-9 in connection with the Offer and to any proxy or registration statement distributed in connection with the Merger.

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the aggregate consideration to be received by the holders of the Common Stock in the Offer, the Merger and the NSC Distribution is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          BT ALEX. BROWN INCORPORATED

                                          /s/ BT Alex. Brown Incorporated
                                          _____________________________________

                                                                        ANNEX D

                   EXCERPT FROM OHIO GENERAL CORPORATION LAW
                         RELATING TO APPRAISAL RIGHTS

  1701.84 DISSENTING SHAREHOLDERS ENTITLED TO RELIEF.--The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

    (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised
  Code;

    (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

    (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

    (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

    (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

  1701.85 RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION; PROCEDURES.--
(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of shares.

  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity; whether the demand is served before, on, or after the effective date of the merger or consolidation.

  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

  (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

  (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

  (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

    (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

    (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

    (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

    (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

  (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, finds and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, who are or were a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by Delaware law; (ii) the Registrant will pay all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by law, any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with any other person for any such expenses to the fullest extent permitted by law;
(iv) the Registrant may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS.

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
     2.1     Agreement and Plan of Merger, dated as of January 15, 1998, among
             OHM Corporation, the Registrant and IT-Ohio, Inc.(1)
     2.2     Amended and Restated Share Repurchase Agreement, dated as of
             February  , 1998, among OHM Corporation, Waste Management, Inc.,
             Rust International, Inc. and the Registrant.*
     2.3     Parent Voting Agreement, dated as of January 15, 1998, among the
             Registrant, certain stockholders of the Registrant and OHM
             Corporation.(1)

  2.4  Amended and Restated Company Voting Agreement, dated as of February   ,
       1998, among the Registrant, OHM Corporation and certain shareholders of
       OHM Corporation.*
  3.1  Certificate of Incorporation of the Registrant as amended by Amendment to Certificate of Incorporation filed September 17, 1987, with Delaware
       Secretary of State.(2)
  3.2  Amended and Restated Bylaws of the Registrant as amended through June
       20, 1997.(3)
  4.1  Certificate of Designations with respect to the Registrant's 7%
       Cumulative Convertible Exchangeable Preferred Stock, $100 par value.(4)
  4.2  Certificate of Designations, Preferences and Relative, Participating,
       Optional and Other Special Rights and Qualifications, Limitations and
       Restrictions Thereof of Cumulative Convertible Participating Preferred
       Stock of the Registrant, issued November 20, 1996.(5)
  4.3  Indenture for the Registrant's 7% Convertible Subordinate Debentures Due
       2008.(4)
  5.1  Opinion of Gibson, Dunn & Crutcher LLP.*
  8.1  Opinion of Sullivan & Cromwell.*
 10.1  Credit Agreement among IT Corporation, the Several Lenders from Time to
       Time Parties Hereto and The Chase Manhattan Bank (formerly Chemical
       Bank), as Administrative Agent, dated as of October 24, 1995.(6)
 10.2  Note Purchase Agreement dated as of October 24, 1995 for IT Corporation
       8.67% Guaranteed Senior Secured Notes due October 30, 2003.(6)
 10.3  Master Collateral and Intercreditor Agreement dated as of October 24,
       1995 among Certain Participating Creditors of IT Corporation and
       Chemical Bank, as Collateral Agent.(6)
 10.4  Amendment No. 1 dated. as of January 5, 1996 to the Credit Agreement dated as of October 24, 1995 among IT Corporation, the Lenders party thereto, and Chemical Bank, as Administrative Agent.(7)
 10.5  Amendment No. 1 dated as of January 5, 1996 to the several Note Purchase
       Agreements, each dated as of October 24, 1995 between IT Corporation and the respective Purchasers party thereto.(7)
 10.6  Second Amendment to Credit Agreement, Master Collateral and
       Intercreditor Agreement and Note Purchase Agreement, dated as of October
       30, 1996, among the Lenders, Participating Creditors and
       IT Corporation.(1)
 10.7  Asset Transfer Agreement among MetPath Inc., the Registrant and IT
       Corporation dated as of May 2, 1994.(8)
 10.8  Amended and Restated Shareholders' Agreement between Corning
       Incorporated, the Registrant, IT Corporation and Quanterra Incorporated,
       dated January 1, 1996.(9)
 10.9  Amended and Restated Equity Investors' Undertaking, dated January 19,
       1996, from the Equity Investors in favor of Quanterra Incorporated,
       Citibank, N.A., and Citicorp USA, Inc.(9)
 10.10 Agreement, dated January 19, 1996, related to the ownership of IT
       Corporation, Corning Clinical Laboratories Inc., and Corning
       Incorporated in Quanterra Incorporated.(9)
 10.11 Securities Purchase Agreement dated as of August 28, 1996 between the
       Registrant and certain Purchasers identified therein affiliated with The
       Carlyle Group (5), including agreement by and between The Carlyle Group and the Registrant re financial advisory and investment banking fees.
 10.12 Amendment No. 1, dated November 20, 1996, to Securities Purchase
       Agreement dated August 28, 1996, by and among the Registrant and certain
       Purchasers identified therein affiliated with The Carlyle Group.(10)
 10.13 Form of Warrant Agreement by and among the Registrant and certain
       Warrant Holders defined herein affiliated with The Carlyle Group, dated as of November 20, 1996.(5)
 10.14 Form of Registration Rights Agreement by and among the Registrant and certain Investors affiliated with The Carlyle Group, dated November 20,
       1996.(5)

 10.15 Non-Employee Directors' Retirement Plan, as amended and restated June 2,
       1994 (9)(10), as amended by the Amended and Restated Non-Employee
       Directors Retirement Plan, Amendment No. 5, dated November 20, 1996.(11)
 10.16 Description of the Special Turn-a-Round Plan (Fiscal Year 1995
       Management Incentive Plan) of the Registrant.(8)(11)
 10.17 1983 Stock Incentive Plan, as amended.(11)(13)
 10.18 1991 Stock Incentive Plan (7)(11) as modified by waiver dated November
       20, 1996, by certain former Non-Employee Directors, in favor of the registrant.(11)
 10.19 1996 Stock Incentive Plan.(11)(18)
 10.20 Fiscal Year 1997 Management Incentive Plan.(11)
 10.21 Fiscal Year 1998 Management Incentive Plan.(11)
 10.22 Separation Agreement dated July 24, 1996 between Robert B. Sheh and the
       Registrant.(11)(14)
 10.23 Separation Agreement dated October 1, 1995 between Larry M. Hart and the
       Registrant.(11)(14)
 10.24 Retirement Agreement dated March 3, 1994 between Murray H. Hutchison and the Registrant, (8)(11) as amended by First Amendment dated January 6,
       1995 to the Retirement Agreement dated March 3, 1994 between Murray H.
       Hutchison and the Registrant.(11)(15)
 10.25 Separation Agreement dated as of September 30, 1996 between Eric
       Schwartz and the Registrant.(4)(10)
 10.26 Retirement Plan of IT, 1993 Restatement.(11)(12)
 10.27 Amendment Number One to IT Corporation Retirement Plan, dated as of July
       1, 1995.(11)(16)
 10.28 Amendment Number Two to IT Corporation Retirement Plan, dated as of
       October 1, 1995.(11)(16)
 10.29 Amendment Number Three to IT Corporation Retirement Plan, dated as of
       July 15, 1996.(11)(17)
 10.30 Amendment Number Four to IT Corporation Retirement Plan, dated as of
       February 1, 1997.(11)
 10.31 Amendment Number Five to IT Corporation Retirement Plan, dated as of May
       13, 1997.(11)
 10.32 Executive Stock Purchase Interest Reimbursement Plan, approved September
       6, 1995.(7)(11)
 10.33 Executive/Directors Deferred Compensation Plan, effective January 1,
       1996.(7)(11)
 10.34 Executive Restoration Plan, effective July 1, 1995 as amended through
       May 13, 1997.(7)(11)
 10.35 1997 International Technology Corporation Non-Employee Directors Stock
       Plan--Director Fees, dated as of February 26, 1997.(11)(17)
 10.36 Employment Agreement, dated as of November 20, 1996, by and between the
       Registrant, IT Corporation, and Anthony J. DeLuca.(11)
 10.37 Employment Agreement, dated as of November 20, 1996, by and between the
       Registrant, IT Corporation, and Franklin E. Coffman.(11)
 10.38 Employment Agreement, dated as of November 20, 1996, by and between the
       Registrant, IT Corporation, and James R. Mahoney.(11)
 10.39 Employment Agreement, dated as of November 20, 1996, by and between the
       Registrant, IT Corporation, and Raymond J. Pompe.(11)
 10.40 Credit Agreement, dated as of February   , 1998, among the Registrant,
       IT Corporation, IT-Ohio, Inc., the Lenders party thereto, the Issuing
       Banks party thereto, Citicorp USA, Inc., as Administrative Agent, and
       BankBoston, N.A., as Documentation Agent.*
 15.1  Acknowledgement of Ernst & Young LLP
 23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
 23.2  Consent of Sullivan & Cromwell (included in Exhibit 8.1).
 23.3  Consent of Ernst & Young LLP, independent auditors.

 24.1 Power of Attorney (included on Page II-6).
 99.1 Form of International Technology Corporation proxy card.
 99.2 Form of OHM Corporation proxy card.

--------
  *  To be filed by amendment
 (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 filed January 15, 1998.
 (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 28, 1997 (No. 1-9037)
 (3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988
 (4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988)
 (5) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form 8-K dated September 20, 1996
 (6) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 1995.
 (7) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 29, 1996.
 (8) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1994.
 (9) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1995.
(10) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1996.
(11) Filed as a management compensation plan or arrangement per Item 14(a)(3) of the Securities Exchange Act.
(12) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1995.
(13) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993.
(14) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's report on Form 10-K/A, Amendment No. 1, dated July 29, 1996, to the Annual Report of Form 10-K for the year ended March 29, 1996.
(15) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994.
(16) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-00651).
(17) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-26143).
(18) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-28721).
(19) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K, dated January 17, 1997.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 1l, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and OHM being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONROEVILLE, COMMONWEALTH OF PENNSYLVANIA, ON THIS 10TH DAY OF FEBRUARY, 1998.

                                       International Technology Corporation

                                                   /s/ Anthony J. DeLuca
                                          By: _________________________________
                                                    ANTHONY J. DELUCA,
                                                Chief Executive Officer and
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS ANTHONY J. DELUCA AND JAMES G. KIRK, AND EACH OF THEM, AS HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE FOREGOING, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Daniel A. D'Aniello         Chairman of the           February 10, 1998
-------------------------------------   Board of Directors
         DANIEL A. D'ANIELLO


        /s/ Anthony J. DeLuca          Director, Chief           February 10, 1998
-------------------------------------   Executive Officer
          ANTHONY J. DELUCA             and President
                                        (Principal
                                        Executive Officer)


         /s/ Philip B. Dolan           Director                  February 10, 1998
-------------------------------------
           PHILIP B. DOLAN


        /s/ E. Martin Gibson           Director                  February 10, 1998
-------------------------------------
          E. MARTIN GIBSON


         /s/ James C. McGill           Director                  February 10, 1998
-------------------------------------
           JAMES C. MCGILL


       /s/ Robert F. Pugliese          Director                  February 10, 1998
-------------------------------------
         ROBERT F. PUGLIESE


       /s/ James David Watkins         Director                  February 10, 1998
-------------------------------------
         JAMES DAVID WATKINS


         /s/ Harry J. Soose            Vice President,           February 10, 1998
-------------------------------------   Finance/ Controller
           HARRY J. SOOSE               (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)


                               INDEX TO EXHIBITS

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                        DESCRIPTION                            PAGE
 -------                       -----------                        ------------
   2.1   Agreement and Plan of Merger, dated as of January 15,
         1998, among OHM Corporation, the Registrant and IT-
         Ohio, Inc.(1)
   2.2   Amended and Restated Share Repurchase Agreement, dated
         as of February   , 1998, among OHM Corporation, Waste
         Management, Inc., Rust International, Inc. and the
         Registrant.*
   2.3   Parent Voting Agreement, dated as of January 15, 1998,
         among the Registrant, certain stockholders of the
         Registrant and OHM Corporation.(1)
   2.4   Amended and Restated Company Voting Agreement, dated
         as of February   , 1998, among the Registrant, OHM
         Corporation and certain shareholders of OHM
         Corporation.*
   3.1   Certificate of Incorporation of the Registrant as
         amended by Amendment to Certificate of Incorporation
         filed September 17, 1987, with Delaware Secretary of
         State.(2)
   3.2   Amended and Restated Bylaws of the Registrant as
         amended through June 20, 1997.(3)
   4.1   Certificate of Designations with respect to the
         Registrant's 7% Cumulative Convertible Exchangeable
         Preferred Stock, $100 par value.(4)
   4.2   Certificate of Designations, Preferences and Relative,
         Participating, Optional and Other Special Rights and
         Qualifications, Limitations and Restrictions Thereof
         of Cumulative Convertible Participating Preferred
         Stock of the Registrant, issued November 20, 1996.(5)
   4.3   Indenture for the Registrant's 7% Convertible
         Subordinate Debentures Due 2008.(4)
   5.1   Opinion of Gibson, Dunn & Crutcher LLP.*
   8.1   Opinion of Sullivan & Cromwell.*
  10.1   Credit Agreement among IT Corporation, the Several
         Lenders from Time to Time Parties Hereto and The Chase
         Manhattan Bank (formerly Chemical Bank), as
         Administrative Agent, dated as of October 24, 1995.(6)
  10.2   Note Purchase Agreement dated as of October 24, 1995
         for IT Corporation 8.67% Guaranteed Senior Secured
         Notes due October 30, 2003.(6)
  10.3   Master Collateral and Intercreditor Agreement dated as
         of October 24, 1995 among Certain Participating
         Creditors of IT Corporation and Chemical Bank, as
         Collateral Agent.(6)
  10.4   Amendment No. 1 dated. as of January 5, 1996 to the
         Credit Agreement dated as of October 24, 1995 among IT
         Corporation, the Lenders party thereto, and Chemical
         Bank, as Administrative Agent.(7)
  10.5   Amendment No. 1 dated as of January 5, 1996 to the
         several Note Purchase Agreements, each dated as of
         October 24, 1995 between IT Corporation and the
         respective Purchasers party thereto.(7)
  10.6   Second Amendment to Credit Agreement, Master
         Collateral and Intercreditor Agreement and Note
         Purchase Agreement, dated as of October 30, 1996,
         among the Lenders, Participating Creditors and IT
         Corporation.(1)
  10.7   Asset Transfer Agreement among MetPath Inc., the
         Registrant and IT Corporation dated as of May 2,
         1994.(8)
  10.8   Amended and Restated Shareholders' Agreement between
         Corning Incorporated, the Registrant, IT Corporation
         and Quanterra Incorporated, dated January 1, 1996.(9)

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  10.9   Amended and Restated Equity Investors' Undertaking,
         dated January 19, 1996, from the Equity Investors in
         favor of Quanterra Incorporated, Citibank, N.A., and
         Citicorp USA, Inc.(9)
  10.10  Agreement, dated January 19, 1996, related to the
         ownership of IT Corporation, Corning Clinical
         Laboratories Inc., and Corning Incorporated in
         Quanterra Incorporated.(9)
  10.11  Securities Purchase Agreement dated as of August 28,
         1996 between the Registrant and certain Purchasers
         identified therein affiliated with The Carlyle Group
         (5), including agreement by and between The Carlyle
         Group and the Registrant re financial advisory and
         investment banking fees.
  10.12  Amendment No. 1, dated November 20, 1996, to Securities
         Purchase Agreement dated August 28, 1996, by and among
         the Registrant and certain Purchasers identified
         therein affiliated with The Carlyle Group.(10)
  10.13  Form of Warrant Agreement by and among the Registrant and certain Warrant Holders defined herein affiliated
         with The Carlyle Group, dated as of November 20,
         1996.(5)
  10.14  Form of Registration Rights Agreement by and among the
         Registrant and certain Investors affiliated with The
         Carlyle Group, dated November 20, 1996.(5)
  10.15  Non-Employee Directors' Retirement Plan, as amended and restated June 2, 1994 (9)(10), as amended by the
         Amended and Restated Non-Employee Directors Retirement
         Plan, Amendment No. 5, dated November 20, 1996.(11)
  10.16  Description of the Special Turn-a-Round Plan (Fiscal
         Year 1995 Management Incentive Plan) of the
         Registrant.(8)(11)
  10.17  1983 Stock Incentive Plan, as amended.(11)(13)
  10.18  1991 Stock Incentive Plan (7)(11) as modified by waiver dated November 20, 1996, by certain former Non-Employee
         Directors, in favor of the registrant.(11)
  10.19  1996 Stock Incentive Plan.(11)(18)
  10.20  Fiscal Year 1997 Management Incentive Plan.(11)
  10.21  Fiscal Year 1998 Management Incentive Plan.(11)
  10.22  Separation Agreement dated July 24, 1996 between Robert
         B. Sheh and the Registrant.(11)(14)
  10.23  Separation Agreement dated October 1, 1995 between
         Larry M. Hart and the Registrant.(11)(14)
  10.24  Retirement Agreement dated March 3, 1994 between Murray
         H. Hutchison and the Registrant, (8)(11) as amended by
         First Amendment dated January 6, 1995 to the Retirement
         Agreement dated March 3, 1994 between Murray H.
         Hutchison and the Registrant.(11)(15)
  10.25  Separation Agreement dated as of September 30, 1996 between Eric Schwartz and the Registrant.(4)(10)
  10.26  Retirement Plan of IT, 1993 Restatement.(11)(12)
  10.27  Amendment Number One to IT Corporation Retirement Plan,
         dated as of July 1, 1995.(11)(16)

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  10.28  Amendment Number Two to IT Corporation Retirement Plan,
         dated as of October 1, 1995.(11)(16)
  10.29  Amendment Number Three to IT Corporation Retirement
         Plan, dated as of July 15, 1996.(11)(17)
  10.30  Amendment Number Four to IT Corporation Retirement
         Plan, dated as of February 1, 1997.(11)
  10.31  Amendment Number Five to IT Corporation Retirement
         Plan, dated as of May 13, 1997.(11)
  10.32  Executive Stock Purchase Interest Reimbursement Plan,
         approved September 6, 1995.(7)(11)
  10.33  Executive/Directors Deferred Compensation Plan,
         effective January 1, 1996.(7)(11)
  10.34  Executive Restoration Plan, effective July 1, 1995 as amended through May 13, 1997.(7)(11)
  10.35  1997 International Technology Corporation Non-Employee
         Directors Stock Plan--Director Fees, dated as of
         February 26, 1997.(11)(17)
  10.36  Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Anthony
         J. DeLuca.(11)
  10.37  Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and
         Franklin E. Coffman.(11)
  10.38  Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and James
         R. Mahoney.(11)
  10.39  Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Raymond
         J. Pompe.(11)
  10.40  Credit Agreement, dated as of February   , 1998, among
         the Registrant, IT Corporation, IT-Ohio, Inc., the
         Lenders party thereto, the Issuing Banks party thereto,
         Citicorp USA, Inc., as Administrative Agent, and
         BankBoston, N.A., as Documentation Agent.*
  15.1   Acknowledgement of Ernst & Young LLP
  23.1   Consent of Gibson, Dunn & Crutcher LLP (included in
         Exhibit 5.1).
  23.2   Consent of Sullivan & Cromwell (included in Exhibit
         8.1).
  23.3   Consent of Ernst & Young LLP, independent auditors.
  24.1   Power of Attorney (included on Page II-6).
  99.1   Form of International Technology Corporation proxy
         card.
  99.2   Form of OHM Corporation proxy card.

--------
  *  To be filed by amendment
 (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 filed January 15, 1998.
 (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 28, 1997 (No. 1-9037)
 (3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988
 (4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988)

 (5) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form 8-K dated September 20, 1996
 (6) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 1995.
 (7) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 29, 1996.
 (8) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1994.
 (9) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1995.
(10) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1996.
(11) Filed as a management compensation plan or arrangement per Item 14(a)(3) of the Securities Exchange Act.
(12) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1995.
(13) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993.
(14) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's report on Form 10-K/A, Amendment No. 1, dated July 29, 1996, to the Annual Report of Form 10-K for the year ended March 29, 1996.
(15) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994.
(16) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-00651).
(17) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-26143).
(18) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-28721).
(19) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K, dated January 17, 1997.